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                                                                   Exhibit 10.28

                           REVOLVING CREDIT AGREEMENT

                             DATED FEBRUARY 8, 2005

                                      AMONG

                     CRESCENT REAL ESTATE FUNDING VIII, L.P.

                                       AND

                          KEYBANK NATIONAL ASSOCIATION

                           THE OTHER BANKS WHICH ARE A
                             PARTY TO THIS AGREEMENT

                                       AND

                          OTHER BANKS WHICH MAY BECOME
                            PARTIES TO THIS AGREEMENT

                                       AND

              KEYBANK NATIONAL ASSOCIATION, AS ADMINISTRATIVE AGENT

                                       AND

           DEUTSCHE BANK TRUST COMPANY AMERICAS, AS SYNDICATION AGENT

                                       AND

                             KEYBANC CAPITAL MARKETS

                                       AND

                         DEUTSCHE BANK SECURITIES, INC.,

                            AS SOLE CO-LEAD ARRANGERS

                                       AND

                              BANK OF AMERICA, N.A.

                                       AND

                            JPMORGAN CHASE BANK, N.A.

                           AS CO-DOCUMENTATION AGENTS

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                           REVOLVING CREDIT AGREEMENT

      THIS REVOLVING CREDIT AGREEMENT is made the 8th day of February, 2005, by and among CRESCENT REAL ESTATE FUNDING VIII, L.P. (the "Borrower"), a Delaware limited partnership having its principal place of business at 777 Main Street, Suite 2100, Fort Worth, Texas 76102, and KEYBANK NATIONAL ASSOCIATION, a national banking association ("KeyBank"), the other Banks which are a party hereto, and the other lending institutions which may become parties hereto pursuant to Section 18 (the "Banks"), and KEYBANK NATIONAL ASSOCIATION, a national banking association, as Administrative Agent for the Banks (the "Agent").

                                    RECITALS.

      WHEREAS, Borrower has requested that the Banks make available to it a revolving credit facility; and

      WHEREAS, the Banks and the Agent are willing to make a revolving credit facility available to the Borrower on the terms and conditions set forth in this Agreement;

      NOW, THEREFORE, in consideration of the recitals herein and the mutual covenants and agreements contained herein, the parties hereto hereby agree as follows:

Section 1. DEFINITIONS AND RULES OF INTERPRETATION.

      Section 1.1 Definitions. The following terms shall have the meanings set forth in this Section l or elsewhere in the provisions of this Agreement referred to below:

      Adjusted EBITDA. As of the end of any fiscal quarter, the sum of (a) (i)
(A) (1) the aggregate EBITDA attributable to the Office Properties for such quarter and the immediately preceding fiscal quarter calculated for this purpose without including any lease termination fees or insurance or condemnation proceeds otherwise includable therein for such periods in accordance with the definition of EBITDA (for purposes of this definition, such excluded amounts are referred to as "One-Time Receipts"), multiplied by (2) two (2), plus (B) the amount of One-Time Receipts, minus (ii) the Capital Expenditure Reserve for such Office Properties, plus (b) the aggregate EBITDA for the Hotel Properties for such quarter and the three (3) immediately preceding fiscal quarters minus the Capital Expenditure Reserve for such Hotel Properties plus (c) all interest, fees and other amounts (other than principal) received in connection with Eligible Notes Receivable.

      Affiliates. As applied to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with, that Person. For purposes of this definition, "control" (including, with correlative meanings, the terms "controlling", "controlled by" and "under common control with"), as applied to any Person, means (a) the possession, directly or indirectly, of the power to vote ten percent (10%) or more of the stock, shares, voting trust certificates, beneficial interests, partnership interests, member interests or other interests having voting power for the election of directors of such Person or otherwise to direct or cause the direction of the management and policies of that Person, whether through the ownership of voting securities or by contract or otherwise, or (b) the ownership of (i) a general partnership

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interest, (ii) a managing member's interest in a limited liability company or
(iii) a limited partnership interest or preferred stock (or other ownership interest) representing ten percent (10%) or more of the outstanding limited or general partnership interests, preferred stock or other ownership interests of such Person.

      Agent. KeyBank, acting as Administrative Agent for the Banks, its successors and assigns.

      Agent's Head Office. The Agent's head office located at 127 Public Square, Cleveland, Ohio 44114-1306, or at such other location as the Agent may designate from time to time by notice to the Borrower and the Banks.

      Agent's Special Counsel. McKenna Long & Aldridge LLP or such other counsel as may be approved by the Agent.

      Agreement. This Revolving Credit Agreement, including the Schedules and Exhibits hereto.

      Agreement Regarding Fees. That certain Agreement Regarding Fees and Accordion between the Borrower and KeyBank dated of even date herewith.

      Appraisal. An MAI appraisal of the value of a Property, determined on a fair value basis, performed by an independent appraiser selected by the Agent who is not an employee of the Borrower, the Guarantor, Crescent REIT, any of Crescent OP's Subsidiaries, the Agent or a Bank, the form and substance of such appraisal and the identity of the appraiser to be in compliance with the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as amended, the regulations adopted pursuant thereto and all other regulatory laws and policies (both regulatory and internal) applicable to the Banks and otherwise reasonably acceptable to the Agent.

      Appraised Value. The fair market value of a Property determined by the most recent Appraisal of such parcel or update obtained pursuant to this Agreement, subject, however, to such changes or adjustments to the value determined thereby as may be required by the appraisal department of the Agent in its good faith business judgment.

      Authorized Officer. As to any Person, the chief financial or chief accounting officer, treasurer or assistant treasurer of such Person.

      Balance Sheet Date. September 30, 2004 as to Crescent OP, and September 30, 2004 as to the Borrower and Subsidiary Guarantor (as adjusted for purchases and sales subsequent to such date and prior to the date hereof); provided that upon and after availability of the 2004 10-K Report and approval thereof by the Requisite Banks as provided in the definition of "10-K Report", the Balance Sheet Date shall be December 31, 2004.

      Bankruptcy Code. Title 11, U.S.C.A., as amended from time to time or any successor statute thereto.

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      Banks. KeyBank, the other lenders that are a party to this Agreement and any other Person who becomes an assignee of a Bank pursuant to Section 18.

      Bond Indenture. The Indenture dated as of April 15, 2002 among Crescent OP and Crescent Finance Company, as Issuers, and UMB Bank, N.A., as Trustee, relating to the 9.25% Senior Notes due 2009, Series A-1, 9.25% Senior Notes due 2009, Series A-2 and 9.25% Senior Notes due 2009, Series B, as supplemented by that certain First Supplemental Indenture dated as of December 29, 2004 among Crescent OP and Crescent Finance Company, as Issuers, and UMB Bank, N.A., as Trustee, as the same may be amended from time to time.

      Borrower. As defined in the preamble hereto.

      Business Day. Any day on which banking institutions in Cleveland, Ohio are open for the transaction of banking business and, in the case of LIBOR Loans, which also is a LIBOR Business Day.

      Capital Expenditure Reserve. With respect to any Real Estate now or hereafter owned or leased by Crescent OP or any of its Subsidiaries, a reserve for capital expenditures calculated as follows: (a) for office assets, fifty cents ($0.50) multiplied by the Net Rentable Area contained therein; (b) for resort and hotel assets, three and one-half percent (3.5%) of annual Gross Revenues from such assets; and (c) the amount mutually agreed upon in good faith by the Agent and Crescent OP with respect to any other type of Real Estate now or hereafter owned or leased by Crescent OP or any of its Subsidiaries.

      Capitalization Value - Borrower. As of any Financial Statement Date of the Borrower, the sum of the following for the Borrower and the Subsidiary
Guarantors: (a) the Office Properties Capitalization Value, plus (b) the Hotel Properties Capitalization Value, plus (c) the Par Value of Eligible Notes Receivable.

      Capitalization Value - Crescent OP. As of any Financial Statement Date for Crescent OP and its Subsidiaries, the sum of the following (but without duplication):

            (a) the gross acquisition cost to Crescent OP and its Subsidiaries of all income-producing assets of Crescent OP and its Subsidiaries that have not been owned by Crescent OP and its Subsidiaries for a period of at least four (4) full fiscal quarters; plus

            (b) (i)(A)(x)(1) the Consolidated EBITDA of Crescent OP and its Subsidiaries attributable to Held Office Assets for such quarter and the immediately preceding fiscal quarter calculated for this purpose without including any lease termination fees or insurance or condemnation proceeds otherwise includable therein for such periods in accordance with the definition of Consolidated EBITDA (for purposes of this definition, such excluded amounts are referred to as the "One-Time Receipts"), multiplied by (2) two (2) plus (y) the amount of the One-Time Receipts, minus (B) the Capital Expenditure Reserve for such office assets, divided by (ii) 0.0875 (the capitalization rate); plus

            (c) (i)(A) the Consolidated EBITDA of Crescent OP and its Subsidiaries attributable to Held Resort/Hotel Assets for such quarter and the three (3) immediately preceding

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fiscal quarters minus (B) the Capital Expenditure Reserve for such resort or hotel assets, divided by (ii) 0.10 (the capitalization rate); plus

            (d) the Consolidated EBITDA of Crescent OP and its Subsidiaries attributable to Residential Development Assets, Temperature Controlled Logistics Assets and other cash-flowing operating Real Estate directly owned by Crescent OP or its Subsidiaries for such quarter and the three (3) immediately preceding fiscal quarters, divided by 0.11 (the capitalization rate); plus

            (e) Crescent OP's beneficial share of unrestricted Cash and Short Term Investments (i.e., Cash and Short Term Investments that are not pledged or encumbered or the use of which is not restricted by the terms of any document or agreement) of Crescent OP and its Subsidiaries and Unconsolidated Joint Ventures, as of the end of such quarter; plus

            (f) the aggregate book value (on a cost basis) of the Real Estate of Crescent OP and its Subsidiaries under development; plus

            (g) Crescent OP's beneficial interest in the book value (on a cost basis) of the Real Estate of the Unconsolidated Joint Ventures under development; plus

            (h) the aggregate book value of Crescent OP's or its Subsidiaries' interest in notes receivable; plus

            (i) the aggregate book value (on a cost basis) of undeveloped commercial land parcels of Crescent OP and its Subsidiaries.

      Notwithstanding anything herein to the contrary, Capitalization Value - Crescent OP shall not include any assets, income or other value from assets which are pledged for defeasance of Indebtedness.

      Capitalized Lease. A lease under which a Person is the lessee or obligor, the discounted future rental payment obligations under which are required to be capitalized on the balance sheet of the lessee or obligor in accordance with generally accepted accounting principles; provided that if the total of such future rental payment obligations is less than $250,000.00, then such lease shall be treated as an expense of such Person and not as a Capitalized Lease.

      Cash. At any time, the sum of any Person's cash, marketable securities and other cash equivalents, including restricted cash.

      CERCLA. See Section 6.17(a).

      Change of Control. A Change of Control shall exist upon the occurrence of any of the following:

            (a) any Person (including a Person's Affiliates and associates) or group (as that term is understood under Section 13(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and the rules and regulations thereunder) (other than a Permitted Holder) shall have acquired beneficial ownership (within the meaning of Rule 13d-3 under the Exchange

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Act) of a percentage (based on voting power, in the event different classes of stock shall have different voting powers) of the voting stock of Crescent REIT equal to at least thirty percent (30%);

            (b) as of any date a majority of the Board of Directors of Crescent REIT consists of individuals who were not either (i) directors of Crescent REIT as of the corresponding date of the previous year, (ii) selected or nominated to become directors by the Board of Directors of Crescent REIT of which a majority consisted of individuals described in clause (b)(i) above, or
(iii) selected or nominated to become directors by the Board of Directors of Crescent REIT of which a majority consisted of individuals described in clause
(b)(i) above and individuals described in clause (b)(ii), above;

            (c) Crescent REIT fails to directly own, free of any lien, encumbrance or other adverse claim, all of the economic interest and Voting Interest of CREEL;

            (d) CREEL shall fail to be the sole general partner of Crescent OP, shall fail to own such general partnership interest in Crescent OP free of any lien, encumbrance or other adverse claim, or shall fail to control the management and policies of Crescent OP;

            (e) Crescent REIT fails to own, directly or indirectly, free of any lien,encumbrance or other adverse claim, at least seventy-five percent (75%) of the economic interest and Voting Interest of Crescent OP; or

            (f) Crescent OP fails to own, free of any lien, encumbrance or other adverse claim, at least one hundred percent (100%) of the economic interest and Voting Interest of the Borrower and each Subsidiary Guarantor (other than Crescent Spectrum Center); or

            (g) for so long as Crescent Spectrum Center is a Subsidiary Guarantor, Borrower fails to own, free of any lien, encumbrance or other adverse claim (whether on its interest or on that of any Spectrum Entity), at least one hundred percent (100%) of the economic interest and Voting Interest of Crescent Spectrum Center (except for the limited partnership interest in SMA held by outside limited partners as of the date of this Agreement).

      Closing Date. The first date on which all of the conditions set forth in Section 10 and Section 11 have been satisfied.

      Code. The Internal Revenue Code of 1986, as amended.

      Co-Documentation Agents. Bank of America, N.A. and JPMorgan Chase Bank,
N.A.

      Commitment. With respect to each Bank, the amount set forth on Schedule I hereto as the amount of such Bank's Commitment to make or maintain Loans to the Borrower (other than Swing Loans), or purchase participations in Letters of Credit issued by the Issuing Bank to the Borrower, as the same may be reduced from time to time in accordance with the terms of this Agreement.

      Commitment Percentage. With respect to each Bank, the percentage set forth on Schedule I hereto as such Bank's percentage of the aggregate Commitments of all of the Banks.

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      Compliance Certificate. See Section 7.4(d).

      Consolidated or combined. With reference to any term defined herein, that term as applied to the accounts of a Person and its Subsidiaries, consolidated or combined in accordance with generally accepted accounting principles.

      Consolidated EBITDA. With respect to any period of any Person, an amount as of the most recent Financial Statement Date equal to the EBITDA of such Person and its Subsidiaries on a consolidated basis, determined in accordance with generally accepted accounting principles.

      Consolidated Tangible Net Worth. As of any Financial Statement Date, the amount by which Consolidated Total Assets exceeds Consolidated Total Liabilities, and less the sum of:

            (a) the total book value of all assets of a Person and its Subsidiaries properly classified as of such Financial Statement Date as intangible assets under generally accepted accounting principles, including such items as goodwill, the purchase price of acquired assets in excess of the fair market value thereof, trademarks, trade names, service marks, brand names, copyrights, patents and licenses, and rights with respect to the foregoing; plus

            (b) all amounts representing any write-up in the book value of any assets (other than marketable securities) of such Person or its Subsidiaries as of such Financial Statement Date resulting from a revaluation thereof subsequent to the Balance Sheet Date; plus

            (c) all amounts representing minority interests as of such Financial Statement Date which are applicable to third parties.

      Consolidated Total Assets. As of any Financial Statement Date, all assets of a Person and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles. All real estate assets shall be valued on a gross book value basis (that is, an undepreciated cost basis). Crescent OP shall account for its investments which are not consolidated in accordance with the equity method of accounting. Assets which are pledged for defeasance of Indebtedness will be excluded from Consolidated Total Assets.

      Consolidated Total Indebtedness. As of any Financial Statement Date, an amount equal to Consolidated total Indebtedness of a Person and its Subsidiaries.

      Consolidated Total Liabilities. As of any Financial Statement Date, all liabilities of a Person and its Subsidiaries determined on a consolidated basis in accordance with generally accepted accounting principles and all Indebtedness of such Person and its Subsidiaries, whether or not so classified. Indebtedness or other liabilities of a Person and its Subsidiaries that would otherwise be included in Consolidated Total Liabilities that has been defeased in accordance with its terms shall not be deemed part of Consolidated Total Liabilities.

      Contribution Agreement. The Contribution Agreement dated of even date herewith between the Borrower, Crescent OP and the Subsidiary Guarantor a party thereto as of the date hereof, and each other Subsidiary Guarantor which may hereafter become a party thereto.

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      Conversion Request. A notice given by the Borrower to the Agent of its election to convert or continue a Loan in accordance with Section 4.1.

      COPI Share Issuance. The issuance by Crescent REIT of its common shares to the shareholders of Crescent Operating, Inc. in accordance with the Settlement Agreement, dated as of February 14, 2002, among Crescent REIT, Crescent OP, Crescent Operating, Inc. and the other parties thereto, as amended.

      CREEL. Crescent Real Estate Equities, Ltd., a Delaware corporation, having a usual place of business at 777 Main Street, Suite 2100, Fort Worth, Texas 76102.

      Crescent OP. Crescent Real Estate Equities Limited Partnership, a Delaware limited partnership, having a usual place of business at 777 Main Street, Suite 2100, Fort Worth, Texas 76102.

      Crescent OP's Compliance Certificate. The compliance certificate which Crescent OP is required to provide to the Agent pursuant to the terms of its Guaranty.

      Crescent OP's Share of UJV Combined Outstanding Indebtedness. The sum of the products obtained by multiplying each of the Unconsolidated Joint Venture's UJV Combined Outstanding Indebtedness by Crescent OP's respective beneficial fractional interests in each such Unconsolidated Joint Venture.

      Crescent REIT. Crescent Real Estate Equities Company, a Texas real estate investment trust, having a usual place of business at 777 Main Street, Suite 2100, Fort Worth, Texas 76102.

      Crescent Spectrum Center. Crescent Spectrum Center, L.P., a Delaware limited partnership.

      Debt Offering. The issuance and sale to the general public or as a private placement by Crescent OP or Crescent REIT subsequent to the date of this Agreement of any debt securities of Crescent OP or Crescent REIT for cash or the right to receive payment in the future.

      Debt Service. For any period, the sum of all Interest Incurred and mandatory principal payments due and payable during such period (including any payments due under any Capitalized Leases) excluding any balloon payments due upon maturity of any Indebtedness.

      Default. See Section 12.1.

      Distribution. With respect to Crescent REIT, the declaration or payment of any dividend or distribution on or in respect of any shares of any class of capital stock or beneficial interest of Crescent REIT, other than dividends or distributions payable solely in equity securities of Crescent REIT; the purchase, redemption, exchange or other retirement of any shares of any class of capital stock or beneficial interest of Crescent REIT, directly or indirectly through a Subsidiary of Crescent REIT or otherwise; the return of capital by Crescent REIT to its shareholders as such; or any other distribution on or in respect of any shares of any class of capital stock or beneficial interest of Crescent REIT. With respect to Borrower or any Guarantor, the declaration or payment of any distribution of cash or cash flow to the respective

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partners, members or other owners of Borrower or such Guarantor; the return of capital by Borrower or such Guarantor to its respective partners, members or other owners; or any other distribution on or in respect of any partnership, membership or other ownership interests in Borrower or such Guarantor, or the purchase, redemption, exchange or other retirement of any partnership, membership or other ownership interest of any partner, member or other owner of such Borrower or Guarantor, directly or indirectly, by such Borrower or Guarantor, Crescent REIT, or any of their respective Subsidiaries.

      Dollars or $. Dollars in lawful currency of the United States of America.

      Domestic Lending Office. Initially, the office of each Bank designated as such in Schedule I hereto; thereafter, such other office of such Bank, if any, located within the United States that will be making or maintaining Prime Rate Loans.

      Drawdown Date. The date on which any Loan is made or is to be made, and the date on which any Loan is converted or combined in accordance with Section 4.1.

      EBITDA. With respect to any period of any Person or any asset of a Person, an amount as of the most recent Financial Statement Date equal to the sum of the following amounts of such Person or such asset: (a) the Net Income (or Deficit) for such period, plus (b) depreciation and amortization, interest expense, and any extraordinary or non-recurring losses deducted in calculating such Net Income, plus (c) income taxes (other than income taxes (either positive or negative) attributable to extraordinary and non-recurring gains or losses or sales of assets), minus (d) any extraordinary or nonrecurring gains included in calculating such Net Income, all as determined in accordance with generally accepted accounting principles. Notwithstanding the foregoing, for purposes of determining EBITDA attributable to an Office Property or a Hotel Property, (i) income for a Property attributable to leasing commissions or management fees shall be excluded, and (ii) the expense of management fees attributable to a Property shall be calculated based upon the greater of (A) actual property management expenses of such Property or (B) 3.5% of gross receipts from such Property. EBITDA shall not include any income or other items from assets which are pledged for defeasance of Indebtedness.

      Eligible Note Receivable or Eligible Notes Receivable. A loan which satisfies each of the following requirements:

            (a) Such loan shall either be (i) a first priority mortgage loan to a Person other than the Borrower, General Partner, any Guarantor, a Crescent OP Subsidiary or any Affiliate of any thereof originated or purchased by Borrower or a Subsidiary Guarantor, secured by a first mortgage lien on (A) a completed existing resort or hotel asset or office asset located in the United States which is an income producing operating property or (B) a residential development property located in the United States, or (ii) a mezzanine loan to a Person other than the Borrower, General Partner, any Guarantor, a Crescent OP Subsidiary or any Affiliate of any thereof, originated or purchased by Borrower or a Subsidiary Guarantor, secured by (in addition to any other collateral for the loan) a first priority pledge of the equity interests in a special purpose, bankruptcy remote person, which owns, directly or through one or more other special purpose, bankruptcy remote entities (A) a completed existing resort or hotel asset or office asset

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located in the United States which is an income producing operating property or
(B) a residential development property located in the United States;

            (b) Such loan is performing in accordance with its payment terms, and no event of default or other event which would permit the acceleration of such loan shall have occurred under the applicable documents;

            (c) Borrower or the Subsidiary Guarantor, as applicable, is in control of all major decisions with respect to such loan (including the granting of waivers, the execution of amendments, the declaration of defaults and acceleration of such loan, the exercise of remedies and the sale of such loan) subject to customary and reasonable rights of participants in such loan, and there has occurred no event or circumstance which entitles the holder of any loan or interest therein to reduce or stop payments to Borrower or a Subsidiary Guarantor, as applicable, as the holder of such loan or participation interest therein;

            (d) The underlying real estate is subject to no debt or liens securing Indebtedness other than the Eligible Note Receivable, if such loan is a mortgage loan, or a first priority mortgage loan and any senior mezzanine loans made to separate special purpose, bankruptcy remote entities if such Eligible Note Receivable is a mezzanine loan;

            (e) The interest of Borrower or a Subsidiary Guarantor, as applicable, in such loan or any participation interest therein is free and clear of all Liens (and if Borrower or a Subsidiary Guarantor does not own the loan, such loan is free and clear of all Liens) (provided that customary rating agency restrictions on transfers of such loan or interests therein shall not be considered Liens for the purposes of this clause);

            (f) Borrower or such Subsidiary Guarantor shall either (a) own the entire loan free of any participations or other claims, (b) have its own note representing an undivided interest in the entire loan or (c) own a participation interest in such loan subject to a written participation agreement in customary form and otherwise in compliance with the terms of this definition;

            (g) The remaining term to maturity (including any extension options) of such Eligible Note Receivable is not more than five (5) years from the date of the first inclusion of such loan as an Eligible Note Receivable; and

            (h) The outstanding principal balance of such Eligible Note Receivable (plus the outstanding principal balance of the mortgage loan if such Eligible Note Receivable is a mezzanine loan) shall not exceed eighty-five percent (85%) of the value of the underlying real estate, as determined by an MAI appraisal of the value of the related property, determined on a fair value basis not less than three (3) months prior to the date of this Agreement with respect to Eligible Notes Receivable existing as of the date of this Agreement, or three (3) months prior to the addition or substitution of such Eligible Note Receivable pursuant to Section 5.2, as applicable, performed by an independent appraiser reasonably acceptable by the Agent who is not an employee of the Borrower, the Guarantor, Crescent REIT, any of Crescent OP's Subsidiaries, the Agent or a Bank, the borrower under the Eligible Note Receivable or any of its Affiliates, the form and substance of such appraisal and the identity of the appraiser to be in compliance with

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the Financial Institutions Reform, Recovery and Enforcement Act of 1989, as
amended, the regulations adopted pursuant thereto and all other regulatory laws and policies (both regulatory and internal) applicable to the Banks and otherwise reasonably acceptable to the Agent.

References in this Agreement to Eligible Notes Receivable shall refer to the underlying loan as described in this definition and as the context permits or requires, any interest of Borrower or any Subsidiary Guarantor in such loan.

      Employee Benefit Plan. Any employee benefit plan within the meaning of
Section 3(3) of ERISA maintained or contributed to by the Borrower or the Guarantor or any ERISA Affiliate, other than a Multiemployer Plan.

      Environmental Laws. See Section 6.17(a).

      Equity Offering. The issuance and sale to the general public or as a private placement by Crescent OP or Crescent REIT subsequent to the date of this Agreement of any partnership interests or equity securities of Crescent OP or Crescent REIT, as applicable, for cash or the right to receive payment in the future (it being acknowledged that an Equity Offering shall not include (a) the issuance of limited partnership interests in Crescent OP other than for cash to a seller or partner thereof in connection with the acquisition of Real Estate or the conversion thereof into equity securities of Crescent REIT, or (b) the exercise or conversion of options to acquire equity securities of Crescent REIT or Crescent OP or the issuance of restricted stock under incentive compensation plans maintained by Crescent OP or Crescent REIT for itself or its Subsidiaries, directors, officers and employees).

      Equity Ownership Interests. Any and all shares, interests, participations or other equivalents (however designated) of capital stock of a corporation, any and all equivalent ownership interests in a Person (other than a corporation), including partnership interests and limited liability company membership interests, and any and all warrants, rights or options to purchase any of the foregoing (excluding buy/sell arrangements so long as the obligations to purchase the interests in respect thereof are contingent).

      ERISA. The Employee Retirement Income Security Act of 1974, as amended and in effect from time to time.

      ERISA Affiliate. Any Person which is treated as a single employer with the Borrower or the Guarantor under Section 414(b), Section 414(c), Section 414(m) or Section 414(o) of the Code.

      ERISA Reportable Event. A reportable event with respect to a Guaranteed Pension Plan within the meaning of Section 4043 of ERISA and the regulations promulgated thereunder as to which the requirement of notice has not been waived.

      Event of Default. See Section 12.1.

      Existing Letter of Credit. The Letter of Credit issued by Bank of America, N.A. and described on Schedule 2.8 hereto.

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      Excluded Taxes. Collectively, income or franchise taxes imposed on or measured in whole or in part by the Agent or any Bank's overall net income by
(i) any jurisdiction (or political subdivision thereof) in which the Agent or such Bank is organized or maintains its principal office or LIBOR Lending Office, and (ii) any jurisdiction (or political subdivision thereof) in which the Agent or Bank is "doing business" and any taxes which are payable due to non-compliance with Section 18.10 as provided in Section 18.10.

      Facility Outstandings. At any time, without duplication, the aggregate Outstanding Loans plus the Outstanding Letters of Credit.

      Federal Funds Effective Rate. For any day, the rate per annum announced by the Federal Reserve Bank of Cleveland on such day as being the weighted average of the rates on overnight federal funds transactions arranged by federal funds brokers on the previous trading day, as computed and announced by such Federal Reserve Bank in substantially the same manner as such Federal Reserve Bank computes and announces the weighted average it refers to as the "Federal Funds Effective Rate."

      Financial Statement Date. The last day of each fiscal quarter of the reporting Person, being each March 31, June 30, September 30 and December 31.

      Fixed Charges. With respect to Crescent OP and its Subsidiaries for any fiscal period, an amount equal to the sum of the Debt Service of Crescent OP and its Subsidiaries, plus the aggregate Capital Expenditure Reserve, plus the Preferred Distributions of Crescent REIT, Crescent OP and Crescent OP's Subsidiaries. With respect to any Real Estate owned or leased by Crescent OP or its Subsidiaries for less than the full Test Period, the Capital Expenditure Reserve with respect to such Real Estate shall be an amount equal to (a) the Capital Expenditure Reserve applicable to such Real Estate multiplied by (b) a fraction, the numerator of which is the number of days such Real Estate was owned or leased by Crescent OP or its Subsidiaries, and the denominator of which is 365.

      Funds from Operations. With respect to any Person for any fiscal period, the Net Income (or Deficit) of such Person computed in accordance with generally accepted accounting principles, excluding gains (or losses) from sales of property, plus depreciation and amortization, plus (in the case of Crescent OP) the COPI Charge, and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect funds from operations on the same basis.

      generally accepted accounting principles. With respect to any Person, principles that are (a) consistent with the principles promulgated or adopted by the Financial Accounting Standards Board and its predecessors, as in effect from time to time and (b) consistently applied with past financial statements of such Person adopting the same principles; provided that a certified public accountant would, insofar as the use of such accounting principles is pertinent, be in a position to deliver an unqualified opinion (other than a qualification regarding changes in generally accepted accounting principles) as to financial statements in which such principles have been properly applied.

      General Partner. CRE Management VIII, LLC, a Delaware limited liability company, the general partner of the Borrower.

      Gross Revenues. Gross Revenues shall mean, without duplication, all revenues and receipts of any Person from operation of a parcel of Real Estate of which all or any portion thereof is operated as a hotel or resort, or otherwise arising in respect of such parcel of Real Estate which are properly allocable to such parcel of Real Estate for the applicable period in accordance with generally accepted accounting principles, including, without limitation, all hotel receipts, revenues and credit card receipts collected from guest rooms, restaurants and bars (including, without limitation, service charges for employees and staff), meeting rooms, banquet rooms, all rents, revenues and receipts now existing or hereafter arising or created out of the sale, lease, sublease, license, concession or other grant of the right of the possession, use or occupancy of all or any portion of such parcel of Real Estate or personalty located thereon, or rendering of service by such Person or any operator or manager of the hotel or commercial space (including, without limitation, from the rental of any office space, retail space, guest rooms or other space, halls, stores and deposits securing reservations of such space (only to the extent such deposits are not required to be returned or refunded to the depositor)), proceeds from rental or business interruption insurance relating to business interruption or loss of income for the period in question and any other items of revenue which would be included in operating revenues under the Uniform System of Accounts for the Lodging Industry; but excluding proceeds from the sale of furniture, fixtures and equipment, abatements, reductions or refunds of real estate or personal property taxes relating to such parcel of Real Estate, condemnation proceeds, security and other deposits until they are forfeited by the depositor, advance rentals until they are earned, proceeds from a sale, financing or other disposition of such parcel of Real Estate or any part thereof or interest therein, insurance proceeds (other than proceeds from rental or business interruption insurance), capital contributions or loans to such Person and, as reasonably determined by Agent, other non-recurring revenues.

      Guaranteed Pension Plan. Any employee pension benefit plan within the meaning of Section 3(2) of ERISA maintained or contributed to by the Borrower or the Guarantor or any ERISA Affiliate the benefits of which are guaranteed on termination in full or in part by the PBGC pursuant to Title IV of ERISA, other than a Multiemployer Plan.

      Guarantor. Collectively, Crescent OP and each Subsidiary Guarantor, and individually any one such Guarantor.

      Guaranty. Collectively, the Unconditional Guaranty of Payment and Performance, dated of even date herewith, made by Crescent OP in favor of the Agent and the Banks, the Unconditional Guaranty of Payment and Performance, dated of even date herewith, made by Crescent Spectrum Center and 3930 HHP in favor of the Agent and the Banks, and each Unconditional Guaranty of Payment and Performance which is executed by a Subsidiary Guarantor, as the same may be modified or amended, each such Guaranty to be in form and substance satisfactory to the Agent.

      Hazardous Substances. See Section 6.17(b).

      Held Office Assets. Office assets that have been, directly or indirectly and in whole or in part, owned by Crescent OP or one of its Subsidiaries for a period of at least four (4) full fiscal quarters.

      Held Resort/Hotel Assets. Resort or hotel assets that have been, directly or indirectly and in whole or in part, owned by Crescent OP or one of its Subsidiaries for a period of at least four (4) full fiscal quarters.

      Highest Lawful Rate. With respect to Agent or any Bank, the maximum nonusurious interest rate, if any, that at any time or from time to time may be contracted for, taken, reserved, charged or received on the Obligations under laws applicable to Agent or such Banks which are currently in effect or, to the extent allowed by law, under such applicable laws which may hereafter be in effect and which allow a higher maximum nonusurious interest rate than applicable laws now allow. On each day, if any, that Texas law establishes the Highest Lawful Rate, the Highest Lawful Rate shall be the "weekly ceiling" (as defined in Section 303 of the Texas Finance Code) for that day.

      Hotel Properties. Collectively, the Properties improved primarily with hotel or resort Improvements, which Hotel Properties as of the Closing Date are identified as such on Schedule II.

      Hotel Properties Capitalization Value. For any Hotel Property, as of the end of any fiscal quarter, (a) if such Hotel Property has not been owned or leased by Borrower or a Subsidiary Guarantor for a period of at least four (4) full fiscal quarters, the gross acquisition cost to Borrower or a Subsidiary Guarantor, as applicable, of such Hotel Property, or (b) if such Hotel Property has been owned or leased by Borrower or a Subsidiary Guarantor for a period of at least four (4) full fiscal quarters, (i)(A) the EBITDA attributable to such Hotel Property for such quarter and the three (3) immediately preceding fiscal quarters minus (B) the Capital Expenditure Reserve for such Hotel Property, divided by (ii) 0.10 (the capitalization rate).

      Improvements. For each Property, all improvements now or hereafter located thereon, including, without limitation, those improvements identified on
Schedule II for such Property.

      Increase Notice. See Section 2.10(a).

      Indebtedness. With respect to a Person, at the time of computation thereof, all of the following (without duplication): (a) all obligations of such Person in respect of money borrowed or the deferred purchase price of property or services (other than trade payables incurred in the ordinary course of business and not past due for more than sixty (60) days past the date on which such trade payable was due); (b) all obligations of such Person, whether or not for money borrowed, (i) represented by notes payable or drafts accepted, (ii) evidenced by bonds, debentures, loan agreements, notes or similar instruments, or (iii) with respect to any purchase money, conditional sale, title retention or other similar instrument; (c) all obligations of such Person to purchase, redeem, retire, defease or otherwise make any payment in respect of any mandatorily redeemable stock issued by such Person or any other Person, valued at the greater of its voluntary or involuntary liquidation preference plus accrued and unpaid dividends, (d) all liabilities secured by any mortgage, pledge, security interest, lien, charge or other encumbrance existing on property owned or acquired subject thereto, whether or not the liability secured thereby shall have been assumed or recourse is limited; (e) all guarantees, endorsements and other contingent obligations, whether direct or indirect, in respect of indebtedness or other obligations payable or performable by others (not including obligations under Non-Recourse Carveout Guaranties until a claim is made with respect thereto), including liability as a general partner in respect of liabilities of a partnership in which it is a general partner which would constitute "Indebtedness" hereunder, any obligation to supply funds to or in any manner to invest directly or indirectly in a Person, to maintain working capital or equity capital of a Person or otherwise to maintain net worth, solvency or other financial condition of a Person, to purchase indebtedness, or to assure the owner of indebtedness against loss, including, without limitation, through an agreement to purchase property, securities, goods, supplies or services for the purpose of enabling the debtor to make payment of the indebtedness held by such owner or otherwise, excluding, however, any such guarantees, endorsements and other contingent obligations which when satisfied, funded or vested give rise to corresponding assets under generally accepted accounting principles; (f) the obligation to reimburse the issuer in respect of any letter of credit or obligations under acceptance facilities or similar instruments, and obligations under interest rate swaps and similar agreements; (g) any obligation as a lessee or obligor under a Capitalized Lease; (h) all subordinated debt; (i) all obligations to purchase under agreements to acquire, or otherwise to contribute money with respect to, properties under "development" within the meaning of Section 8.9; and (j) all obligations of a Person in respect of any equity or equity index swap, forward equity transaction, equity or equity index option or any other similar transaction; provided that (x) Indebtedness that would otherwise meet one of the requirements above that has been defeased in accordance with its terms shall not be deemed Indebtedness; and (y) the amount of any obligation under clause (e) shall for the purposes hereof be deemed to be the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such guaranty or contingent liability is made or, if not stated or determinable at the time of determination, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith.

      Interest Incurred. For any period, the sum of all interest due and payable for such period (including amortization of original issue discount and debt issuance costs on any Indebtedness and the interest portion of any deferred payment obligation, calculated in accordance with generally accepted accounting principles, capitalized interest and non-cash interest expenses, all commissions, discounts and other fees and expenses owed with respect to letters of credit and bankers' acceptance financing, the net costs associated with any type of interest rate protection agreements (including caps, swaps, options, futures or similar agreements or arrangements with respect to interest rates) and Indebtedness that is secured by assets of Crescent OP or any of its Subsidiaries, and all but the principal component of rentals in respect of Capitalized Leases paid, accrued or due to be paid or to be accrued by Crescent OP or any of its Subsidiaries). Interest paid on Indebtedness that has been defeased in accordance with its terms shall not be included within Interest Incurred.

      Interest Payment Date. As to each Prime Rate Loan and Swing Loan, the first day of each calendar month, and as to each LIBOR Loan, the last day of the Interest Period for such LIBOR Loan; provided that if such Interest Period is for six months, the Interest Payment Date shall also be the dates that would be
(x) the last day of the Interest Period were such Interest Period a three month Interest Period and (y) the last day of the actual six-month Interest Period.

      Interest Period. With respect to each LIBOR Loan (other than a Swing Loan)
(a) initially, the period commencing on the Drawdown Date of such Loan and ending one, two, three or six months thereafter, and (b) thereafter, each period commencing on the day following the last day of the next preceding Interest Period applicable to such Loan and ending on the last day of one of the periods set forth above, as selected by the Borrower in a Conversion Request; provided that all of the foregoing provisions relating to Interest Periods are subject to the following:

            (A) if any Interest Period with respect to a LIBOR Loan would otherwise end on a day that is not a LIBOR Business Day, that Interest Period shall end and the next Interest Period shall commence on the next preceding or succeeding LIBOR Business Day as determined conclusively by the Reference Bank in accordance with the then current bank practice in London;

            (B)   if the Borrower shall fail to give notice as provided in
Section 4.1, the Borrower shall be deemed to have requested a conversion of the affected LIBOR Loan to a Prime Rate Loan on the last day of the then current Interest Period with respect thereto; and

            (C) no Interest Period relating to any LIBOR Loan shall extend beyond the Maturity Date.

      Investments. With respect to any Person, all shares of capital stock, evidences of Indebtedness and other securities issued by any other Person, all loans, advances, or extensions of credit to, or contributions to the capital of, any other Person, all purchases of the securities or business or integral part of the business of any other Person and commitments and options to make such purchases, all interests in real property, and all other investments; provided, however, that the term "Investment" shall not include (i) equipment, inventory and other tangible personal property acquired in the ordinary course of business, or (ii) current trade and customer accounts receivable for services rendered in the ordinary course of business and payable in accordance with customary trade terms.

      Issuing Bank. KeyBank National Association. Bank of America, N.A. shall be the Issuing Bank as to the Existing Letter of Credit, and upon the satisfaction of the conditions of Section 33, the Eagle Ranch Letter of Credit.

      KeyBank. As defined in the preamble hereto.

      Letter of Credit Fee. See Section 2.8(e).

      Lead Arrangers. KeyBanc Capital Markets and Deutsche Bank Securities, Inc.

      Leases. Leases, licenses and agreements whether written or oral, permitting the use or occupation of space in or on the Real Estate by Persons other than the Borrower, the Guarantor or any Affiliates thereof.

      Letter of Credit. An irrevocable standby letter of credit (or, in the case of the Eagle Ranch Letter of Credit only, an irrevocable direct pay letter of credit) in respect of obligations of the Borrower (or, in the case of the Eagle Ranch Letter of Credit only, a Subsidiary of Crescent

OP) incurred pursuant to contracts made or performance undertaken or to be undertaken in the ordinary course of the Borrower's (or such Subsidiary of Crescent OP's) business which is payable upon presentation of a sight draft and other documents described in the Letters of Credit, if any, as originally issued pursuant to this Agreement, or as amended, modified, extended, reviewed or supplemented.

      Letter of Credit Request. See Section 2.8(a).

      LIBOR. For any LIBOR Loan for any Interest Period, the average rate as shown in Dow Jones Markets (formerly Telerate) (Page 3750) at which deposits in U.S. dollars are offered by first class banks in the London Interbank Market at approximately 11:00 a.m. (London time) on the day that is two (2) LIBOR Business Days prior to the first day of such Interest Period with a maturity approximately equal to such Interest Period and in an amount approximately equal to the amount to which such Interest Period relates, adjusted for reserves and taxes if required by future regulations. If Dow Jones Markets no longer reports such rate or Agent determines in good faith that the rate so reported no longer accurately reflects the rate available to Agent in the London Interbank Market, Agent may select a replacement index. For any period during which a Reserve Percentage shall apply, LIBOR with respect to LIBOR Loans shall be equal to the amount determined above divided by an amount equal to 1 minus the Reserve Percentage.

      LIBOR Business Day. Any day on which commercial banks are open for international business (including dealings in Dollar deposits) in London, England.

      LIBOR Lending Office. Initially, the office of each Bank designated as such in Schedule I hereto; thereafter, such other office of such Bank, if any, that shall be making or maintaining LIBOR Loans.

      LIBOR Loans. Loans bearing interest calculated by reference to LIBOR.

      Liens. See Section 8.2.

      Loan or Loans. An individual loan or the aggregate loans (including Swing Loans), as the case may be, made by the Banks hereunder. Amounts drawn under Letters of Credit, including, without limitation, the Eagle Ranch Letter of Credit, shall also be considered Loans as provided in Section 2.8(f) and Section 33.

      Loan Documents. This Agreement, the Notes, the Guaranty and all other documents, instruments or agreements now or hereafter executed or delivered by or on behalf of the Borrower or a Guarantor in connection with the Loans.

      Loan Request. See Section 2.6.

      Material Adverse Effect. A materially adverse change in or effect on (i) the business, assets, liabilities, financial condition or results of operations of the Borrower and the Subsidiary Guarantors taken as a whole, (ii) the business, assets, liabilities, financial condition or results of operations of Crescent OP, (iii) the ability of the Borrower, a Subsidiary Guarantor or Crescent OP to perform its obligations under any Loan Document to which it is a party, (iv) the validity or enforceability of any of the Loan Documents, or (v) any rights and remedies of the Lenders and the Agent under any of the Loan Documents.

      Maturity Date. December 31, 2006, or such earlier date on which the Loans shall become due and payable pursuant to the terms hereof.

      Multiemployer Plan. Any multiemployer plan within the meaning of Section 3(37) of ERISA maintained or contributed to by the Borrower or any ERISA Affiliate.

      Net Income (or Deficit). With respect to any Person (or any asset of any Person) for any fiscal period ending on a Financial Statement Date, the net income (or deficit) of such Person (or attributable to such asset), before minority interests, after deduction of all expenses, taxes and other proper charges, determined in accordance with generally accepted accounting principles.

      Net Rentable Area. With respect to any Real Estate, the floor area of any buildings, structures or improvements available for leasing to tenants determined in accordance with Crescent OP's standard procedures for such Real Estate of the same type, the manner of such determination to be consistent for all Real Estate unless otherwise approved by the Agent.

      Non-Recourse Carveout Guaranty. With respect to any Non-Recourse Indebtedness, a guaranty for customary exceptions to non-recourse liability for fraud, misapplication of funds, environmental indemnities and other similar exceptions to recourse liability for which liability is limited solely to the loss arising from such act; provided, however, that a Non-Recourse Carveout Guaranty shall not include any exceptions related to bankruptcy, insolvency, receivership or other similar events, or any other event which may result in full recourse for the underlying Indebtedness.

      Non-Recourse Indebtedness. Indebtedness of Crescent OP or a Subsidiary of Crescent OP which is secured by one or more parcels of Real Estate and related personal property or interests therein and Short-term Investments and is not a general obligation of Crescent OP or any such Subsidiary, the holder of such Indebtedness having recourse solely to the parcels of Real Estate securing such Indebtedness, the improvements and leases thereon and the rents and profits thereof and the Short-term Investments securing such Indebtedness.

      Notes. Collectively, the Revolving Credit Notes and the Swing Loan Note.

      Notice. See Section 19.

      Obligations. All indebtedness, obligations and liabilities of the Borrower to any of the Banks and the Agent, individually or collectively, under this Agreement or any of the other Loan Documents or in respect of any of the Loans, the Letters of Credit or the Notes, or other instruments at any time evidencing any of the foregoing, whether existing on the date of this Agreement or arising or incurred hereafter, direct or indirect, joint or several, absolute or contingent, matured or unmatured, liquidated or unliquidated, secured or unsecured, arising by contract, operation of law or otherwise.

      OFAC. Office of Foreign Asset Control of the Department of the Treasury of the United States of America.

      Office Properties. Collectively, the Properties improved primarily with office Improvements, which Office Properties as of the Closing Date are identified as such on Schedule II.

      Office Properties Capitalization Value. For any Office Property, as of the end of any fiscal quarter, (a) if such Office Property has not been owned or leased by Borrower or a Subsidiary Guarantor for a period of at least four (4) full fiscal quarters, the gross acquisition cost to Borrower or a Subsidiary Guarantor, as applicable, of such Office Property, or (b) if such Office Property has been owned or leased by Borrower or a Subsidiary Guarantor for a period of at least four (4) full fiscal quarters, (i)(A)(x)(1) the EBITDA attributable to such Office Property for such quarter and the immediately preceding fiscal quarter calculated for this purpose without including any lease termination fees or insurance or condemnation proceeds otherwise includable therein for such periods in accordance with the definition of EBITDA (for purposes of this definition, such excluded amounts are referred to as the "One-Time Receipts"), multiplied by (2) two (2) plus (y) the amount of the One-Time Receipts, minus (B) the Capital Expenditure Reserve for such Office Property, divided by (ii) 0.0875 (the capitalization rate).

      Outstanding. With respect to the Loans, the aggregate unpaid principal thereof as of any date of determination. With respect to Letters of Credit, the aggregate undrawn face amount of issued Letters of Credit plus the aggregate amount of any unreimbursed advances or draws thereunder (other than Loans).

      Par Value. With respect to any Eligible Note Receivable, (a) the product obtained by multiplying (i) the fractional interest of Borrower or a Subsidiary Guarantor, as applicable, in an Eligible Note Receivable by (ii) the outstanding principal balance of such Eligible Note Receivable if the same was originated by Borrower or a Subsidiary Guarantor, or (b) the product obtained by multiplying
(i) the fractional interest of Borrower or a Subsidiary Guarantor, as applicable, in an Eligible Note Receivable by (ii) the lesser of (A) the sum of
(1) the acquisition cost of an Eligible Note Receivable if acquired by Borrower, a Subsidiary Guarantor or the holder of any other interest in such Eligible Note Receivable, less (2) any principal payments made with respect to such Eligible Note Receivable, and (B) the outstanding principal balance of such Eligible Note Receivable.

      Patriot Act. The Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001, as the same may be amended from time to time, and corresponding provisions of future laws.

      PBGC. The Pension Benefit Guaranty Corporation created by Section 4002 of ERISA and any successor entity or entities having similar responsibilities.

      Permitted Acquisition. Any acquisition, consisting of a single transaction or a series of related transactions, by Crescent OP or any one or more of its Subsidiaries (excluding the Borrower and the Subsidiary Guarantor) of all the Equity Ownership Interests of or all or any part of the assets of, or of a business, unit or division of, any Person organized under the laws of the United States of America or any State (such business, unit or division, the "Acquired Business"), provided the following conditions are satisfied: (i) such acquisition, either individually or together with all previous Permitted Acquisitions in such fiscal year, does not increase the Consolidated Total Assets of Crescent OP in excess of fifty percent (50%) of the Consolidated Total Assets of Crescent OP as of the end of the previous fiscal year; (ii) the Acquired Business has as its core business the ownership, operation and/or management of office, resort/hotel, residential development, multi-family, retail or industrial properties; (iii) no Default (other than a Default (except for a Default relating to a breach of Section 7.3 or Section 7.4 of this Agreement or Paragraph 10 of the Crescent OP Guaranty) which arises from an event or condition subject to Section 12.1(e), (k) or (s), which is in the grace period before such event or condition becomes an Event of Default and which, during such grace period, has not had and could not reasonably be expected to have a Material Adverse Effect) or Event of Default shall have occurred and be continuing or would occur after giving effect to such acquisition; (iv) such acquisition shall constitute a so-called "friendly" acquisition; and (v) Crescent OP or such Subsidiary shall be the continuing or surviving entity following the consummation of such acquisition.

      Permitted Holders. Each of Richard E. Rainwater, John C. Goff, Dennis H. Alberts, David M. Dean, Jane E. Mody, Kenneth S. Moczulski, Jerry R. Crenshaw, Jr., Jane B. Page and John L. Zogg, Jr., and their respective Affiliates.

      Permitted Liens. Liens, security interests and other encumbrances permitted by Section 8.2.

      Person. Any individual, corporation, partnership, limited liability company, trust, unincorporated association, business, or other legal entity, and any government or any governmental agency or political subdivision thereof.

      Preferred Distributions. For any period, the amount of any and all Distributions paid, declared but not yet paid or otherwise due and payable to the holders of any form of preferred stock or partnership interest (whether perpetual, convertible or otherwise) or other ownership or beneficial interest in Crescent REIT, Crescent OP or any Subsidiary of Crescent OP that entitles the holders thereof to preferential payment or distribution priority with respect to dividends, distributions, assets or other payments over the holders of any other stock, partnership interest or other ownership or beneficial interest in such Person.

      Prime Rate. The greater of (a) the variable annual rate of interest announced from time to time by Agent at Agent's Head Office as its "Prime Rate" or (b) one-half of one percent (0.5%) above the Federal Funds Effective Rate. The Prime Rate is a reference rate and does not necessarily represent the lowest or best rate being charged to any customer. Any change in the rate of interest payable hereunder resulting from a change in the Prime Rate shall become effective as of the opening of business on the day on which such change in the Prime Rate becomes effective, without notice or demand of any kind.

      Prime Rate Loans. Those Loans bearing interest calculated by reference to the Prime Rate.

      Pro Forma Debt Service. For any period, the sum of all interest and principal payments that would be due and payable during such period on a loan having a principal balance equal to the amount of the outstanding principal balance of the Loans bearing interest at a rate per annum equal to the then-current annual yield on ten (10) year obligations issued by the United States

Treasury most recently prior to the date of determination plus two percent (2.00%), payable based on a twenty-five (25) year mortgage-style amortization schedule (expressed as a mortgage constant percentage). The Pro Forma Debt Service shall be calculated by the Borrower and approved by the Agent. The approval of the Pro Forma Debt Service and the components thereof by the Agent shall, so long as the same shall be approved in good faith, be conclusive and binding absent manifest error.

      Property. Each of the parcels of Real Estate owned by the Borrower or a Subsidiary Guarantor and described on Schedule II attached hereto, in each case located and with the Improvements shown on Schedule II, as the same may be amended from time to time as contemplated hereby.

      Rating Agencies. Standard & Poor's Corporation and Moody's Investors Service, Inc.

      Real Estate. For any Person, all real property at any time owned or leased (as lessee or sublessee) by such Person or any of its Subsidiaries.

      Record. The grid attached to any Note, or the continuation of such grid, or any other similar record, including computer records, maintained by any Bank with respect to any Loan referred to in such Note.

      Reference Bank. KeyBank.

      Register. See Section 18.2.

      REIT Status. With respect to Crescent REIT, its status as a real estate investment trust as defined in Section 856(a) of the Code.

      Release. See Section 6.17(c)(iii).

      Rent Adjustments. For any Person, straight line adjustments to rent payable under Leases, as determined in accordance with generally accepted accounting principles.

      Rent Roll. A report that the Borrower or Subsidiary Guarantor causes to be prepared and certified by an officer of such Person showing for each Property the tenants, lease expiration date, lease rent and such other information as may be reasonably requested by the Agent, in substantially the form presented to the Banks prior to the date hereof or in such other form as may have been approved by the Agent, such approval not to be unreasonably withheld.

      Requisite Banks. As of any date, the Bank or Banks whose aggregate Commitment Percentage exceeds fifty percent (50%), provided that there shall always be at least two (2) Banks included in the Requisite Banks.

      Reserve Percentage. For any Interest Period, that percentage which is specified three (3) Business Days before the first day of such Interest Period by the Board of Governors of the Federal Reserve System (or any successor) or any other governmental or quasi-governmental authority with jurisdiction over Agent or any Bank for determining the maximum reserve requirement (including, but not limited to, any marginal reserve requirement) for Agent or any

Bank with respect to liabilities constituting of or including (among other liabilities) Eurocurrency liabilities in an amount equal to that portion of the Loan affected by such Interest Period and with a maturity equal to such Interest Period.

      Residential Development Assets. Assets included in the "Residential Development" segment within Crescent OP's 10-Q and 10-K reports filed with the SEC.

      Revocation Costs. See Section 2.6.

      Revolving Credit Notes. See Section 2.4.

      SEC. The federal Securities and Exchange Commission.

      Secured Indebtedness. Indebtedness of a Person that is pursuant to a Capitalized Lease or is directly or indirectly secured by a Lien.

      Short-term Investments. Investments described in subsections (a) through
(g), inclusive, of Section 8.3.

      SMA. Spectrum Mortgage Associates, L.P., a Delaware limited partnership, of which Borrower is the sole general partner and Borrower is a limited partner and from which Borrower has the right to receive a substantial majority of the distributions from SMA as of the date of this Agreement.

      Spectrum Entities. So long as Crescent Spectrum Center is a Subsidiary Guarantor, each of SMA, CSC Holdings Management, LLC, Crescent SC Holdings, L.P. and CSC Management LLC. At all other times, "Spectrum Entities" shall not be deemed to refer to any entity, such that any such reference shall not have any effect.

      State. A state of the United States of America.

      Subsidiary. (a) Any corporation, association, partnership, trust, or other business entity of which the designated parent shall at any time own directly or indirectly through a Subsidiary or Subsidiaries at least a majority (by number of votes or controlling interests) of the outstanding Voting Interests, and (b) with respect to Crescent OP, any other entity the accounts of which are consolidated with the accounts of Crescent OP. As to Crescent OP as the designated parent, such term shall include, without limitation, the Borrower and the Subsidiary Guarantor.

      Subsidiary Guarantor. Collectively, Crescent Spectrum Center, 3930 HHP and each additional Subsidiary of Crescent OP which becomes a Subsidiary Guarantor pursuant to Section 5.3, until any such entity is released from its Subsidiary Guaranty pursuant to Section 5.3(b).

      Swing Loans. See Section 2.1A.

      Swing Loan Bank. Collectively, KeyBank, in its capacity as Swing Loan Bank and any other Bank who shall agree to make Swing Loans.

      Swing Loan Commitment. The sum of $15,000,000.00, as the same may be changed from time to time in accordance with the terms of this Agreement.

      Swing Loan Note. See Section 2.1A.

      Syndication Agent. Deutsche Bank Trust Company Americas.

      Temperature Controlled Logistics Assets. Assets included in the "Temperature Controlled Logistics" segment within Crescent OP's 10-Q and 10-K reports filed with the SEC.

      10-K Report. The 10-K of Crescent REIT and Crescent OP dated December 31, 2003 and filed with the SEC, as supplemented by all current and periodic reports filed with the SEC and all other information made publicly available (with copies provided to the Agent prior to the Closing Date) by Crescent OP or Crescent REIT from January 1, 2004, through the Closing Date, and, provided the final 2004 10-K of Crescent REIT and Crescent OP has been made available to, and approved by, the Requisite Banks in writing (such approval not to be unreasonably withheld), the final 2004 10-K of Crescent REIT and Crescent OP.

      Test Period. Any period of four consecutive fiscal quarters (treated as a single accounting period).

      3930 HHP. 3930 HHP LLC, a Delaware limited liability company.

      Total Commitment. The sum of the Commitments of the Banks set forth on
Schedule I hereto, as in effect from time to time.

      Type. As to any Loan, its nature as a Prime Rate Loan or a LIBOR Loan.

      UJV Combined Outstanding Indebtedness. Collectively, as of any time, all Indebtedness and liability for borrowed money (which shall be deemed to include obligations as lessee under Capitalized Leases but shall not include trade Indebtedness), secured or unsecured, of the Unconsolidated Joint Ventures, on a combined basis, including mortgage and other notes payable but excluding any Indebtedness which is margin Indebtedness on Cash and Short Term Investments, all as reflected in the balance sheets of each of the Unconsolidated Joint Ventures, prepared in accordance with generally accepted accounting principles.

      Unconsolidated Joint Ventures. Collectively, the unconsolidated joint ventures (including general and limited partnerships) in which Crescent OP directly or indirectly owns a beneficial interest and which are accounted for under the equity method in Crescent OP's Consolidated financial statements.

      Variable Rate Debt. Indebtedness that is payable by reference to a rate of interest that may vary, float or change during the term of such Indebtedness (that is, a rate of interest that is not fixed for the entire term of such Indebtedness).

      Voting Interests. Stock, partnership, member or similar ownership interests, of any class or classes (however designated), the holders of which are at the time entitled, as such holders, (a) to vote for the election of a majority of the directors (or persons performing similar functions) of the corporation, limited liability company, association, partnership, trust or other business entity involved, or (b) to control, manage, or conduct the business of the corporation, limited liability company, partnership, association, trust or other business entity involved.

      Section 1.2 Rules of Interpretation.

            (a)   A reference to any document or agreement shall include such document or agreement as amended, modified or supplemented from time to time in accordance with its terms and the terms of this Agreement.

            (b) The singular includes the plural and the plural includes the singular. Without limiting the foregoing, a reference to Guarantor shall be a reference to any or all Guarantors as the context may permit or require.

            (c) A reference to any law includes any amendment or modification to such law.

            (d) A reference to any Person includes its permitted successors and permitted assigns.

            (e) Accounting terms not otherwise defined herein have the meanings assigned to them by generally accepted accounting principles applied on a consistent basis by the accounting entity to which they refer.

            (f) The words "include", "includes" and "including" are not limiting.

            (g) The words "approval" and "approved", as the context so determines, means an approval in writing given to the party seeking approval after full and fair disclosure to the party giving approval of all material facts necessary in order to determine whether approval should be granted.

            (h) All terms not specifically defined herein or by generally accepted accounting principles, which terms are defined in the Uniform Commercial Code as in effect in the State of Texas, have the meanings assigned to them therein.

            (i) Reference to a particular "Section", refers to that section of this Agreement unless otherwise indicated.

            (j) The words "herein", "hereof", "hereunder" and words of like import shall refer to this Agreement as a whole and not to any particular section or subdivision of this Agreement.

            (k) In the event of any change in generally accepted accounting principles after the date hereof or any other change in accounting procedures pursuant to Section 7.3 which would affect the computation of any financial covenant, ratio or other requirement set forth in any Loan Document, then upon the request of Borrower or Administrative Agent, the Borrower, the Guarantor, the Agent and the Banks shall negotiate promptly, diligently and in good faith in order to amend the provisions of the Loan Documents such that such financial covenant, ratio or other requirement shall continue to provide substantially the same financial tests or restrictions of the Borrower, the Subsidiary Guarantors and/or Crescent OP as in effect prior to such accounting change, as determined by the Required Banks in their good faith judgment. Until such time as such amendment shall have been executed and delivered by the Borrower, the Agent and the Requisite Banks, such financial covenants, ratio and other requirements, and all financial statements and other documents required to be delivered under the Loan Documents, shall be calculated and reported as if such change had not occurred.

Section 2. THE REVOLVING CREDIT FACILITY.

      Section 2.1 Commitment to Lend. Subject to the terms and conditions set forth in this Agreement, each of the Banks severally agrees to lend to the Borrower, and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the Maturity Date, upon notice by the Borrower to the Agent given in accordance with Section 2.6, such sums as are requested by the Borrower for the purposes set forth in Section 2.9 (but subject to the limitations set forth in Section 2.9) up to a maximum aggregate principal amount outstanding (after giving effect to all amounts requested and the amount of Letters of Credit outstanding, including Letters of Credit accepted but unpaid) at any one time equal to such Bank's Commitment; provided, that, in all events no Default or Event of Default shall have occurred and be continuing; and provided, further, that the outstanding principal amount of the Loans (after giving effect to all amounts requested and the amount of Letters of Credit outstanding, including Letters of Credit accepted but unpaid) shall not at any time exceed the Total Commitment. The Loans (other than Swing Loans) shall be made pro rata in accordance with each Bank's Commitment Percentage. Each request for a Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions set forth in Section 10 and Section 11, in the case of the initial Loan, and Section 11, in the case of all other Loans, have been satisfied on the date of such request (except as otherwise permitted in Paragraph 4 of the form of Loan Request with respect to warranties and representations). No Bank shall have any obligation to make Loans to the Borrower in the maximum aggregate principal amount outstanding of more than the principal face amount of its Note.

      Section 2.1A Swing Loan Commitment.

            (a) Subject to the terms and conditions set forth in this Agreement, Swing Loan Bank agrees to lend to the Borrower, and the Borrower may borrow (and repay and reborrow) from time to time between the Closing Date and the date which is seven (7) Business Days prior to the Maturity Date upon notice by the Borrower to the Swing Loan Bank given in accordance with this Section 2.1A, such sums as are requested by the Borrower for the purposes set forth in
Section 2.9 in an aggregate principal amount at any one time outstanding not exceeding the Swing Loan Commitment (the "Swing Loans"); provided that (i) at no time shall the aggregate principal balance of Swing Loans then outstanding, when added to the Swing Loan Bank's Commitment Percentage of all other outstanding Loans (after giving effect to all amounts requested and the amount of Letters of Credit outstanding, including Letters of Credit accepted but unpaid), exceed such Bank's Commitment; (ii) in all events no Default or Event of Default shall have occurred and be continuing; (iii) the outstanding principal amount of the Loans (after giving effect to all amounts requested and the amount of Letters of Credit outstanding, including Letters of Credit accepted but unpaid) shall not at any time exceed the Total Commitment; and (iv) no Swing Loan shall be used to repay a Swing Loan. Swing Loans shall constitute "Loans" for all purposes hereunder, but shall not be considered the utilization of a Bank's Commitment. The funding of a Swing Loan hereunder shall constitute a representation and warranty by the Borrower that all of the conditions set forth in Section 11 have been satisfied on the date of such funding.

            (b) The Swing Loans shall be evidenced by a separate promissory note of the Borrower in substantially the form of Exhibit B hereto (the "Swing Loan Note"), dated the date of this Agreement and completed with appropriate insertions. The Swing Loan Note shall be payable to the order of the Swing Loan Bank in such amount as may be outstanding from time to time thereunder and shall be payable as set forth below. The Borrower irrevocably authorizes the Swing Loan Bank to make or cause to be made, at or about the time of the Drawdown Date of any Swing Loan or at the time of receipt of any payment of principal thereof, an appropriate notation on the Swing Loan Bank's Record reflecting the making of such Swing Loan or (as the case may be) the receipt of such payment. The outstanding amount of the Swing Loans set forth on the Swing Loan Bank's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to the Swing Loan Bank, but the failure to record, or any error in so recording, any such amount on the Swing Loan Bank's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under the Swing Loan Note to make payments of principal of or interest on any Swing Loan Note when due.

            (c) Each borrowing of a Swing Loan shall be in a minimum principal amount of $500,000.00 or an integral multiple of $100,000.00 in excess thereof. Borrower shall request a Swing Loan by delivering to the Swing Loan Bank a Loan Request no later than 1:00 p.m. (Atlanta time) on the requested Drawdown Date specifying the amount of the requested Swing Loan. The Loan Request shall also contain the statements and certifications required by Section 2.6. Each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept such Swing Loan on the Drawdown Date. Notwithstanding anything herein to the contrary, a Swing Loan shall either be a Prime Rate Loan or a LIBOR Loan having an Interest Period of one week, and in the event that the Borrower fails to specify whether it has selected a Prime Rate Loan or a LIBOR Loan, the Borrower shall be deemed conclusively to have selected a LIBOR Loan with an Interest Period of one week. Notwithstanding the foregoing, upon the date that the Banks shall be required to fund the Loans pursuant to Section 2.1A(d) to refund such Swing Loan, the interest rate shall be refunded as a LIBOR Loan with an Interest Period as specified in the Loan Request given by the Borrower to the Agent in connection with such Swing Loan, or if no Interest Period is specified, then as a Prime Rate Loan. The proceeds of the Swing Loan will be made available by the Swing Loan Bank to the Borrower at the Agent's Head Office by crediting the account of the Borrower at such office with such proceeds no later than 2:00 p.m. (Atlanta time) on the requested Drawdown Date.

            (d) The Swing Loan Bank shall within four (4) Business Days after the Drawdown Date with respect to such Swing Loan request each Bank, including the Swing Loan Bank, to make a Loan pursuant to Section 2.1 in an amount equal to such Bank's Commitment Percentage of the amount of the Swing Loan outstanding on the date such notice is given; provided that in any event a Swing Loan shall be repaid on the earlier to occur of the Maturity Date and the date that is seven (7) Business Days after such Swing Loan is made. Borrower hereby irrevocably authorizes and directs the Swing Loan Bank to so act on its behalf, and agrees that any amount advanced to the Agent for the benefit of the Swing Loan Bank pursuant to this

Section 2.1A(d) shall be considered a Loan pursuant to Section 2.1. Unless any of the events described in paragraph (h), (i) or (j) of Section 12.1 shall have occurred (in which event the procedures of Section 2.1A(e) shall apply), each Bank shall make the proceeds of its Loan available to the Swing Loan Bank for the account of the Swing Loan Bank at the Agent's Head Office prior to 11:00 a.m. (Atlanta time) in funds immediately available no later than the third (3rd) Business Day after the date such notice is given just as if the Banks were funding directly to the Borrower, so that thereafter such Obligations shall be evidenced by the Revolving Credit Notes. The proceeds of such Loan shall be immediately applied to repay the Swing Loans.

            (e) Immediately upon the making of a Swing Loan, each Bank will be deemed to have made, and hereby irrevocably and unconditionally agrees to, purchase an undivided participating interest in the Swing Loan in an amount equal to its Commitment Percentage of such Swing Loan. If for any reason a Swing Loan cannot be refinanced by a Loan as provided in Section 2.1A(d), then any request for a Loan shall be deemed a request that each Bank fund its participation in the applicable Swing Loan, and each Bank will immediately transfer to the Swing Loan Bank in immediately available funds the amount of its participation and upon receipt thereof the Swing Loan Bank will deliver to such Bank a Swing Loan participation certificate dated the date of receipt of such funds and in such amount.

            (f) Whenever at any time after the Swing Loan Bank has received from any Bank such Bank's participating interest in a Swing Loan, the Swing Loan Bank receives any payment on account thereof, the Swing Loan Bank will distribute to such Bank its participating interest in such amount (appropriately adjusted in the case of interest payments to reflect the period of time during which such Bank's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Swing Loan Bank is required to be returned, such Bank will return to the Swing Loan Bank any portion thereof previously distributed by the Swing Loan Bank to it.

            (g) Each Bank's obligation to fund a Loan as provided in Section 2.1A(d) or to purchase participating interests pursuant to Section 2.1A(e) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense or other right which such Bank or the Borrower or Guarantor may have against the Swing Loan Bank, the Borrower or Guarantor or anyone else for any reason whatsoever; (ii) the occurrence or continuance of a Default or an Event of Default; (iii) any adverse change in the condition (financial or otherwise) of the Borrower or Guarantor or any of their respective Subsidiaries; (iv) any breach of this Agreement or any of the other Loan Documents by the Borrower or Guarantor or any Bank; or (v) any other circumstance, happening or event whatsoever, whether or not similar to any of the foregoing. Any portions of a Swing Loan not so purchased or converted may be treated by the Swing Loan Bank as a Loan which was not funded by the non-purchasing Bank as contemplated by
Section 2.7 and Section 12.5. Each Swing Loan, once so sold or converted, shall cease to be a Swing Loan for the purposes of this Agreement, but shall be a Loan made by each Bank under its Commitment.

      Section 2.2 Facility Fee. The Borrower agrees to pay to the Agent for the accounts of the Banks in accordance with their respective Commitment Percentages a facility fee calculated at the rate per annum set forth below on the daily amount by which the Total Commitment exceeds the Facility Outstandings during each calendar quarter or portion thereof commencing on the date hereof and ending on the Maturity Date. The facility fee shall be calculated for each day based on the ratio (expressed as a percentage) of (a) the daily amount of the outstanding principal amount of the Loans during such quarter to (b) the Total Commitment, and shall be payable based upon the ratios set forth below:

Ratio of Loans to Total Commitment      Commitment Fee
----------------------------------      --------------
Less than or equal to 50%                    0.375%

Greater than 50%                              0.20%

The facility fee shall be payable quarterly in arrears on the fifth day of each calendar quarter for the immediately preceding calendar quarter or portion thereof, or on any earlier date on which the Commitments shall be reduced or shall terminate as provided in Section 2.3, with a final payment on the Maturity Date. Any payment due under this Section 2.2 shall be prorated for any partial calendar quarter.

      Section 2.3 Reduction of Commitment. The Borrower shall have the right at any time and from time to time upon five Business Days' prior written notice to the Agent to reduce by $5,000,000 or an integral multiple of $500,000 in excess thereof or to terminate entirely the unborrowed portion of the Commitments, whereupon (i) the Commitments of the Banks shall be reduced pro rata in accordance with their respective Commitment Percentages of the amount specified in such notice or, as the case may be, terminated, any such reduction to be without penalty (unless such reduction requires repayment of a LIBOR Loan); and
(ii) the Swing Loan Commitment and the limitation on the amount of outstanding Letters of Credit described in Section 2.8(a) shall be reduced in proportion to the percentage reduction in the Total Commitment. Promptly after receiving any notice of the Borrower delivered pursuant to this Section 2.3, the Agent will notify the Banks of the substance thereof. Upon the effective date of any such reduction or termination, the Borrower shall pay to the Agent for the respective accounts of the Banks the full amount of any facility fee under Section 2.2 then accrued on the amount of the reduction. No reduction or termination of the Commitment may be reinstated. Notwithstanding the foregoing, unless the Commitments are terminated in full, in no event shall the aggregate Commitments be reduced to less than $200,000,000.00.

      Section 2.4 Revolving Credit Notes. The Loans (other than Swing Loans) shall be evidenced by separate promissory notes of the Borrower in substantially the form of Exhibit A hereto (collectively, the "Revolving Credit Notes"), dated of even date with this Agreement and completed with appropriate insertions. One Revolving Credit Note shall be payable to the order of each Bank in the principal amount equal to such Bank's Commitment or, if less, the outstanding amount of all Loans made by such Bank, plus interest accrued thereon, as set forth below. The Borrower irrevocably authorizes each Bank to make or cause to be made, at or about the time of the Drawdown Date of any Loan (other than Swing Loans) or at the time of receipt of any payment of principal thereof, an appropriate notation on such Bank's Record reflecting the making of such Loan (other than Swing Loans) or (as the case may be) the receipt of such payment. The outstanding amount of the Loans (other than Swing Loans) set forth on such Bank's Record shall be prima facie evidence of the principal amount thereof owing and unpaid to such Bank, but the failure to record, or any error in so recording, any such amount on such

Bank's Record shall not limit or otherwise affect the obligations of the Borrower hereunder or under any Revolving Credit Note to make payments of principal of or interest on any Revolving Credit Note when due.

      Section 2.5 Interest on Loans.

            (a) Each Prime Rate Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the date on which such Prime Rate Loan is paid in full or is converted to a LIBOR Loan from a Prime Rate Loan at the per annum rate equal to the sum of the Prime Rate plus one-half of one percent (0.50%).

            (b) Each LIBOR Loan shall bear interest for the period commencing with the Drawdown Date thereof and ending on the last day of the Interest Period with respect thereto at the rate per annum equal to the sum of the LIBOR determined for such Interest Period plus two percent (2.0%).

            (c) The Borrower promises to pay interest in arrears on each Loan on each Interest Payment Date with respect thereto.

            (d) Prime Rate Loans and LIBOR Loans may be converted to Loans of the other Type as provided in Section 4.1.

      Section 2.6 Requests for Loans. Except with respect to Swing Loans, the Borrower shall give to the Agent written notice in the form of Exhibit C hereto (or telephonic notice confirmed in writing in the form of Exhibit C hereto) of each Loan requested hereunder (a "Loan Request") no later than 12:00 noon (Atlanta time) three (3) Business Days prior to the proposed Drawdown Date if such Loan is to be a LIBOR Loan or no later than 11:00 a.m.(Atlanta time) on a Business Day that is the proposed Drawdown Date if such Loan is to be a Prime Rate Loan. Each such notice shall specify with respect to the requested Loan the proposed principal amount, Drawdown Date, Interest Period (if applicable) and Type. Each such notice shall also contain a certification by an Authorized Officer of the Borrower and Crescent OP that the Borrower and Crescent OP are and will be in compliance with all covenants under the Loan Documents after giving effect to the making of such Loan. Promptly upon receipt of any such notice, the Agent shall notify each of the Banks thereof. Except as provided in this Section 2.6, each such Loan Request shall be irrevocable and binding on the Borrower and shall obligate the Borrower to accept the Loan requested from the Banks on the proposed Drawdown Date, provided that, in addition to the Borrower's other remedies against any Bank which fails to advance its proportionate share of a requested Loan, such Loan Request may be revoked by the Borrower by notice received by the Agent no later than the Drawdown Date if any Bank fails to advance its proportionate share of the requested Loan in accordance with the terms of this Agreement, provided further that the Borrower shall be liable in accordance with the terms of this Agreement to any Bank which is prepared to advance its proportionate share of the requested Loan for any costs, expenses or damages incurred by such Bank as a result of the Borrower's election to revoke such Loan Request (the "Revocation Costs"). Nothing herein shall prevent the Borrower from seeking recourse against any Bank that fails to advance its proportionate share of a requested Loan as required by this Agreement. The Borrower may, without any liability for the payment of the Revocation Costs or other cost or penalty, revoke a Loan Request for a LIBOR Loan by delivering notice thereof to each of the Banks no later than 3:00 p.m. (Atlanta time) three (3) Business Days prior to the Drawdown Date. Each Loan Request shall be (a) for a Prime Rate Loan in a minimum aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof, or (b) for a LIBOR Loan in a minimum aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof; provided, however, that there shall be no more than seven (7) LIBOR Loans (excluding Swing Loans) outstanding at any one time.

      Section 2.7 Funds for Loans.

            (a) Not later than 2:00 p.m. (Atlanta time) on the proposed Drawdown Date of any Loans (other than Swing Loans), each of the Banks will make available to the Agent, at the Agent's Head Office, in immediately available funds, the amount of such Bank's Commitment Percentage of the amount of the requested Loans which may be disbursed pursuant to Section 2.1. Upon receipt from each Bank of such amount, and upon receipt of the documents required by
Section 10 and Section 11 and the satisfaction of the other conditions set forth therein, to the extent applicable, the Agent will make available to the Borrower the aggregate amount of such Loans made available to the Agent by the Banks by wire transfer in accordance with Borrower's instructions. The failure or refusal of any Bank to make available to the Agent at the aforesaid time and place on any Drawdown Date the amount of its Commitment Percentage of the requested Loans to the extent it is obligated to fund such Loan hereunder shall not relieve any other Bank from its several obligation hereunder to make available to the Agent the amount of such other Bank's Commitment Percentage of any requested Loans, including any additional Loans that may be requested by the Borrower subject to the terms and conditions hereof to provide funds to replace those not advanced by the Bank so failing or refusing, provided that the Borrower may by notice received by the Agent no later than the Drawdown Date refuse to accept any Loan which is not fully funded in accordance with the Borrower's Loan Request subject to the terms of Section 2.6 (except that such refusal shall not relieve the Borrower of its obligation to pay the Revocation Costs); provided further that no Bank shall be obligated to advance any amount in excess of the limits set forth in Section 2.1. In the event of any such failure or refusal, the Banks not so failing or refusing shall be entitled to a priority position as against the Bank or Banks so failing or refusing for such Loans as provided in Section 12.5.

            (b) Unless Agent shall have been notified by any Bank prior to the applicable Drawdown Date that such Bank will not make available to Agent such Bank's pro rata share of a proposed Loan, Agent may in its discretion assume that such Bank has made such Loan available to Agent in accordance with the provisions of this Agreement and Agent may, if it chooses, in reliance upon such assumption make such Loan available to Borrower, and such Bank shall be liable to the Agent for the amount of such advance. If such Bank does not pay such corresponding amount upon the Agent's demand therefor, the Agent will promptly notify the Borrower, and the Borrower shall promptly pay such corresponding amount to the Agent. The Agent shall also be entitled to recover from such Bank or the Borrower, as the case may be, interest on such corresponding amount in respect of each day from the date such corresponding amount was made available by the Agent to the Borrower to the date such corresponding amount is recovered by the Agent at a per annum rate equal to (i) from the Borrower at the applicable rate for such Loan or (ii) from such Bank at the Federal Funds Effective Rate.

      Section 2.8 Letters of Credit.

            (a) Subject to the terms and conditions set forth in this Agreement, at any time and from time to time from the Closing Date through the day that is thirty (30) days prior to the Maturity Date, the Issuing Bank shall issue such Letters of Credit as the Borrower may request for the benefit of itself and its Affiliates upon the delivery of a written request in the form of Exhibit D hereto (a "Letter of Credit Request") to the Issuing Bank and Agent, provided that (i) no Default or Event of Default shall have occurred and be continuing, (ii) upon issuance of such Letter of Credit, the outstanding Letters of Credit (including Letters of Credit accepted but unpaid) shall not exceed Thirty-Five Million and No/100 Dollars ($35,000,000.00), (iii) in no event shall the amount of the Loans outstanding and the amount of Letters of Credit outstanding (after giving effect to all Letters of Credit requested and any Letters of Credit accepted but unpaid) exceed the Total Commitment, (iv) the conditions set forth in Section Section 10 and 11 shall have been satisfied, (v) if such Letter of Credit is to be issued for the benefit of a Person other than Borrower, as a condition to the issuance of such Letter of Credit, Agent shall receive a favorable non-consolidation opinion addressed to the Banks and the Agent, in form and substance reasonably satisfactory to Agent, from counsel of Borrower, the General Partner, the Guarantor and the beneficiary of such Letter of Credit, and (vi) except as provided in Section 33 with respect to the Eagle Ranch Letter of Credit, in no event shall any amount drawn under a Letter of Credit be available for reinstatement or a subsequent drawing under such Letter of Credit. Each Letter of Credit Request shall be executed by the chief financial or accounting officer of the Borrower. The Issuing Bank shall be entitled to conclusively rely on such Person's authority to request a Letter of Credit on behalf of such Borrower. The Issuing Bank shall have no duty to verify the authenticity of any signature appearing on a Letter of Credit Request. The Borrower assumes all risks with respect to the use of the Letters of Credit. Except as provided in Section 33(c)(i), unless the Issuing Bank and the Requisite Banks otherwise consent, the term of any Letter of Credit shall not exceed a period of time commencing on the issuance of the Letter of Credit and ending on the date which is fifteen (15) days prior to the Maturity Date (but in any event the term shall not extend beyond the Maturity Date). The amount available to be drawn under any Letter of Credit shall reduce on a dollar for dollar basis the amount available to be drawn under the Total Commitment as a Loan. The Existing Letter of Credit shall upon the Closing Date be deemed to be a Letter of Credit under this Agreement. The Banks acknowledge that Borrower has advised them that Main Street Partners Funding, L.P., the applicant on the Existing Letter of Credit, and each other Person other than Borrower for which a Letter of Credit may be issued, has a separate existence and credit from Borrower.

            (b) Each Letter of Credit Request shall be submitted to the Issuing Bank and Agent at least ten (10) Business Days prior to the date upon which the requested Letter of Credit is to be issued. Following the receipt of a Letter of Credit Request, the Issuing Bank shall promptly notify each of the Banks of the Letter of Credit Request. Each such Letter of Credit Request shall contain (i) a statement as to the purpose for which such Letter of Credit shall be used (which purpose shall be in accordance with the terms of this Agreement), and (ii) a certification by an Authorized Officer of the Borrower that the Borrower is and will be in compliance with all covenants under the Loan Documents after giving effect to the issuance of such Letter of Credit. The Borrower shall further deliver to the Issuing Bank such additional applications and documents as the Issuing Bank may reasonably require, in conformity with the then standard practices of its letter of credit department, in connection with the issuance of such Letter of Credit; provided that in the event of any conflict, the terms of this Agreement shall control.

            (c) The Issuing Bank shall, if it approves of the content of the Letter of Credit Request, and subject to the conditions set forth in this Agreement, issue the Letter of Credit on or before ten (10) Business Days following receipt of the documents last due pursuant to Section 2.8(a) and (b). Each Letter of Credit shall be in form and substance satisfactory to the Issuing Bank in its reasonable discretion. Upon issuance of a Letter of Credit, the Issuing Bank shall provide copies of each Letter of Credit to the Banks.

            (d) Upon the issuance of a Letter of Credit, each Bank shall be deemed to have purchased a participation therein from Issuing Bank in an amount equal to its respective Commitment Percentage of the amount of such Letter of Credit.

            (e) Upon the issuance of each Letter of Credit, the Borrower shall pay to the Issuing Bank (i) for its own account, a Letter of Credit fee calculated at the rate of one-eighth of one percent (0.125%) per annum of the amount available to be drawn under such Letter of Credit (which fee shall not be less than $1,000.00 in any event), and (ii) for the accounts of the Banks in accordance with their respective percentage shares of participation in such Letter of Credit, a Letter of Credit fee (the "Letter of Credit Fee") calculated at the rate of two percent (2.0%) per annum on the amount available to be drawn under such Letter of Credit. Such fees shall be payable in quarterly installments in advance with respect to each Letter of Credit commencing on its date of issuance and continuing on each quarter or portion thereof thereafter, as applicable. Without otherwise limiting the terms of this Section 2.8(e), any amounts available to be reinstated under the Eagle Ranch Letter of Credit shall, for the purpose of calculating the Letter of Credit issuance fee with respect to the Eagle Ranch Letter of Credit, be deemed a part of the face amount of the Eagle Ranch Letter of Credit and therefore included in determining the Letter of Credit issuance fee due with respect thereto.

            (f) If and to the extent that any amounts are drawn upon any Letter of Credit, the Issuing Bank shall promptly notify the Agent and the amounts so drawn shall, from the date of payment thereof by the Issuing Bank, be considered Loans for all purposes hereunder bearing interest as provided in
Section 2.5. The Banks shall be required to make such Loans regardless of whether all of the conditions to disbursement set forth in Section 10 and
Section 11 have been satisfied (it being acknowledged that Borrower shall not be required to remake the representations and warranties in the Loan Documents as a condition to such Loan).

            (g)   If after the issuance of a Letter of Credit pursuant to
Section 2.8(c) by the Issuing Bank, but prior to the funding of any portion thereof by a Bank, one of the events described in Section 12.1(h), (i) or (j) shall have occurred, each Bank will, on the date such Loan pursuant to Section 2.8(f) was to have been made, purchase an undivided participating interest in the Letter of Credit in an amount equal to its Commitment Percentage of the amount of such Letter of Credit. Each Bank will immediately transfer to the Agent for payment to the Issuing Bank in immediately available funds the amount of its participation and upon receipt thereof the Issuing Bank will deliver to such Bank a Letter of Credit participation certificate dated the date of receipt of such funds and in such amount.

            (h) Whenever at any time after the Issuing Bank has received from any Bank such Bank's payment of funds under a Letter of Credit and thereafter the Issuing Bank receives any payment on account thereof, then the Issuing Bank will distribute to Agent for payment to such Bank its participating interest in such amount (appropriately adjusted in the case of interest payments to reflect the period of time during which such Bank's participating interest was outstanding and funded); provided, however, that in the event that such payment received by the Issuing Bank is required to be returned, such Bank will return to the Issuing Bank any portion thereof previously distributed by the Issuing Bank to it.

            (i) Upon the receipt by the Issuing Bank of any draw or other presentation for payment of a Letter of Credit and the payment of any amount under a Letter of Credit, the Issuing Bank shall, without notice to or the consent of the Borrower, direct the Agent to direct the Banks to fund to the Issuing Bank in accordance with Section 2.7 on or before 11:00 a.m. (Atlanta time) on the next Business Day their respective Commitment Percentages of the amount so paid by the Issuing Bank. The proceeds of such funding shall be paid to Agent for payment to the Issuing Bank to reimburse the Issuing Bank for the payment made by it under the Letter of Credit. The provisions of Section 2.7 shall apply to any Bank or Banks failing or refusing to fund its Commitment Percentage of any such draw.

            (j) The issuance of any supplement, modification, amendment, renewal or extension to or of any Letter of Credit requested by the Borrower or other beneficiary of the Letter of Credit shall be treated in all respects the same as the issuance of a new Letter of Credit.

            (k) The obligations of the Borrower to the Banks under this Agreement with respect to Letters of Credit shall be absolute, unconditional and irrevocable, and shall be paid and performed strictly in accordance with the terms of this Agreement, under all circumstances whatsoever, including, without limitation, the following circumstances: (i) any improper use which may be made of any Letter of Credit or any improper acts or omissions of any beneficiary or transferee of any Letter of Credit in connection therewith; (ii) the existence of any claim, set-off, defense or any right which the Borrower may have at any time against any beneficiary or any transferee of any Letter of Credit (or persons or entities for whom any such beneficiary or any such transferee may be acting) or the Banks (other than the defense of payment to the Banks in accordance with the terms of this Agreement) or any other person, whether in connection with any Letter of Credit, this Agreement, any other Loan Document, or any unrelated transaction; (iii) any statement or any other documents presented under any Letter of Credit proving to be insufficient, forged, fraudulent or invalid in any respect or any statement therein being untrue or inaccurate in any respect whatsoever, provided that the Issuing Bank shall not have been grossly negligent or acted with willful misconduct in connection therewith; (iv) any breach of any agreement between Borrower and any beneficiary or transferee of any Letter of Credit; (v) any irregularity in the transaction with respect to which any Letter of Credit is issued, including any fraud by the beneficiary or any transferee of such Letter of Credit; (vi) payment by the Issuing Bank under any Letter of Credit against presentation of a sight draft or a certificate which does not comply with the terms of such Letter of Credit, provided that such payment shall not have constituted gross negligence or willful misconduct on the part of the Issuing Bank, and (vii) any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, provided that such other circumstances or happenings shall not have been the result of gross negligence or willful misconduct on the part of the Issuing Bank.

      Section 2.9 Use of Proceeds. The Borrower will use or cause to be used the proceeds of the Loans and issuances of Letters of Credit solely to provide short-term financing (a) for the repayment of the outstanding Indebtedness under that certain Revolving Credit Agreement dated as of May 11, 2001 (the "Fleet Facility"), (b) to pay (or make distributions to Crescent OP or Crescent REIT to enable them to pay) all closing costs and expenses with respect to the Loan and the Loan Documents, (c) for working capital and investment purposes, (d) subject to the terms of this Agreement, to make Distributions to Crescent OP for working capital, investment purposes and other lawful purposes, and (e) for such other purposes as may be approved by the Agent.

      Section 2.10 Increase of Commitment.

            (a) Provided that no Default or Event of Default shall have occurred and be continuing on the date of the Increase Notice and on the date the Total Commitment is increased, the Borrower shall have the one-time option, by giving written notice to the Agent (the "Increase Notice"), subject to the terms and conditions set forth in this Agreement, to increase the Total Commitment by an amount up to $100,000,000.00 (the "Available Increase Amount"), which assuming no previous reduction in the Commitments, would result in a maximum Total Commitment of $400,000,000.00. The amount of the requested increase (the "Increase Amount") shall be set forth in the Increase Notice; provided, however, the Increase Amount shall not be less than $10,000,000.00). The increase in the Total Commitment pursuant to this Section 2.10 must be effective, if at all, on or before December 31, 2005. The execution and delivery of the Increase Notice by Borrower shall constitute a representation and warranty by the Borrower that all the conditions set forth in this Section 2.10 shall have been satisfied on the date of such Increase Notice.

            (b) The obligation of the Agent and the Banks to increase the Total Commitment pursuant to this Section 2.10 shall be conditioned upon satisfaction of the following conditions precedent which must be satisfied prior to the effectiveness of any increase of the Total Commitment:

                  (i) The Borrower shall pay (i) to the Agent such fees as it may require in connection therewith, and (ii) to the Banks acquiring the Increase Amount such fees as they may require in connection therewith, which fees shall, when paid, be fully earned and non-refundable under any circumstances; and

                  (ii) On the date such Increase Notice is given and on the date such increase becomes effective, both immediately before and after the Commitment is increased, there shall exist no Default or Event of Default; and

                  (iii) The representations and warranties made by or on behalf of the Borrower and the Guarantor in the Loan Documents or in any other document or instrument delivered pursuant to or in connection therewith shall have been true and correct in all respects when made and shall also be true and correct in all respects on the date of such Increase Notice and on the date the Total Commitment is increased, both immediately before and after the Total Commitment is increased (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate have not had and could not reasonably be expected to have a Material Adverse Effect, and except to the extent that such representations and warranties relate expressly to an earlier date);

                  (iv) Agent shall have received satisfactory evidence that following such increase, the Total Commitment as increased shall continue to constitute the "Line of Credit" as defined in and used in the Bond Indenture;

                  (v) The Borrower shall (and shall cause Guarantor to) also execute and deliver to Agent and the Banks such additional documents, instruments, certifications and opinions as the Agent may require in its reasonable discretion, including, without limitation, replacement Notes, a Compliance Certificate demonstrating compliance with all covenants set forth in the Loan Documents after giving effect to the increase and any amendments to the Loan Documents, as Agent may request; and

                  (vi) One or more Banks or potential assignees shall have agreed to acquire the Increase Amount, provided, however, no Bank (including, specifically, but without limitation, KeyBank) shall be obligated to acquire such increase without the express written consent of such Bank, which consent may be withheld in such Bank's sole and absolute discretion. Upon the request of Borrower, KeyBank shall endeavor to solicit Banks to acquire the Increase Amount. Borrower shall cooperate and actively assist with KeyBank in connection with any such solicitation and shall reimburse KeyBank for any reasonable out-of-pocket fees or expenses incurred in connection with such solicitation.

            (c)   Upon satisfaction of the terms and conditions set forth above,
(i) the Increase Amount shall become a part of the Commitment and Total Commitment and be available to be disbursed subject to the terms of this Agreement, and, subject to the payment of any breakage costs pursuant to Section 4.7, the Banks shall make such adjustments to the outstanding Loans and Commitment Percentages of such Banks, so that, after giving effect to such increase, the outstanding Loans and Commitment Percentages are consistent with their respective Commitments; and (ii) the Agent may unilaterally revise
Schedule I to reflect the increased Commitment.

Section 3. REPAYMENT OF THE LOANS.

      Section 3.1 Stated Maturity. The Borrower promises to pay on the Maturity Date and there shall become absolutely due and payable on the Maturity Date, all of the Loans outstanding on such date, together with any and all accrued and unpaid interest thereon.

      Section 3.2 Mandatory Prepayments. The Borrower promises to pay principal of the Loans prior to stated maturity, as follows:

            (a) If at any time the aggregate outstanding principal amount of the Loans and outstanding Letters of Credit (including Letters of Credit accepted but unpaid) exceed the Total Commitment, then the Borrower shall immediately upon demand from Agent pay the amount of such excess to the Agent for the respective accounts of the Banks for application first to Prime Rate Loans and then to LIBOR Loans, except that the amount of any Swing Loans shall be paid solely to the Swing Loan Bank.

            (b) Unless the Borrower shall have provided to the Agent a Compliance Certificate with respect to any proposed or completed sale, transfer, casualty, condemnation or other disposition of any of the Properties or Eligible Notes Receivable or partial or full principal payment or defeasance of any Eligible Notes Receivable (or any interest of Borrower or a Subsidiary Guarantor in an Eligible Note Receivable), together with an updated list of the Properties and Eligible Notes Receivable remaining after such event, as applicable, adjusted in the best good-faith estimate of the Borrower to give effect to such sale, transfer, casualty, condemnation, other disposition or prepayment and demonstrating that no Default or Event of Default shall have occurred and be continuing and that no Default or Event of Default shall result from such sale, transfer, casualty, condemnation, other disposition or prepayment, all of the Borrower's interest in (i) the gross proceeds of each and every sale, transfer, casualty, condemnation, other disposition of any of the Properties or Eligible Notes Receivable (or interest owned therein) owned by the Borrower or a Subsidiary Guarantor, less all reasonable costs, expenses and commissions paid to unrelated parties as a part of such sale, transfer, casualty, condemnation or other disposition, or (ii) such prepayment of the Eligible Notes Receivable (or interest owned therein) owned by the Borrower or a Subsidiary Guarantor, shall be promptly paid by the Borrower to the Agent for the account of the Banks as a prepayment of the Loans to the extent of the outstanding balance of the Loans.

      Section 3.3 Optional Prepayments. The Borrower shall have the right, at its election, to prepay the outstanding amount of the Loans, as a whole or in part, at any time; provided, that if the full or partial prepayment of the outstanding amount of any LIBOR Loans pursuant to this Section 3.3 is made on any day prior to the last day of the Interest Period relating thereto, the Borrower shall also pay such amounts as shall be due and payable under Section
4.8. The Borrower shall give the Agent, no later than 10:00 a.m., Atlanta time, at least one (1) Business Day's prior written notice of any prepayment pursuant to this Section 3.3, in each case specifying the proposed date of payment of Loans and the principal amount to be paid. Notwithstanding the foregoing, no prior notice shall be required for the prepayment of any Swing Loan.

      Section 3.4 Partial Prepayments. Each partial prepayment of the Loans under Section 3.3 shall be in the minimum amount of $500,000.00 or an integral multiple of $100,000 in excess thereof (unless the Loans are being prepaid in full), shall be accompanied by the payment of accrued interest on the principal prepaid to the date of payment and, after payment of such interest, shall be applied, in the absence of instruction by the Borrower, first to the principal of any outstanding Swing Loans, and then pro rata to the Banks in the same proportions that the aggregate Obligations owed to each Bank under the Loan Documents bear to the aggregate Obligations owed under the Loan Documents to all the Banks, without priority or preference among the Banks. In either case, the payment shall be applied first to the principal of Prime Rate Loans and then to the principal of LIBOR Loans.

      Section 3.5 Effect of Prepayments. Amounts of the Loans prepaid under
Section 3.2 or Section 3.3 prior to the Maturity Date may be reborrowed as provided in Section 2.1 and Section 2.1A. Except as otherwise expressly provided herein, (a) all partial prepayments made pursuant to Section 3.2 or Section 3.3 shall first be applied to accrued but unpaid interest on the amount so prepaid and then to principal, and (b) all other payments shall first be applied to accrued but unpaid interest and then to principal.

Section 4. CERTAIN GENERAL PROVISIONS.

      Section 4.1 Conversion Options.

            (a) The Borrower may elect from time to time to convert all of any outstanding Loan to a Loan of another Type and such Loan shall thereafter bear interest as a Prime Rate Loan or a LIBOR Loan, as applicable; provided that (i) with respect to any such conversion of a LIBOR Loan to a Prime Rate Loan, the Borrower shall give the Agent at least one (1) Business Day's prior written notice of such election, and such conversion shall only be made on the last day of the Interest Period with respect to such LIBOR Loan; (ii) with respect to any such conversion of a Prime Rate Loan to a LIBOR Loan, the Borrower shall give the Agent at least three (3) LIBOR Business Days' prior written notice of such election and the Interest Period requested for such Loan, the principal amount of the Loan so converted shall be in a minimum aggregate amount of $1,000,000 or an integral multiple of $100,000 in excess thereof and, after giving effect to the making of such Loan, there shall be no more than seven (7) LIBOR Loans outstanding at any one time (not counting Swing Loans); and (iii) no Loan may be converted into a LIBOR Loan when any Default or Event of Default has occurred and is continuing. All or any part of the outstanding Loans of any Type may be converted as provided herein, provided that no partial conversion shall result in a Prime Rate Loan in an aggregate principal amount of less than $1,000,000 or a LIBOR Loan in an aggregate principal amount of less than $1,000,000 and that the aggregate principal amount of each Loan shall be in an integral multiple of $100,000. On the date on which such conversion is being made, each Bank shall take, to the extent it deems it necessary to do so, such action as is necessary to transfer its Commitment Percentage of such Loans to its Domestic Lending Office or its LIBOR Lending Office, as the case may be. Each Conversion Request relating to the conversion of a Prime Rate Loan to a LIBOR Loan shall be irrevocable by the Borrower.

            (b) Any LIBOR Loan may be continued as such Type upon the expiration of an Interest Period with respect thereto by compliance by the Borrower with the terms of Section 4.1; provided that no LIBOR Loan may be continued as such when any Default or Event of Default has occurred and is continuing, but shall be automatically converted to a Prime Rate Loan on the last day of the Interest Period relating thereto ending during the continuance of any Default or Event of Default.

            (c) In the event that the Borrower does not notify the Agent of its election hereunder with respect to any Loan, such Loan shall be automatically converted to a Prime Rate Loan at the end of the applicable Interest Period.

      Section 4.2 Closing Fee. The Borrower has paid to KeyBank certain closing fees pursuant to the Agreement Regarding Fees.

      Section 4.3 Agent's Fee. The Borrower shall pay to the Agent, for the Agent's own account, an Agent's fee as set forth in the Agreement Regarding Fees. The Agent's fee shall be payable as provided in the Agreement Regarding Fees.

      Section 4.4 Funds for Payments.

            (a) All payments of principal, interest, facility fees, Agent's fees, closing fees, Letter of Credit fees and any other amounts due hereunder or under any of the other Loan Documents shall be made to the Agent, for the respective accounts of the Banks and the Agent, as the case may be, at the Agent's Head Office, not later than 3:00 p.m. (Atlanta time) on the day when due, in each case in lawful money of the United States in immediately available funds. To the extent funds are available in such account, the Agent is hereby authorized to charge the account of the Borrower with KeyBank, on the dates when the amount thereof shall become due and payable, with the amounts of the principal of and interest on the Loans and all fees, charges, expenses and other amounts owing to the Agent and/or the Banks (including the Swing Loan
Bank) under the Loan Documents.

            (b) All payments by the Borrower hereunder and under any of the other Loan Documents shall be made without setoff or counterclaim and free and clear of and without deduction for any taxes, levies, imposts, duties, charges, fees, deductions, withholdings, compulsory loans, restrictions or conditions of any nature now or hereafter imposed or levied by any jurisdiction or any political subdivision thereof or taxing or other authority therein unless the Borrower is compelled by law to make such deduction or withholding. Subject to
Section 4.9(a) and Section 18.10 below, if any such obligation is imposed upon the Borrower with respect to any amount payable by it hereunder or under any of the other Loan Documents, the Borrower will pay to the Agent, for the account of the Banks (including the Swing Loan Bank) or (as the case may be) the Agent, on the date on which such amount is due and payable hereunder or under such other Loan Document, such additional amount in Dollars as shall be necessary to enable the Banks or the Agent to receive the same net amount which the Banks or the Agent would have received on such due date had no such obligation been imposed upon the Borrower. The Borrower will deliver promptly to the Agent certificates or other valid vouchers for all taxes or other charges deducted from or paid with respect to payments made by the Borrower hereunder or under such other Loan Document.

      Section 4.5 Computations. All computations of interest on the Loans and of other fees to the extent applicable shall be based on a 360-day year (or a 365-day year in the case of Prime Rate Loans) and paid for the actual number of days elapsed. Except as otherwise provided in the definition of the term "Interest Period" with respect to LIBOR Loans, whenever a payment hereunder or under any of the other Loan Documents becomes due on a day that is not a Business Day, the due date for such payment shall be extended to the next succeeding Business Day, and interest shall accrue during such extension. The outstanding amount of the Loans as reflected on the records of the Agent from time to time shall be considered prima facie evidence of such amount.

      Section 4.6 Inability to Determine LIBOR. In the event that, prior to the commencement of any Interest Period relating to any LIBOR Loan, the Agent shall determine in the exercise of its good faith business judgment that adequate and reasonable methods do not exist for ascertaining the LIBOR for such Interest Period, the Agent shall forthwith give notice of such determination (which shall be conclusive and binding on the Borrower and the Banks) to the Borrower and the Banks. In such event (a) any Loan Request with respect to LIBOR Loans shall be automatically withdrawn and shall be deemed a request for Prime Rate Loans and
(b) each LIBOR Loan will automatically, on the last day of the then current Interest Period thereof, become a Prime Rate Loan, and the obligations of the Banks to make LIBOR Loans shall be suspended until the Agent determines in the exercise of its good faith business judgment that the circumstances giving rise to such suspension no longer exist, whereupon the Agent shall so notify the Borrower and the Banks.

      Section 4.7 Illegality. Notwithstanding any other provisions herein, if any present or future law, regulation, treaty or directive or the interpretation or application thereof shall make it unlawful, or any central bank or other governmental authority having jurisdiction over a Bank or its LIBOR Lending Office shall assert that it is unlawful, for any Bank to make or maintain LIBOR Loans, such Bank shall forthwith give notice of such circumstances to the Agent and the Borrower and thereupon (a) the commitment of the Banks to make LIBOR Loans or convert Loans of another type to LIBOR Loans shall forthwith be suspended and (b) the LIBOR Loans then outstanding shall be converted automatically to Prime Rate Loans on the last day of each Interest Period applicable to such LIBOR Loans or within such earlier period as may be required by law; provided that the affected Bank agrees to designate a different LIBOR Lending Office if such designation will permit such Bank to make or maintain LIBOR Loans and will not, in the good faith judgment of such Bank, otherwise be materially disadvantageous to such Bank.

      Section 4.8 Additional Interest. If any LIBOR Loan or any portion thereof is repaid or is converted to a Prime Rate Loan for any reason on a date which is prior to the last day of the Interest Period applicable to such LIBOR Loan or if repayment of the Loans has been accelerated as provided in Section 12.1, the Borrower will pay to the Agent upon demand for the account of the Banks in accordance with their respective Commitment Percentages (or to the Swing Loan Bank with respect to a Swing Loan), in addition to any amounts of interest otherwise payable hereunder, any amounts required to compensate the Banks for any losses, costs or expenses which may reasonably be incurred as a result of such payment or conversion.

      Section 4.9 Additional Costs, Etc. Notwithstanding anything herein to the contrary, if any future applicable law or change in or phasing in of any presently existing law, which expression, as used herein, includes statutes, rules and regulations thereunder and legally binding interpretations thereof by any competent court or by any governmental or other regulatory body or official with appropriate jurisdiction charged with the administration or the interpretation thereof and requests, directives, instructions and notices at any time or from time to time hereafter made upon or otherwise issued to any Bank or the Agent by any central bank or other fiscal, monetary or other authority (whether or not having the force of law), shall:

            (a) subject any Bank or the Agent to any tax, levy, impost, duty, charge, fee, deduction or withholding of any nature with respect to this Agreement, the other Loan Documents, such Bank's Commitment (including the Swing Loan Commitment), a Letter of Credit or the Loans (other than the Excluded Taxes), or

            (b) materially change the basis of taxation (except for changes in the Excluded Taxes) of payments to any Bank of the principal of or the interest on any Loans or any other amounts payable to any Bank under this Agreement or the other Loan Documents, or

            (c) impose or increase or render applicable any special deposit, reserve, assessment, liquidity, capital adequacy or other similar requirements (whether or not having the force of law) against assets held by, or deposits in or for the account of, or loans by, or commitments of an office of any Bank, or

            (d) impose on any Bank or the Agent any other conditions or requirements with respect to this Agreement, the other Loan Documents, the Loans, such Bank's Commitment

(including the Swing Loan Commitment), a Letter of Credit, or any class of loans or commitments of which any of the Loans or such Bank's Commitment (including the Swing Loan Commitment) forms a part; and the result of any of the foregoing is

                  (i) to increase the cost to any Bank of making, funding, issuing, renewing, extending or maintaining any of the Loans or Letters of Credit or such Bank's Commitment (including the Swing Loan Commitment), or

                  (ii) to reduce the amount of principal, interest or other amount payable to such Bank or the Agent hereunder on account of such Bank's Commitment (including the Swing Loan Commitment) or any of the Loans or Letters of Credit, or

                  (iii) to require such Bank or the Agent to make any payment or to forego any interest or other sum payable hereunder, the amount of which payment or foregone interest or other sum is calculated by reference to the gross amount of any sum receivable or deemed received by such Bank or the Agent from the Borrower hereunder, then, and in each such case, the Borrower will, within thirty (30) days of demand made by such Bank or (as the case may be) the Agent at any time and from time to time and as often as the occasion therefor may arise, pay to such Bank or the Agent such additional amounts as such Bank or the Agent shall determine in good faith to be sufficient to compensate such Bank or the Agent for such additional cost, reduction, payment or foregone interest or other sum. Each Bank and the Agent in determining such amounts may use any reasonable averaging and attribution methods, generally applied by such Bank or the Agent. Notwithstanding the foregoing, the Borrower shall have the right, in lieu of making the payment referred to in this Section 4.9, to prepay the Loan of the applicable Bank within thirty (30) days of such demand and avoid the payment of the amounts otherwise due under this Section 4.9, provided, however, that the Borrower shall be required to pay together with such prepayment of the Loan all other costs, damages and expenses otherwise due under Section 4.8 of this Agreement as a result of such prepayment, and following such prepayment, the Total Commitment shall be reduced by the amount of the Loan so prepaid, and the Commitment Percentages of the remaining Banks shall be adjusted based on the percentage that each Bank's Commitment bears to the adjusted Total Commitment.

      Section 4.10 Capital Adequacy. If after the date hereof any Bank reasonably determines that (a) the adoption after the date hereof of, or phasing in or change in, any law, rule, regulation or guideline regarding capital requirements for banks or bank holding companies or any change in the interpretation or application thereof by any governmental authority charged with the administration thereof, or (b) compliance by such Bank or its parent bank holding company with any guideline, request or directive of any such entity regarding capital adequacy (whether or not having the force of law) issued or phased in after the date hereof, has the effect of reducing the return on such Bank's or such holding company's capital as a consequence of such Bank's commitment to make Loans hereunder to a level below that which such Bank or holding company could have achieved but for such adoption, change or compliance (taking into consideration such Bank's or such holding company's then existing policies with respect to capital adequacy and assuming the full utilization of such entity's capital) by any amount deemed by such Bank to be material, then such Bank may notify the Borrower thereof. The Borrower agrees to pay to such Bank the amount of such reduction in the return on capital as and when such reduction is determined, upon presentation by such Bank of a statement of the amount setting forth the Bank's calculation thereof. In determining such amount, such Bank may use any reasonable averaging and attribution methods.

      Section 4.11 Indemnity of Borrower. THE BORROWER AGREES TO INDEMNIFY EACH BANK AND TO HOLD EACH BANK HARMLESS FROM AND AGAINST ANY LOSS, COST OR EXPENSE THAT SUCH BANK MAY REASONABLY SUSTAIN OR INCUR AS A CONSEQUENCE OF (A) DEFAULT BY THE BORROWER IN PAYMENT OF THE PRINCIPAL AMOUNT OF OR ANY INTEREST ON ANY LIBOR LOANS AS AND WHEN DUE AND PAYABLE, INCLUDING ANY SUCH LOSS OR EXPENSE ARISING FROM INTEREST OR FEES PAYABLE BY SUCH BANK TO LENDERS OF FUNDS OBTAINED BY IT IN ORDER TO MAINTAIN ITS LIBOR LOANS, OR (B) DEFAULT BY THE BORROWER IN MAKING A BORROWING OR CONVERSION AFTER THE BORROWER HAS GIVEN (OR IS DEEMED TO HAVE GIVEN) A LOAN REQUEST OR A CONVERSION REQUEST (EXCLUDING, HOWEVER, ANY LOAN REQUEST THAT PURSUANT TO Section 2.6 MAY BE REVOKED WITHOUT PENALTY AND THE DEEMED WITHDRAWAL OF A LOAN REQUEST PURSUANT TO Section 4.6). THE BORROWER AGREES THAT THE INDEMNIFICATION OF THE BANKS BY BORROWER SET FORTH IN THIS
Section 4.11 INCLUDES INDEMNIFICATION IN THE EVENT OR ORDINARY NEGLIGENCE ON THE PART OF THE BANKS BUT DOES NOT INCLUDE INDEMNIFICATION OF A BANK FOR SUCH BANK'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

      Section 4.12 Interest on Overdue Amounts; Late Charge. To the extent required by the Requisite Banks following the occurrence anD during the continuance of any Event of Default, and regardless of whether or not the Agent or the Banks shall have accelerated the maturity of the Loans, all Loans shall bear interest payable on demand at a rate per annum equal to two percent (2%) above the rate that would otherwise be applicable at such time, until such amount shall be paid in full (after as well as before judgment), and the Letter of Credit Fee shall be increased to a rate per annum equal to two percent (2%) above the Letter of Credit Fee that would otherwise be applicable at such time, or if such rate shall exceed the maximum rate permitted by law, then at the maximum rate permitted by law. In addition, the Borrower shall pay a late charge equal to three percent (3%) of any amount of interest and/or principal payable on the Loans or any other amounts payable hereunder or under the Loan Documents, which is not paid within ten (10) days of the date when due.

      Section 4.13 Certificate. A certificate, prepared in good faith by a Bank consistent with such Bank's practice in calculating such amounts, setting forth any amounts payable pursuant to Section 4.8, Section 4.9, Section 4.10, Section
4.11 or Section 4.12 and a brief explanation of such amounts which are due, submitted by any Bank or the Agent to the Borrower, shall be prima facie evidence of any such amounts. Any such Certificate setting forth any amounts payable pursuant to Section 4.8, Section 4.9 or Section 4.10 must be delivered to the Agent and the Borrower within one hundred twenty (120) days after the affected Bank becomes aware of the basis for any such claim; provided that if such Certificate is not delivered to the Agent and the Borrower within one hundred twenty (120) days after the affected Bank becomes aware of the basis for any such claim, such Bank shall only be entitled to receive payment pursuant to
Section 4.8, Section 4.9 or Section 4.10, as applicable, with respect to amounts which arose during the one hundred twenty (120) day period prior to the date such Bank delivered such Certificate to the Agent and the Borrower.

      Section 4.14 Limitation on Interest.

            (a) Notwithstanding anything in this Agreement or the other Loan Documents to the contrary, it is the intent of the Agent, the Banks and the Borrower to conform to and contract in strict compliance with all applicable usury laws from time to time in effect. All agreements (including the Loan Documents) between Agent, the Banks and the Borrower (or any other party liable with respect to any indebtedness under the Loan Documents) are hereby limited by the provisions of this Section which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged or received under this Agreement, any other Loan Document, or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of this Agreement, any other Loan Document, or any other document, interest would otherwise be taken, reserved, contracted for, charged or payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this Section and this Agreement, such other Loan Document, and such other document shall be automatically reformed and the interest taken, reserved, contracted for, charged or payable shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Bank shall ever receive anything of value which is interest or characterized as interest under applicable law and which would apart from this provision be in excess of the maximum lawful nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans to it (in inverse order of maturity) and not to the payment of interest, or refunded to the Borrower if and to the extent such amount which would have been excessive exceeds such unpaid principal. The right to accelerate maturity of the Loans and the other Obligations does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and the Agent and the Banks do not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to the Banks on the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of the Loans does not exceed the maximum nonusurious amount permitted by applicable law. As used in this Section, the term "applicable law" shall mean such laws as they now exist or may be changed or amended or come into effect in the future. As used in this Section, the term "interest" includes all amounts that constitute, are deemed, or are characterized as interest under applicable law.

            (b) If at any time the interest rate (the "Stated Rate") called for under this Agreement or any other Loan Document exceeds or would exceed the Highest Lawful Rate, the rate at which interest shall accrue hereunder or thereunder shall automatically be limited to the Highest Lawful Rate, and shall remain at the Highest Lawful Rate until the total amount of interest accrued equals the total amount of interest which would have accrued but for the operation of this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the

Stated Rate would again exceed the Highest Lawful Rate, in which case the immediately preceding sentence shall apply.

            (c) Borrower hereby agrees that as a condition precedent to any claim seeking usury penalties against Banks, Borrower will provide written notice to Agent, advising Agent in reasonable detail of the nature and amount of the violation, and Banks shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or crediting such excess interest against the Loans and/or any other indebtedness then owing by Borrower to Banks. To the extent that Banks are relying on Chapter 303, as amended, of the Texas Finance Code to determine the Highest Lawful Rate, Banks will utilize the weekly rate ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits a greater amount of interest than is permitted under Texas law, Banks will rely on United States federal law instead of such Chapter 303, as amended, for the purpose of determining the Highest Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Banks may, at Banks' option and from time to time, implement any other method of computing the maximum lawful rate under such Chapter 303, as amended, or under other applicable law by giving notice, if required, to Borrower as provided by applicable law now or hereafter in effect. This Section 4.14 will control all agreements between Borrower, Agents and Banks.

            (d) Borrower and Banks expressly agree that in no event shall the provisions of Chapter 346 of the Texas Finance Code (which regulates certain revolving credit loan accounts and revolving triparty accounts) apply to Loans or to any advance of Loans made pursuant to the terms of this Agreement.

      Section 4.15 Certain Provisions Relating to Increased Costs. If no Default or Event of Default shall have occurred and be continuing, and if any Bank has requested payment or compensation for any losses or costs to be reimbursed pursuant to any one or more of the provisions of Section 4.9 or Section 4.10 (each, an "Affected Bank"), then, within thirty (30) Business Days after such notice or request for payment or compensation, Borrower shall have the one-time right as to such Affected Bank, to be exercised by delivery of written notice delivered to the Agent and the Affected Bank within thirty (30) Business Days of receipt of such notice, to elect to cause the Affected Bank to transfer its Commitment to a replacement Bank or Banks reasonably approved by Agent unless following receipt of such notice such Bank withdraws such request for payment or compensation (it being acknowledged that Agent may reasonably disapprove a replacement Bank if such Bank is currently a Bank and the assignment of some or all of the Commitment of the Affected Bank would result, in Agent's judgment, in such Bank holding a disproportionately great Commitment Percentage). Upon any such purchase of the Commitment of the Affected Bank, the Affected Bank's interest in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase (other than those rights of a Bank that expressly survive termination of this Agreement), and the Affected Bank shall promptly execute all documents reasonably requested to surrender and transfer such interest. The purchase price for the Affected Bank's Commitment shall equal any and all amounts outstanding and owed by Borrower to the Affected Bank, including principal and all accrued and unpaid interest or fees and amounts due pursuant to Section 4.9 and Section 4.10.

Section 5. UNSECURED OBLIGATIONS; GUARANTY.

      Section 5.1 Unsecured Obligations. The Banks have agreed to make the Loans to the Borrower on an unsecured basis. Notwithstanding the foregoing, the Obligations shall be guaranteed by Guarantor pursuant to the Guaranty.

      Section 5.2 Addition and Removal of Properties and Eligible Note
Receivable.

            (a) Subject to the terms of this Agreement and the satisfaction of all of the conditions set forth below in this Section 5.2, thE Borrower shall have the right from time to time to add a parcel or parcels of Real Estate to the Properties, or to add an Eligible Note Receivable to the Eligible Notes Receivable, or remove an Eligible Note Receivable or parcel or parcels of Real Estate as a Property.

            (b) Each parcel of Real Estate (whether included as of the date of this Agreement or hereafter added) shall be owned one hundred percent (100%) in fee simple by the Borrower, or subject to the provisions of Section 5.3, a Subsidiary Guarantor, or Borrower oR such Subsidiary Guarantor shall hold a leasehold interest in a parcel of Real Estate pursuant to a mortgageable ground lease as provided herein, and in any case shall satisfy all of the following conditions:

                  (i) such Real Estate shall be free and clear of all Liens other than the Liens permitted in Section 8.2(i) and (iii);

                  (ii) such Real Estate shall be a completed existing resort or hotel asset or office asset located in the United States which is an income producing operating property;

                  (iii) such Real Estate shall not have any environmental, structural, title, survey, zoning or other defects that would give rise to a materially adverse effect as to the value, use of or ability to sell or refinance such Real Estate;

                  (iv) if Borrower or such Subsidiary Guarantor shall own a leasehold interest in such Real Estate, Borrower shall certify to Agent that (A) such ground lease is granted by the fee owner of such Real Estate, (B) the leasehold interest therein may be encumbered, transferred and/or assigned without the consent of the lessor, (C) such ground lease has a remaining term (including any renewal terms exercisable at the sole option of the lessee) of at least forty (40) years, (D) no default (after the expiration of any applicable grace or notice and cure periods) has occurred thereunder and is continuing, and
(E) such ground lease contains mortgagee protection provisions to the effect that (1) the lessor shall notify any holder of a security interest in such lease of the occurrence of any default by the lessee under such lease and shall afford such holder a reasonable period of time to cure such default, (2) the lessor shall not terminate the lease because of a default by the lessee thereunder during any period in which any holder of the security interest in such lease is in the process of prosecuting remedies to obtain possession of the leasehold estate in the Real Estate, and (3) in the event that such lease is terminated, any holder of a security interest in such lease shall have the option to enter into a new lease with the lessor for the remainder of the term thereof that has terms substantially identical to those contained in the terminated lease; provided, however, that at any one time the Properties or the real estate owned by a borrower underlying the Eligible Notes Receivable consisting of leasehold estates, shall not cause a violation of the covenant set forth in Section 9.5(d) and the remainder must be owned in fee simple (provided further that if Borrower or such Subsidiary Guarantor owns both leasehold and fee simple title to a Property, it shall not be counted as a leasehold estate);

                  (v) on the date the information in Section 5.2(d)(iii) is submitted to the Agent, office assets shall be at least seventy percenT (70%) leased pursuant to fully executed Leases to tenants taking occupancy within the immediately succeeding 180 days; and

                  (vi) on the date the information in Section 5.2(d)(iii) is submitted to the Agent, resort or hotel assets shall have had sixty percent (60%) average occupancy over the immediately preceding twelve (12) months.

            (c) Each Eligible Note Receivable shall be owned one hundred percent (100%) by the Borrower (it being acknowledged that participations in the underlying loan may be sold to other institutional investors) or, subject to the provisions of Section 5.3, a Subsidiary Guarantor, and in any case shall satisfy all of the following conditions:

                  (i) Such Eligible Note Receivable (whether included as of the date of this Agreement or hereafter added) shall satisfy each of the provisions within the definition of Eligible Note Receivable;

                  (ii) The underlying real estate directly or indirectly securing such Eligible Note Receivable shall not have any environmental, structural, title, survey, zoning or other defects that would give rise to a material adverse effect as to the value, use or ability to sell or refinance such real estate;

                  (iii) If the borrower under such Eligible Note Receivable shall own a leasehold interest in such real estate, Borrower shall deliver a certification to Agent of the type described in Section 5.2(b)(iv) with respect thereto, and such interest shall be subject to the limit in Section 9.5(d); and

                  (iv) Upon the request of Agent, Borrower shall deliver to Agent copies of any agreements evidencing or securing such Eligible Note Receivable (and if such Eligible Note Receivable is a mezzanine loan, any agreements relating to any senior mortgage or mezzanine loan any and participation agreement), and operating statements, rent rolls and other property level information relating to the real estate.

            (d) The addition of any Real Estate as a Property, and the addition of any Eligible Note Receivable shall also be subject to the satisfaction of the following conditions, in addition to the conditions set forth above in Section 5.2(b) and (c):

                  (i) in connection with an addition, no Event of Default shall have occurred and be continuing and no Default or Event of Default would result from such addition;

                  (ii) each of the Real Estate and Eligible Note Receivable specific representations and warranties set forth in this Agreement shall be true and correct in all material respects with respect to any such added Real Estate and Eligible Note Receivable ;

                  (iii) in connection with any addition, the Agent shall have received written notice from the Borrower of its desire to obtain such addition no later than one (1) Business Day prior to the date on which such addition is to be effected, together with the following items in form and substance satisfactory to the Agent:

                        (A) a Certification from an Authorized Officer of Borrower and Crescent OP that no Event of Default exists and no Default or Event of Default will arise as of the date of the addition of such Real Estate or Eligible Note Receivable, taking into account the addition of such Real Estate or Eligible Note Receivable;

                        (B) a Guaranty if the Agent has approved ownership of such Real Estate or Eligible Note Receivable by a Subsidiary Guarantor in accordance with Section 5.3; and

                        (C) such other documents, opinions and assurances as Agent may reasonably request, all in form and substance satisfactory to Agent; and

                  (iv) Agent shall have received payment of all its reasonable out-of-pocket expenses in connection with the addition of such Property or Eligible Note Receivable, including the reasonable fees and expenses of Agent's Special Counsel.

            (e) The removal of any Property or any Eligible Note Receivable shall also be subject to the satisfaction of the following conditions:

                  (i) in connection with the removal of a Property, no Default or Event of Default shall have occurred and be continuing and no Default or Event of Default will result from such removal (provided that if a Default shall have occurred and be continuing but shall be fully cured (without any other Default or Event of Default arising) by the removal of such Property, the existence of such Default shall not prevent the removal of such Property);

                  (ii) in connection with the removal of an Eligible Note Receivable, no Event of Default shall have occurred and be continuing and no Default or Event of Default will result from such removal;

                  (iii) the Agent shall have received written notice from the Borrower of its desire to obtain such removal no later than five (5) Business Days prior to the date on which such removal is to be effective, together with the following items:

                        (A) a Compliance Certificate, together with an updated list of the Properties and the Eligible Notes Receivable remaining after such removal, adjusted to give effect to such removal and demonstrating that no Default (in connection with the removal of a Property) or Event of Default (in connection with the removal of a Property or an Eligible Note Receivable) shall have occurred and be continuing and that no Default or Event of Default shall result from such removal; and

                        (B) payment on the date of such removal to Agent on behalf of the Banks of any amounts required to be paid pursuant to Section 3.2(b); and

                  (iv) the Agent shall have received payment of all of its reasonable out-of-pocket expenses in connection with the removal of such Property or Eligible Note Receivable, including the reasonable fees and expenses of Agent's special counsel.

            (f) In the event that an Eligible Note Receivable shall no longer meet the requirements under this Agreement of an Eligible Note Receivable, it shall no longer be considered as an Eligible Note Receivable and may, subject to the terms of this Agreement, be removed by transfer (including by dividend or distribution) to Crescent OP or one of its Subsidiaries at any time thereafter.

            (g) Schedule II shall be deemed amended to reflect any addition or removal of a Property in accordance with this Section 5.2 or Section 5.3, as applicable.

      Section 5.3 Subsidiary Guarantors.

            (a) In the event that the Agent approves ownership of a Property or an Eligible Note Receivable after the Closing Date pursuant to Section 5.2 by any Subsidiary of Crescent OP in which Crescent OP directly or indirectly owns a one hundred percent (100%) interest and in which Crescent OP has control over all major day-to-day decisions with respect to the operation of such entity, Crescent OP shall cause such Subsidiary to execute and deliver to Agent a Guaranty, and such Subsidiary shall become a Subsidiary Guarantor hereunder. Crescent OP shall further cause such Subsidiary to become a party to the Contribution Agreement. The organizational agreements of such Subsidiary Guarantor or such other resolutions or consents satisfactory to Agent shall specifically authorize such Subsidiary Guarantor to guarantee the Obligations. Crescent OP shall further cause all representations, covenants and agreements in the Loan Documents with respect to or applicable to Subsidiary Guarantors to be true and correct with respect to such Subsidiary Guarantor. In connection with the delivery of such Guaranty, Crescent OP shall deliver to the Agent such organizational documents, resolutions, consents, opinions and other documents and instruments as the Agent may reasonably require (provided that in any event Borrower shall provide a favorable non-consolidation opinion addressed to the Banks and the Agent, in form and substance satisfactory to the Agent, from counsel to the Borrower, the General Partner and the Guarantors).

            (b) The Borrower may request in writing that the Agent release, and the Agent shall release, a Subsidiary Guarantor from the Guaranty so long as:

                  (i) if such Subsidiary Guarantor owns a Property, no Default or Event of Default shall then be in existence or would occur as a result of such release, including without limitation, a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9;

                  (ii) if such Subsidiary Guarantor does not own a Property, no Event of Default shall then be in existence and no Default or Event of Default would occur as a result of such release, including without limitation a Default or Event of Default resulting from a violation of any of the covenants contained in Section 9;

                  (iii) the Agent shall have received such written request at least five (5) Business Days prior to the requested date of release; and

                  (iv) compliance by Borrower with the requirements of Section 5.2(e)(iii).

Delivery by the Borrowers to the Agent of any such request for a release shall constitute a representation by the Borrowers that the matters set forth in the preceding sentence (both as of the date of the giving of such request and as of the date of the effectiveness of such request) are true and correct with respect to such request. The definition of "Subsidiary Guarantor" shall be deemed amended to reflect any addition or removal of a Subsidiary Guarantor in accordance with this Section 5.3.

      Section 5.4 Right to Obtain Appraisals. The Agent on behalf of the Banks shall have the right upon the request of the Requisite Banks to obtain from time to time, at the Borrower's cost and expense, Appraisals of the Properties or properties subject to Eligible Notes Receivable which will be ordered by the Agent, provided that so long as no Event of Default shall have occurred and be continuing, the Borrower shall only be obligated to pay for the costs and expenses associated with such Appraisals once during the term of the Loans. The costs and expenses incurred by the Agent in obtaining such Appraisals shall be paid by the Borrower forthwith upon billing or request by the Agent for reimbursement therefor.

Section 6. REPRESENTATIONS AND WARRANTIES.

            The Borrower and the Guarantor represent and warrant to the Agent and the Banks as follows:

      Section 6.1 Corporate Authority, Etc.

            (a) Organization; Good Standing. The Borrower is a Delaware limited partnership duly organized pursuant to a limited partnership agreement and a limited partnership certificate dated January 21, 2000, and amendments thereto, filed with the Secretary of State of Delaware and is validly existing and in good standing under the laws of Delaware. The General Partner is a Delaware limited liability company duly organized pursuant to its certificate of organization and amendments thereto filed with the Secretary of State of Delaware and is validly existing and in good standing under the laws of Delaware. Crescent OP is a Delaware limited partnership duly organized pursuant to a limited partnership agreement, as amended, and a limited partnership certificate dated February 9, 1994, and amendments thereto, filed with the Secretary of State of Delaware and is validly existing and in good standing under the laws of Delaware. CREEL is a Delaware corporation duly organized pursuant to its articles of incorporation, and amendments thereto, filed with the Secretary of State of Delaware and is validly existing and in good standing under the laws of Delaware. Crescent REIT is a Texas real estate investment trust duly organized pursuant to its Restated Declaration of Trust and amendments thereto filed in Tarrant County, Texas and is validly existing and in good standing under the laws of the State of Texas. Each Subsidiary Guarantor and Spectrum Entity is a limited partnership, limited liability company or other entity duly organized and validly existing and in good standing under the laws of its respective State of organization. Each of the Borrower, the General Partner, the Guarantor and the Spectrum Entities (i) has all requisite power to own its respective properties and conduct its respective business as now conducted and as presently contemplated, and (ii) as to the Borrower, the Guarantor and the Spectrum Entities, is in good standing as a foreign entity and is duly authorized to do business in the jurisdictions where its respective Real Estate is located or in which the real estate subject to an Eligible Note Receivable is located to the extent required, and as to the Borrower, the General Partner and the Guarantor, in each other jurisdiction where a failure to be so qualified in such other jurisdiction has had or could have a Material Adverse Effect. Crescent REIT is a real estate investment trust in full compliance with and entitled to the benefits of Section 856 of the Code. Each oF Crescent OP and Borrower is a qualified subsidiary of a real estate investment trust within the meaning of the Code.

            (b) Subsidiaries. Each of the Subsidiaries of Crescent OP (other than the Borrower, the Subsidiary Guarantor and the Spectrum Entities, as to which Section 6.1(a) applies) (i) is a corporation, limited partnership, limited liability company or trust dulY organized under the laws of its State of organization and is validly existing and in good standing under the laws thereof, (ii) has all requisite power to own its property and conduct its business as now conducted and as presently contemplated and (iii) is in good standing and is duly authorized to do business in each jurisdiction where a failure to be so qualified or in good standing has had or could have a Material Adverse Effect.

            (c) Authorization. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower, the General Partner, Crescent REIT or the Guarantor is or is to become a party and the transactions contemplated hereby and thereby (i) are within the authority of such Person, (ii) have been duly authorized by all necessary proceedings on the part of such Person, (iii) do not and will not conflict with or result in any breach or contravention of any provision of law, statute, rule or regulation to which such Person is subject or any judgment, order, writ, injunction, license or permit applicable to such Person, (iv) do not and will not conflict with or constitute a default (whether with the passage of time or the giving of notice, or both) under any provision of the articles of incorporation, partnership agreement, certificate of formation, operating agreement, declaration of trust or other charter documents or bylaws of, or any mortgage, indenture (including, without limitation, the Bond Indenture), agreement, contract or other instrument binding upon, such Person or any of its properties, and (v), except as provided in the Loan Documents, do not and will not result in or require the imposition of any lien or other encumbrance on any of the properties, assets or rights of such Person.

            (d) Enforceability. The execution and delivery of this Agreement and the other Loan Documents to which the Borrower, the General Partner, Crescent REIT or the Guarantor is or is to become a party are valid and legally binding obligations of such Person enforceable in accordance with the respective terms and provisions hereof and thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      Section 6.2 Governmental Approvals. The execution, delivery and performance of this Agreement and the other Loan Documents to which the Borrower, the General Partner, Crescent REIT or the Guarantor is or is to become a party and the transactions contemplated hereby and thereby do not require the approval or consent of, or filing with, any governmental agency or authority other than those already obtained.

      Section 6.3 Title to Properties; Leases. Borrower and Subsidiary Guarantor own all of the Properties and Eligible Notes Receivable, subject to no mortgages, conditional sales agreements, title retention agreements, liens or other encumbrances except for Liens permitted by this Agreement. Crescent OP and its Subsidiaries have good and marketable (or with respect to any properties in Texas, good and indefeasible) fee simple title to or leasehold estate in all real property reasonably necessary for the operation of their respective business, free from all liens or encumbrances of any nature whatsoever, except for Permitted Liens. Crescent OP or a Subsidiary of Crescent OP is the insured under owners' policies of title insurance covering all real property owned by such Person, in each case in an amount not less than the purchase price for such real property.

      Section 6.4 Financial Statements. Crescent OP has furnished or caused to be furnished to each of the Banks: (a) the consolidateD balance sheets of Crescent OP and its Subsidiaries and Crescent REIT and its Subsidiaries as of the Balance Sheet Date certified by an Authorized Officer of Crescent OP and Crescent REIT, respectively, as fairly presenting the balance sheet of such Persons for such period, (b) the balance sheet of the Borrower as of the Balance Sheet Date certified by Authorized Officer of the Borrower as fairly presenting the balance sheet of the Borrower for such period, (c) the statement of operating income for each Property for fiscal year 2003 and for the fiscal year 2004 through September 30, 2004, certified by an Authorized Officer of the Borrower or the Subsidiary Guarantor, as applicable, as fairly presenting the operating income for each Property for such periods, and (d) certain other financial information relating to the Borrower, Crescent OP, Crescent REIT and their respective Subsidiaries and the Properties and Eligible Notes Receivable requested by the Agent. Such balance sheets and statements have been prepared in accordance with generally accepted accounting principles and fairly present the respective financial conditions of the Borrower, Crescent OP, Crescent REIT and their respective Subsidiaries as of such dates and the results of the operations of the Borrower, Crescent OP, Crescent REIT and their respective Subsidiaries for such periods. There are no liabilities, contingent or otherwise, of the Borrower, Crescent OP, Crescent REIT or any of their respective Subsidiaries required by generally accepted accounting principles to be shown on such financial statements if prepared in accordance with generally accepted accounting principles involving material amounts not disclosed in said financial statements (including the related notes thereto).

      Section 6.5 No Material Adverse Effect. Since the Balance Sheet Date, there has occurred no event or circumstance that has had oR could reasonably be expected to have a Material Adverse Effect.

      Section 6.6 Franchises, Patents, Copyrights, Etc. The Borrower, the Guarantor and Crescent OP's Subsidiaries possess all franchises, patents, copyrights, trademarks, trade names, service marks, licenses and permits, and rights in respect of the foregoing, adequate for the conduct of their business substantially as now conducted without known violation of any rights of others, except where a failure to possess such rights has not had or could not reasonably be expected to have a Material Adverse Effect. None of the Properties is owned or operated under or by reference to any registered or protected trademark, tradename, service mark or logo material to operation of such Properties which is not owned or licensed pursuant to a license agreement in full force and effect to Crescent OP or one of its Subsidiaries.

      Section 6.7 Litigation. Except as stated on Schedule 6.7, there are no actions, suits, proceedings or investigations of any kind pending or to the best of the Borrower's and Guarantor's knowledge and belief threatened against the Borrower, the General Partner, the Guarantor or any of Crescent OP's Subsidiaries before any court, tribunal or administrative agency or board has had or could reasonably be expected to have a Material Adverse Effect or which question the validity of this Agreement or any of the other Loan Documents. Except as set forth on Schedule 6.7, as of the date of this Agreement, there are no judgments outstanding against or affecting any of the Borrower, the Guarantor, any Spectrum Entity or any of the Properties or Eligible Notes Receivable.

      Section 6.8 No Materially Adverse Contracts, Etc. Neither the Borrower, the General Partner, the Guarantor nor any of Crescent OP's Subsidiaries is subject to any charter, corporate or other legal restriction, or any judgment, decree, order, rule or regulation that has had or could reasonably be expected to have a Material Adverse Effect. Neither the Borrower, the General Partner, the Guarantor nor any of Crescent OP's Subsidiaries is a party to any contract or agreement that has or is expected, in the reasonable judgment of the partners or officers of such Person, to have a Material Adverse Effect.

      Section 6.9 Compliance with Other Instruments, Laws, Etc. Without limiting the terms of Section 6.29, Section 7.20 and Section 8.12, neither the Borrower, the General Partner, the Guarantor nor any of Crescent OP's Subsidiaries is in violation of any provision of its partnership agreement, charter or other organizational documents, bylaws, or any agreement or instrument to which it may be subject or by which it or any of its properties may be bound or any decree, order, judgment, statute, license, rule or regulation, in any of the foregoing cases in a manner that has had or could reasonably be expected to have a Material Adverse Effect.

      Section 6.10 Tax Status. The Borrower, the General Partner, the Guarantor and each of Crescent OP's Subsidiaries (a) has made or filed all federal and state income and all other tax returns, reports and declarations required by any jurisdiction to which it is subject, if applicable or required, except to the extent such Person has obtained an extension of the deadline to file such return, (b) has paid all taxes and other governmental assessments and charges shown or determined to be due on such returns, reports and declarations, if applicable or required, except those being contested in good faith and by appropriate proceedings or where a failure to so pay has not had and could not reasonably be expected to have a Material Adverse Effect, and (c) has set aside on its books provisions reasonably adequate for the payment of all taxes for periods subsequent to the periods to which such returns, reports or declarations apply, if applicable or required. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction except for those that are being contested as permitted by this Agreement, and the partners or officers of such Person know of no basis for any such claim.

      Section 6.11 No Event of Default. No Default or Event of Default has occurred and is continuing.

      Section 6.12 Holding Company and Investment Company Acts. Neither the Borrower, the General Partner, the Guarantor nor any of Crescent OP's Subsidiaries is a "holding company", or a "subsidiary company" of a "holding company", or an "affiliate" of a "holding company", as such terms are defined in the Public Utility Holding Company Act of 1935; nor is it an

"investment company", or an "affiliate company" or a "principal underwriter" of an "investment company", as such terms are defined in the Investment Company Act of 1940.

      Section 6.13 Absence of UCC Financing Statements, Etc. Except with respect to the Permitted Liens, there is no financing statement, security agreement, chattel mortgage, real estate mortgage or other document filed or recorded with any filing records, registry, or other public office, that purports to cover, affect or give notice of any present or possible future lien on, or security interest or security title in, any property of the Borrower or the Subsidiary Guarantor or rights thereunder.

      Section 6.14 Certain Transactions. Except as set forth in the 10-K Report or as otherwise disclosed in writing to the Agent, none of the members, partners, officers, trustees, directors, or employees of the Borrower, the General Partner, the Guarantor or any of Crescent OP's Subsidiaries is a party to any material transaction with the Borrower (other than for services as members, partners, employees, officers, trustees and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any member, partner, officer, trustee, director or such employee or, to the knowledge of the Borrower and the Guarantor, any corporation, partnership, trust, limited liability company or other entity in which any member, partner, officer, trustee, director, or any such employee has a substantial interest or is a member, officer, director, trustee or partner, unless such contract, agreement or other arrangement is an arms-length arrangement with terms comparable to those which would be obtained from an unaffiliated Person or is otherwise approved by the Agent (such approval not to be unreasonably withheld). For the purposes of this Section 6.14, a transaction shall be deemed "material" to the extent such transaction would be required to be disclosed to the shareholders of Crescent REIT pursuant to applicable securities laws (including, without limitation, Item 404 of Regulation SK promulgated by the SEC).

      Section 6.15 Employee Benefit Plans. The Borrower, the Guarantor and each ERISA Affiliate has fulfilled its obligations under the minimum funding standards of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan and either is in compliance in all material respects with the presently applicable provisions of ERISA and the Code with respect to each Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, or if not in compliance, any such noncompliance has not had or is not reasonably likely to have a Material Adverse Effect. Neither the Borrower, the Guarantor nor any ERISA Affiliate has (a) sought a waiver of the minimum funding standard under Section 412 of the Code in respect of any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, (b) failed to make any contribution or payment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, or made any amendment to any Employee Benefit Plan, Multiemployer Plan or Guaranteed Pension Plan, which has resulted or could result in the imposition of a Lien or the posting of a bond or other security under ERISA or the Code, or (c) incurred any liability under Title IV of ERISA other than a liability to the PBGC for premiums under Section 4007 of ERISA. None of the Real Estate, Properties or Eligible Notes Receivable constitutes a "plan asset" of any Employee Plan, Multiemployer Plan or Guaranteed Pension Plan.

      Section 6.16 Regulations T, U and X. No portion of any Loan is to be used by Borrower or Guarantor for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224. Neither the Borrower nor the Guarantor is engaged, and neither the Borrower nor the Guarantor will engage, principally or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin security" or "margin stock" as such terms are used in Regulations T, U and X of the Board of Governors of the Federal Reserve System, 12 C.F.R. Parts 220, 221 and 224.

      Section 6.17 Environmental Compliance. The Borrower and Guarantor or an affiliate or agent thereof have taken or caused to be taken all commercially reasonable steps necessary to investigate the past and present conditions and usage of the Real Estate and the operations conducted thereon and, based upon such investigation, makes the following representations and warranties:

            (a) To the best of the Borrower's and Guarantor's knowledge, none of the Borrower, the General Partner, the Guarantor or Crescent OP's Subsidiaries or any operator of the Real Estate, or any operations thereon is in violation, or alleged violation, of any judgment, decree, order, law, license, rule or regulation pertaining to environmental matters, including without limitation, those arising under the Resource Conservation and Recovery Act ("RCRA"), the Comprehensive Environmental Response, Compensation and Liability Act of 1980 as amended ("CERCLA"), the Superfund Amendments and Reauthorization Act of 1986 ("SARA"), the Federal Clean Water Act, the Federal Clean Air Act, the Toxic Substances Control Act, or any state or local statute, regulation, ordinance, order or decree relating to the environment (hereinafter "Environmental Laws"), which violation involves the Real Estate and has had or could reasonably be expected to have a Material Adverse Effect.

            (b) Neither the Borrower, the General Partner, the Guarantor nor any of Crescent OP's Subsidiaries has received notice from any third party including, without limitation, any federal, state or local governmental authority, (i) that it has been identified by the United States Environmental Protection Agency ("EPA") as a potentially responsible party under CERCLA with respect to a site listed on the National Priorities List, 40 C.F.R. Part 300 Appendix B (1986); (ii) that any hazardous waste, as defined by 42 U.S.C.
Section 9601(5), any hazardous substances as defined by 42 U.S.C.Section 9601(14), any pollutant or contaminant as defined by 42 U.S.C.Section 9601(33) or any toxic substances, oil or hazardous materials or other chemicals or substances regulated by any Environmental Laws ("Hazardous Substances") which it has generated, transported or disposed of have been found at any site at which a federal, state or local agency or other third party has conducted or has ordered that the Borrower, the General Partner, the Guarantor or any of Crescent OP's Subsidiaries conduct a remedial investigation, removal or other response action pursuant to any Environmental Law; or (iii) that it is or shall be a named party to any claim, action, cause of action, complaint, or legal or administrative proceeding (in each case, contingent or otherwise) arising out of any third party's incurrence of costs, expenses, losses or damages of any kind whatsoever in connection with the release of Hazardous Substances (provided that with respect to clauses (i), (ii) and (iii) as they relate to Crescent OP and its Subsidiaries (other than Borrower and the Subsidiary Guarantors), such representations shall be limited to the matters described therein that have had or could reasonably be expected to have a Material Adverse Effect).

            (c) To the best of the Borrower's and Guarantor's knowledge, or in the case of Real Estate acquired after the date hereof, to the best of the Borrower's and Guarantor's knowledge except as may be disclosed to Agent in writing upon the acquisition of the same: (i) no portion of the Real Estate has been used as a landfill or for dumping or for the handling, processing, storage or disposal of Hazardous Substances except in accordance with applicable Environmental Laws, and no underground tank or other underground storage receptacle for Hazardous Substances is located on any portion of the Real Estate in violation of any applicable Environmental Law; (ii) in the course of any activities conducted by the Borrower, the General Partner, the Guarantor or Crescent OP's Subsidiaries or the operators of any of their Real Estate, no Hazardous Substances have been generated or are being used on the Real Estate except in the ordinary course of business and in accordance in all material respects with applicable Environmental Laws; (iii) there has been no past or present releasing, spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, disposing or dumping (a "Release") or threatened Release of Hazardous Substances on, upon, into or from the Real Estate, which Release would have a material adverse effect on the value of any of the Real Estate or adjacent properties or the environment; (iv) there have been no Releases on, upon, from or into any real property in the vicinity of any of the Real Estate which, through soil or groundwater contamination, may have come to be located on, and which would have a material adverse effect on the value of, the Real Estate; and (v) any Hazardous Substances that have been generated on any of the Real Estate have been transported off-site only by carriers having an identification number issued by the EPA or approved by a state or local environmental regulatory authority having jurisdiction regarding the transportation of such substance and treated or disposed of only by treatment or disposal facilities maintaining valid permits as required under all applicable Environmental Laws, which transporters and facilities have been and are, to the best of the Borrower's and the Guarantor's knowledge, operating in compliance with such permits and applicable Environmental Laws (provided that with respect to clauses (i)-(v) above as they relate to Crescent OP, its Subsidiaries and their Real Estate (other than Borrower, the Subsidiary Guarantors and the Properties), such representations shall be limited to the matters described therein that have had or could reasonably be expected to have a Material Adverse Effect); and with respect to clauses (i)-(v) above as they relate to Borrower, the Subsidiary Guarantors and the Properties, such representations shall be limited to the matters described therein that have had or could reasonably be expected to have a Material Adverse Effect on the Borrower and the Subsidiary Guarantors or a material adverse effect on the value, use of or ability to sell or refinance any of the Properties.

            (d) No Environmental Law requires (i) the performance of any Hazardous Substances site assessments, (ii) the removal or remediation of Hazardous Substances, or (iii) the giving of notice to any governmental agency or the recording or delivery to other Persons of an environmental disclosure document or statement, in each case by virtue of the transactions set forth herein and contemplated hereby, or to the effectiveness of any other transactions contemplated hereby.

      Section 6.18 Subsidiaries. Schedule 6.18 sets forth, as of the date hereof, all of the Subsidiaries of Crescent OP, the form and jurisdiction of organization of each of the Subsidiaries, and Crescent OP's ownership interest therein.

      Section 6.19 Loan Documents. All of the representations and warranties made by or on behalf of the Borrower and the Guarantor in this Agreement and the other Loan Documents or any document or instrument delivered to the Agent or the Banks pursuant to or in connection with any of such Loan Documents are true and correct in all material respects, and neither the Borrower nor the Guarantor has failed to disclose such information as is necessary to make such representations and warranties not misleading.

      Section 6.20 Property. All of the Borrower's, Guarantors' and Crescent OP's Subsidiaries' Real Estate are in good condition and working order in all material respects subject to ordinary wear and tear, other than with respect to deferred maintenance existing as of the date of acquisition of such property which is being corrected or repaired in the ordinary course of business. The Borrower and Crescent OP have completed an appropriate investigation of the environmental condition of each such property owned or leased by the Borrower, the Guarantor and Crescent OP's Subsidiaries as of the later of the date of the Borrower's, the Guarantor's or such Subsidiary's purchase thereof or the date upon which such property was last security for Indebtedness of the Borrower, the Guarantor or such Subsidiary, including preparation or updating of a "Phase I" report and, if recommended by the "Phase I" report, a "Phase II" report, in each case prepared by a recognized environmental engineer in accordance with customary standards which discloses that such property is not in violation (or with respect to properties of Crescent OP and its Subsidiaries (other than those of Borrower and the Subsidiary Guarantors), not in violation in any material respect) of the representations and covenants set forth in this Agreement, unless satisfactory remediation actions are being taken. There are no unpaid or outstanding real estate or other taxes or assessments on or against any property of the Borrower, the Guarantor or any of Crescent OP's Subsidiaries which are payable by the Borrower, the Guarantor or such Subsidiary (except only real estate or other taxes or assessments, that are not yet due and payable or are being contested as permitted by this Agreement). There are no pending eminent domain proceedings against any property of the Borrower, the Guarantor or its Subsidiaries or any part thereof, and, to the knowledge of the Borrower and the Guarantor, no such proceedings are presently threatened or contemplated by any taking authority which in any such case or in the aggregate has had or could reasonably be expected to have a Material Adverse Effect. None of the property of the Borrower, the Guarantor or Crescent OP's Subsidiaries is now damaged as a result of any fire, explosion, accident, flood or other casualty in any manner which has had or could reasonably be expected to have a Material Adverse Effect. Neither the Borrower nor any Subsidiary Guarantor is in default under any ground lease relating to any of the Properties after expiration of any grace or notice and cure period provided therein.

      Section 6.21 Brokers. Neither the Borrower nor the Guarantor has engaged or otherwise dealt with any broker, finder or similar entity in connection with this Agreement or the Loans contemplated hereunder.

      Section 6.22 Ownership. General Partner is the sole general partner of the Borrower and owns a 1% partnership interest in the Borrower. Crescent OP is the sole limited partner of the Borrower and owns a 99% partnership interest in the Borrower. Crescent OP is the sole member of the General Partner. CREEL is the sole general partner of Crescent OP and owns a 1% partnership interest in Crescent OP. Crescent REIT is the sole shareholder of CREEL. Crescent REIT is a limited partner of Crescent OP and, as of the date of this Agreement, owns approximately an 81% limited partnership interest in Crescent OP. Crescent REIT owns no assets other than its stock in CREEL, its interest in Crescent OP as the Limited Partner, Cash and Short-Term Investments.

      Section 6.23 Solvency. As of the Closing Date and after giving effect to the transactions contemplated by this Agreement and the other Loan Documents, including all of the Loans to be made hereunder, and as of the date of each advance of a Loan or issuance of a Letter of Credit, neither the Borrower nor any Guarantor is insolvent on a balance sheet basis such that the sum of such Person's assets exceeds the sum of such Person's liabilities, each such Person is able to pay its respective debts as they become due, and each such Person has sufficient capital to carry on its respective businesses.

      Section 6.24 Other Debt. As of the date of this Agreement, none of the Borrower, the Guarantor nor any of Crescent OP's Subsidiaries is in default of the payment of any Indebtedness or in any of the material terms of any other mortgage, deed of trust, security agreement, financing agreement, indenture or other material lease or agreement to which any of them is a party (provided that with respect to Crescent OP and its Subsidiaries only, such representation shall be limited to Indebtedness or other obligations which individually or in the aggregate exceed $5,000,000.00). Neither the Borrower nor the Guarantor is a party to or bound by any agreement, instrument or indenture that may require the subordination in right or time of payment of any of the Obligations to any other indebtedness or obligation of the Borrower or the Guarantor. The Borrower and the Guarantor have made available to the Agent copies of all mortgages, deeds of trust, financing agreements or other material agreements binding upon the Borrower and the Guarantor and Crescent OP's Subsidiaries or their respective Real Estate and entered into by the Borrower, the Guarantor and Crescent OP's Subsidiaries as of the date of this Agreement with respect to any Indebtedness of such Person.

      Section 6.25 [Intentionally omitted.]

      Section 6.26 No Bankruptcy Filing. None of the Borrower, the General Partner, the Guarantor, Crescent REIT or any of Crescent OP's Subsidiaries is contemplating either the filing of a petition by it under any state or federal bankruptcy or insolvency laws or the liquidation of its assets or property, and the Borrower and the Guarantor have no knowledge of any Person threatening the filing of any such petition against it or any of such other Persons.

      Section 6.27 No Fraudulent Intent. Neither the execution and delivery of this Agreement or any of the other Loan Documents nor the performance of any actions required hereunder or thereunder is being undertaken by the Borrower or the Guarantor with or as a result of any actual intent by any of such Persons to hinder, delay or defraud any entity to which any of such Persons is now or will hereafter become indebted.

      Section 6.28 Transaction in Best Interests of Parties; Consideration. The transaction evidenced by this Agreement and the other Loan Documents is in the best interests of the Borrower, the Guarantor. The direct and indirect benefits to inure to the Borrower and the Guarantor pursuant to this Agreement and the other Loan Documents constitute more than "reasonably equivalent value" (as such term is used in Section 548 of the Bankruptcy Code) and "valuable consideration," "fair value," and "fair consideration," (as such terms are used in any applicable state fraudulent conveyance law), in exchange for the benefits to be provided by the Borrower and the Guarantor pursuant to this Agreement and the other Loan Documents.

      Section 6.29 Special Purpose Entity. The Borrower and Subsidiary Guarantor (and any of their constituent entities, including, without limitation, the Spectrum Entities) are in full and complete compliance with the separateness and special purpose entity covenants contained in their respective partnership agreements, operating agreements, articles of incorporation, bylaws or other organizational or charter documents, as applicable, and in all other material respects with respect to such organizational documents.

      Section 6.30 Contribution Agreement. The Borrower, Crescent OP and the Subsidiary Guarantor have executed and delivered the Contribution Agreement, and the Contribution Agreement constitutes the valid and legally binding obligations of such parties enforceable against them in accordance with the terms and provisions thereof, except as enforceability is limited by bankruptcy, insolvency, reorganization, moratorium or other laws relating to or affecting generally the enforcement of creditors' rights and except to the extent that availability of the remedy of specific performance or injunctive relief is subject to the discretion of the court before which any proceeding therefor may be brought.

      Section 6.31 OFAC. The Borrower and the Guarantor are not (and will not be) a person with whom any Bank is restricted from doing business under OFAC (including, those Persons named on OFAC's Specially Designated and Blocked Persons list) or under any statute, executive order (including the September 24, 2001 Executive Order Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism), or other governmental action and are not and shall not engage in any dealings or transactions or otherwise be associated with such persons. In addition, each of Borrower and Guarantor hereby agrees to provide to the Banks any additional information that a Bank deems necessary from time to time in order to ensure compliance with all applicable laws concerning money laundering and similar activities.

      Section 6.32 Line of Credit. This Agreement, the other Loan Documents, the Total Commitment and the credit facility and other transactions contemplated by this Agreement constitute the "Line of Credit" as defined in an used in the Bond Indenture.

      Section 6.33 Effectiveness of First Supplemental Indenture. All of the conditions to the effectiveness of the First Supplemental Indenture dated as of December 29, 2004 among Crescent OP and Crescent Finance Company, as Issuers, and UMB Bank, N.A., as Trustee, have been satisfied and such First Supplemental Indenture is in full force and effect.

Section 7. AFFIRMATIVE COVENANTS.

      The Borrower and Guarantor covenant and agree that, so long as any Loan, Note or Letter of Credit is outstanding or any Bank has any obligation to make any Loans or the Issuing Bank has any obligation to issue any Letters of Credit:

      Section 7.1 Punctual Payment. The Borrower will duly and punctually pay or cause to be paid the principal and interest on the Loans and all interest and fees provided for in this

Agreement, all in accordance with the terms of this Agreement and the Notes as well as all other sums owing pursuant to the Loan Documents.

      Section 7.2 Maintenance of Office. The Borrower will maintain its chief executive office at 777 Main Street, Suite 2100, Tarrant County, Fort Worth, Texas, or at such other place in the United States of America as the Borrower shall designate upon prior written notice to the Agent and the Banks, where notices, presentations and demands to or upon the Borrower in respect of the Loan Documents may be given or made.

      Section 7.3 Records and Accounts. The Borrower will (a) keep true and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and (b) maintain reasonably adequate accounts and reserves for all taxes (including income taxes), depreciation and amortization of its properties. The Borrower shall not, except as required by generally accepted accounting principles or as required to improve internal controls over financial reporting or otherwise comply with the Sarbanes-Oxley Act of 2002 (but subject to the terms of Section 1.2) or otherwise permitted with the prior written consent of the Requisite Banks, make any material change to the accounting procedures used by it in preparing the financial statements and other information described in Section 6.4.

      Section 7.4 Financial Statements, Certificates and Information. The Borrower will deliver or cause to be delivered to the Agent:

            (a) as soon as practicable, but in any event not later than 105 days after the end of each fiscal year, the unaudited consolidating balance sheet of the Borrower at the end of such year, and the related unaudited statements of income, changes in capital and cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by any other information the Banks may reasonably request to complete a financial analysis of the Borrower, together with a written statement from an Authorized Officer of the Borrower to the effect that they have read a copy of this Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default, or, if such Authorized Officer shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default;

            (b) as soon as practicable, but in any event not later than 45 days after the end of each fiscal quarter (other than the fourth fiscal quarter in each year), copies of the unaudited balance sheet of the Borrower as at the end of such quarter, and the related unaudited statements of income, changes in capital and cash flows for the portion of the Borrower's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by an Authorized Officer of the Borrower that the information contained in such financial statements fairly presents the financial position of the Borrower on the date thereof (subject to year-end adjustments);

            (c) contemporaneously with the delivery of the financial statements referred to in clause (a) above, a statement of all contingent liabilities of the Borrower which are not reflected in such financial statements or referred to in the notes thereto (including, without limitation, all guarantees, endorsements and other contingent obligations in respect of indebtedness of others, and obligations to reimburse the issuer in respect of any letters of credit) all in reasonable detail and certified by an Authorized Officer of the Borrower;

            (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, a statement (a "Compliance Certificate") certified by an Authorized Officer of the Borrower and the Subsidiary Guarantor in the form of Exhibit E hereto setting forth in reasonable detail computations evidencing compliance with the covenants contained in
Section 9 and the other covenants described therein, and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

            (e) as soon as practicable but in any event not later than 45 days after the end of each fiscal quarter (including the fourth fiscal quarter in each year), a list of each of the Properties, a statement showing the aging of all receivables (for those receivables sixty (60) days or more past due) and payables for the Properties, updated Rent Rolls with respect to the Properties, a summary of each Rent Roll in form reasonably satisfactory to the Agent, a leasing activity report with respect to each Property and operating and cash statements for each Property and the Borrower, a list of the Eligible Notes Receivable, including the outstanding principal balance, acquisition cost (if acquired), maturity date and collateral for each Eligible Note Receivable, any delinquencies under the Eligible Notes Receivable, and whether such Eligible Note Receivable satisfies each and every requirement in this Agreement to qualify as an Eligible Note Receivable, all certified by an Authorized Officer of the Borrower and the Subsidiary Guarantor, as applicable;

            (f) as soon as available and in any event within sixty (60) days after the end of each fiscal year, a schedule of such fiscal year's capital expenditures, a budget for the next fiscal year's planned capital expenditures and a detailed operating budget for such next fiscal year, including supporting schedules, all for each Property owned by the Borrower and the Subsidiary Guarantor and all certified by an Authorized Officer of the Borrower and the Subsidiary Guarantor, as applicable;

            (g) upon the request of Agent, copies of all annual federal income tax returns and amendments thereto of the Borrower, the General Partner, the Guarantor and Crescent REIT;

            (h) contemporaneously with the filing or mailing thereof, copies of all material of a financial nature filed with the SEC by Crescent REIT or Crescent OP or sent to the stockholders or partners of Crescent REIT or Crescent OP, provided that any such material as to Crescent REIT that is filed with the SEC and is publicly available pursuant to the SEC's Edgar Filing System or any successor thereto, and of which the Agent has been notified by Borrower of the filing thereof, shall be deemed to have been delivered to the Agent upon such filing;

            (i) upon the request of Agent, such other financial information concerning Crescent REIT as the Agent may reasonably request;

            (j) such information (including, without limitation, rent rolls, operating statements and budgets) as the Agent may reasonably request with respect to any real estate

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supporting an Eligible Note Receivable as may be in Borrower's or a Subsidiary
Guarantor's possession or reasonably obtainable by such Person; and

            (k) from time to time such other financial data and information in the possession of the Borrower, the Guarantor or Crescent OP's Subsidiaries (including without limitation auditors' management letters, property inspection and environmental reports and information as to zoning and other legal and regulatory changes affecting the Borrower, the Guarantor or Crescent OP's Subsidiaries) as the Agent or the Requisite Banks may reasonably request.

      Section 7.5 Notices.

            (a) Defaults. The Borrower or Crescent OP will promptly notify the Agent in writing of the occurrence of any Default or Event of Default. If any Person shall give any notice or take any other action in respect of a claimed default (whether or not constituting an Event of Default) under this Agreement or under any note, obligation or other evidence of indebtedness to which or with respect to which the Borrower, the General Partner, the Guarantor or any of Crescent OP's Subsidiaries is a party or obligor, whether as principal or surety, and such default would permit the holder of such note or obligation or other evidence of indebtedness to accelerate the maturity thereof, which acceleration would constitute a Default or Event of Default or has had or could reasonably be expected to have a Material Adverse Effect, the Borrower or Crescent OP shall forthwith give written notice thereof to the Agent describing the notice or action and the nature of the claimed default.

            (b) Environmental Events. The Borrower or Crescent OP will promptly give notice to the Agent (i) upon such Person obtaining knowledge of any potential or known Release, or threat of any Release, of any Hazardous Substances at or from any Real Estate of the Borrower, the Guarantor or Crescent OP's Subsidiaries; (ii) of any violation of any Environmental Law that the Borrower, the Guarantor or any of Crescent OP's Subsidiaries reports in writing or is reportable by such Person in writing (or for which any written report supplemental to any oral report is required to be made) to any federal, state or local environmental agency and (iii) upon becoming aware thereof, of any inquiry, proceeding, investigation, or other action, including a notice from any agency of potential environmental liability, of any federal, state or local environmental agency or board, that in either case involves any Property or has had or could reasonably be expected to have a Material Adverse Effect.

            (c) Notice of Litigation and Judgments. The Borrower or Crescent OP will give notice to the Agent in writing within fifteen (15) days of becoming aware of any litigation or proceedings threatened in writing or any pending litigation and proceedings affecting the Borrower, the General Partner, the Guarantor or any of Crescent OP's Subsidiaries or to which any of such Persons is or is to become a party involving an uninsured claim against any of such Persons that could reasonably be expected to have a Material Adverse Effect and stating the nature and status of such litigation or proceedings. The Borrower or Crescent OP will give notice to the Agent, in writing, in form and detail reasonably satisfactory to the Agent within ten (10) days of any judgment not covered by insurance, whether final or otherwise, against the Borrower, the General Partner, the Guarantor or any of Crescent OP's Subsidiaries in an amount in excess of $500,000.00.

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            (d) Notice of Proposed Sales, Encumbrances, Refinance or Transfer of
Property. The Borrower or applicable Subsidiary Guarantor will give notice to the Agent of any sale or transfer of any Property or Eligible Note Receivable of Borrower or any Subsidiary Guarantor as required by Section 3.2 and Section 5.2. In addition, the Borrower or Crescent OP will give notice to the Agent of (i) any proposed sale or transfer subject to a written agreement by Borrower or any Subsidiary Guarantor of any Property or Eligible Notes Receivable of Borrower or such Subsidiary Guarantor during the following fiscal quarter of Borrower, and
(ii) any completed sale, encumbrance, refinance or transfer by Crescent OP or Crescent OP's Subsidiaries of any Real Estate or Eligible Notes Receivable during each fiscal quarter of the Borrower and any probable proposed sale, encumbrance, refinance or transfer of any such Real Estate or Eligible Notes Receivable during the following fiscal quarter, such notice to be submitted together with the Compliance Certificate or Crescent OP's Compliance Certificate provided or required to be provided to the Agent under Section 7.4 or Crescent OP's Guaranty with respect to such fiscal quarter. The Compliance Certificate or Crescent OP's Compliance Certificate shall with respect to any proposed sale, encumbrance, refinance or transfer subject to a written agreement or any completed sale, encumbrance, refinance or transfer, as applicable, be adjusted in the best good-faith estimate of the Borrower or Crescent OP to give effect to such sale, encumbrance, refinance or transfer and demonstrate that no Default or Event of Default with respect to the covenants referred to therein shall exist after giving effect to such sale, encumbrance, refinance or transfer. Notwithstanding the foregoing, in the event of any sale or transfer (whether individually or in a series of transactions) by Crescent OP or Crescent OP's Subsidiaries of any assets involving an amount in excess of ten percent (10%) of the Consolidated Total Assets of Crescent OP as of the beginning of such calendar year, Crescent OP shall promptly give notice to the Agent of such transaction, which notice shall be accompanied by Crescent OP's Compliance Certificate prepared using the financial statements of Crescent OP, as applicable, most recently provided or required to be provided to the Banks under Crescent OP's Guaranty, adjusted as provided in the preceding sentence.

      Section 7.6 Existence; Maintenance of Properties; Business Lines.

            (a) The Borrower and Guarantor will do or cause to be done all things necessary to preserve and keep in full force and effect their respective legal existence. Crescent OP will cause each of its Subsidiaries and Crescent REIT to do or cause to be done all things necessary to preserve and keep in full force and effect their respective legal existence except for such of its Subsidiaries (other than Borrower, any Subsidiary Guarantor, any Spectrum Entity or any other partner, member or manager thereof) as Crescent OP shall determine are no longer necessary for the conduct of its business. The Borrower and Guarantor will do or cause to be done all things necessary to preserve and keep in full force all of their respective material rights and franchises and those of Crescent OP's Subsidiaries and of Crescent REIT except for such rights and franchises of Crescent OP's Subsidiaries (other than Borrower, any Subsidiary Guarantor, any Spectrum Entity or any other partner, member or manager thereof) which Crescent OP shall determine are no longer necessary for the conduct of such Subsidiaries' business.

            (b) Irrespective of whether proceeds of the Loans are available for such purpose, the Borrower and Guarantor (i) will cause all of its properties and those of the Guarantor and Crescent OP's Subsidiaries used or useful in the conduct of its business or the

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business of Crescent OP's Subsidiaries to be maintained and kept in good condition, repair and working order in all material respects (ordinary wear and tear excepted) and supplied with all necessary equipment, and (ii) will cause to be made all necessary repairs, renewals, replacements, betterments and improvements thereof in all cases in which the failure so to do would have a Material Adverse Effect.

      Section 7.7 Insurance. The Borrower or Guarantor, as applicable, will procure and maintain or cause to be procured and maintained insurance covering the Borrower, the Guarantor and Crescent OP's Subsidiaries and their respective properties (the cost of such insurance to be borne by the insured thereunder) in such amounts and against such risks and casualties as are customary for properties of similar character and location, due regard being given to the type of improvements thereon, their construction, location, use and occupancy.

      Section 7.8 Taxes. The Borrower, the Guarantor and each of Crescent OP's Subsidiaries and Crescent REIT will duly pay and discharge, or cause to be paid and discharged, before the same shall become overdue, all taxes, assessments and other governmental charges imposed upon it and upon the Real Estate, sales and activities, or any part thereof, or upon the income or profits therefrom, as well as all claims for labor, materials, or supplies that if unpaid might by law become a lien or charge upon any of its property; provided that any such tax, assessment, charge, levy or claim need not be paid if the validity or amount thereof shall promptly and diligently be contested (or caused to be contested) in good faith by appropriate proceedings (or in the case of claims for labor, materials or supplies in the aggregate of not more than $500,000.00, if the Borrower, Guarantor, or such Subsidiary or Crescent REIT is taking commercially reasonably steps approved by Agent to negotiate for the removal of such liens or claims or otherwise cause the release of such liens or claims) and if the Borrower, the Guarantor or such Subsidiary or Crescent REIT shall have set aside on its books reasonably adequate reserves with respect thereto; and provided, further, that forthwith upon the commencement of proceedings to foreclose any lien that may have attached as security therefor against (i) any Property or Eligible Notes Receivable of Borrower or any Subsidiary Guarantor,(ii) any asset of Crescent OP or any of its Subsidiaries which could reasonably be expected to have a Material Adverse Effect, the Borrower, the Guarantor and each Subsidiary or Crescent REIT either (x) will provide a bond issued by a surety reasonably acceptable to the Agent and sufficient to stay all such proceedings or (y) if no such bond is provided, will pay each such tax, assessment, charge, levy or claim.

      Section 7.9 Inspection of Properties and Books. The Borrower and the Guarantor shall permit the Banks, the Agent or any representative designated by the Agent, to visit and inspect any of the Real Estate of the Borrower or the Subsidiary Guarantors, to examine the books of account of the Borrower, the Guarantor and Crescent OP's Subsidiaries (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of the Borrower, the Guarantor and Crescent OP's Subsidiaries with, and to be advised as to the same by, its officers, all at such reasonable times and intervals as the Agent or any Bank may reasonably request. The Agent and the Banks shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the Borrower's and Guarantor's normal business operations. From and after the occurrence of an Event of Default which is continuing, the Borrower shall bear the costs and expenses incurred by Agent or its representatives in conducting such visits or inspections.

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      Section 7.10 Compliance with Laws, Contracts, Licenses, and Permits. The
Borrower and Guarantor will comply with, and Crescent OP will cause each of its Subsidiaries to comply in all respects with (i) all applicable laws and regulations now or hereafter in effect wherever its business is conducted, including all Environmental Laws, (ii) the provisions of its certificate of formation, operating agreement, corporate charter, partnership agreement or declaration of trust, as the case may be, and other charter documents and bylaws, (iii) all agreements and instruments (other than the Loan Documents) to which it is a party or by which it or any of its properties may be bound, (iv) all applicable decrees, orders, and judgments, (v) all licenses and permits required by applicable laws and regulations for the conduct of its business or the ownership, use or operation of its properties, and (vi) all ground leases of Property with respect to which the Borrower or a Subsidiary Guarantor is the lessee, except when a failure to so comply with the foregoing (i) - (v) could not reasonably be expected to have a Material Adverse Effect. If at any time while any Loan, Note or Letter of Credit is outstanding or the Banks have any obligation to make Loans hereunder or the Agent has any obligation to issue any Letters of Credit hereunder, any authorization, consent, approval, permit or license from any officer, agency or instrumentality of any government shall become necessary or required in order that the Borrower or the Guarantor may fulfill any of its obligations hereunder, the Borrower or the Guarantor will immediately take or cause to be taken all steps necessary to obtain such authorization, consent, approval, permit or license.

      Section 7.11 Further Assurances. The Borrower and Guarantors will cooperate with the Agent and the Banks and execute such further instruments and documents as the Banks or the Agent shall reasonably request to carry out to their satisfaction the transactions contemplated by this Agreement and the other Loan Documents.

      Section 7.12 Ownership of Real Estate. Except as provided in Section 5.2 and Section 5.3 above, all interests (whether direct or indirect) of the Borrower in income-producing real estate assets or notes receivable acquired or originated after the date hereof shall be owned directly by the Borrower.

      Section 7.13 Investment Advisor. The Borrower and the Guarantors shall be, and Crescent OP and its Subsidiaries taken as a whole shall be, self-directed and shall not retain or otherwise rely on any other Person to make its investment decisions, provided that the Borrower, the Guarantor and Crescent OP's Subsidiaries shall not be prohibited from consulting with investment bankers and other advisors in the conduct of their respective businesses.

      Section 7.14 Business Operations. The Borrower and Guarantors shall operate, and Crescent OP and its Subsidiaries taken as a whole shall operate, their business substantially as described in the 10-K Report, shall continue to engage primarily in the businesses described in the 10-K Report and related businesses (unless otherwise consented to by the Requisite Banks) and in compliance with the terms and conditions of this Agreement and the Loan Documents.

      Section 7.15 Limiting Agreements.

            (a) Neither the Borrower nor the Subsidiary Guarantor shall enter into (nor shall the Borrower permit Crescent OP to enter into) any agreement, instrument or transaction which has or may have the effect of prohibiting or limiting the Borrower's or the Subsidiary

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Guarantor's ability to pledge to Agent Real Estate or Eligible Notes Receivable which are owned by the Borrower or the Subsidiary Guarantor and are free and clear of all Liens other than the Liens permitted in Section 8.2(i) and (iii) or any other assets of the Borrower or the Subsidiary Guarantor as security for the Loans. The Borrower and the Subsidiary Guarantor shall take (and shall cause Crescent OP to take) such actions as are necessary to preserve the right and ability of the Borrower and the Subsidiary Guarantor to pledge such Real Estate and other assets as security for the Loans without any such pledge after the date hereof causing or permitting the acceleration (after the giving of notice or the passage of time, or otherwise) of any other Indebtedness of the Borrower or the Guarantor.

            (b) The Borrower and the Guarantor shall, upon demand, provide to the Agent such evidence as the Agent may reasonably require to evidence compliance with this Section 7.15, which evidence shall include, without limitation, copies of any agreements or instruments which would in any way restrict or limit the Borrower's or the Subsidiary Guarantor's ability to pledge assets as security for Indebtedness, or which provide for the occurrence of a default (after the giving of notice or the passage of time, or otherwise) if assets are pledged in the future as security for Indebtedness of the Borrower or the Subsidiary Guarantor.

      Section 7.16 More Restrictive Agreements. Should the Borrower or the Guarantor enter into or modify any agreements or documents pertaining to any existing or future Indebtedness, Debt Offering or Equity Offering, which agreements or documents include covenants, whether affirmative or negative (or any other provision which may have the same practical effect as any of the foregoing), which are individually or in the aggregate more restrictive (the "More Restrictive Provisions") against the Borrower, the Guarantor or Crescent OP's Subsidiaries than those set forth in Articles 8 or 9 of this Agreement or Paragraph 11 of Crescent OP's Guaranty, the Borrower shall promptly notify the Agent and, if requested by the Requisite Banks, the Borrower, the Guarantor, the Agent, and the Requisite Banks shall promptly amend this Agreement and the other Loan Documents to include some or all of such More Restrictive Provisions as determined by the Requisite Banks in their sole discretion. In determining whether a covenant is more restrictive, the applicable covenant and all relevant definitions shall be considered. Notwithstanding the foregoing, any amendments to provisions contained in this Agreement and the other Loan Documents made pursuant to this Section 7.16 shall only be effective for such period of time as the applicable More Restrictive Provision is in full force and effect (or continues to be more restrictive), and upon the termination of the effectiveness of such More Restrictive Provision (or upon such More Restrictive Provision becoming less restrictive than the corresponding original provision of the Loan Documents), the provisions affected by such amendment shall return to the applicable original provisions.

      Section 7.17 [Intentionally Omitted.]

      Section 7.18 [Intentionally Omitted.]

      Section 7.19 Covenants Regarding Crescent REIT. The Borrower shall cause Crescent REIT to comply with (and by execution of this Agreement Crescent REIT agrees to comply with) the following covenants:

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            (a) Crescent REIT shall not directly or indirectly enter into or conduct any business other than in connection with the ownership, acquisition and disposition of interests in Crescent OP and the management of the business of Crescent OP, and such activities as are incidental thereto, all of which shall be solely in furtherance of the business of Crescent OP. Crescent REIT shall not own any assets other than (i) limited partnership interests in Crescent OP, (ii) all of the stock of CREEL, (iii) ownership interests in Subsidiaries of Crescent OP duly formed in accordance with clause (1) of Section
7.5 of the Third Amended and Restated Limited Partnership Agreement of Crescent OP in effect as of the date hereof or acquired in an acquisition permitted by
Section 7.19(d) (provided that Crescent REIT shall own no more than one percent (1%) of the ownership interests therein and Crescent OP shall directly or indirectly own all of the remaining ownership interests in such Subsidiary),
(iv) assets that have been distributed to Crescent REIT by its Subsidiaries that are held on a short-term basis pending further distribution to security holders of Crescent REIT and (v) such bank accounts or similar instruments as it deems necessary to carry out its responsibilities under the Crescent OP partnership agreement and the Crescent REIT Declaration of Trust of Crescent OP. Crescent REIT shall not incur any Indebtedness or otherwise have, by any voluntary or consensual act by Crescent REIT or any other Person in which Crescent REIT is a general partner, any direct or indirect contingent liabilities (including without limitation, any guaranty or other agreement having similar effect) other than liabilities for taxes not due and payable (or if due and payable, which are being contested in a manner consistent with provisions of Section 7.8) and inter-company indebtedness with CREEL or Crescent OP.

            (b) Crescent REIT shall comply with its obligations under the Third Amended and Restated Limited Partnership Agreement of Crescent OP in effect as of the date hereof and shall not permit CREEL to amend Sections 4.2A, 7.5 or 8.7C thereof without the consent of the Requisite Banks.

            (c) Crescent REIT shall promptly contribute or otherwise downstream to Crescent OP any net assets received by Crescent REIT from third parties (including, without limitation, the proceeds from any Equity Offering) except to the extent of proceeds which are used to retire an existing issue of preferred equity of Crescent REIT);

            (d) Without limiting any other restrictions in the Loan Documents on mergers by Crescent OP and its Subsidiaries, Crescent REIT shall not, and shall not permit any of its Subsidiaries to, become a party to any merger, consolidation or other business combination, except (i) the merger or consolidation of one or more of the Subsidiaries of Crescent REIT with and into Crescent REIT, (ii) the merger or consolidation of two or more Subsidiaries of Crescent REIT, (iii) the acquisition by merger of an entity that will become a Subsidiary of Crescent REIT that Crescent REIT would have been able to form itself pursuant to Section 7.19(a)(iii) or (iv) any Permitted Acquisition;

            (e) subject to the terms of Section 7.19(f), Crescent REIT shall at all times comply with all requirements of applicable laws and regulations necessary to maintain REIT Status, shall elect to be treated as a real estate investment trust under the Code and shall operate its business in compliance with the terms and conditions of this Agreement and the other Loan Documents;

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

            (f) in the event that an Event of Default shall have occurred and be continuing, Crescent REIT shall make no Distributions other than the minimum Distributions required under the Code or the laws of the State of Texas to maintain the REIT Status of Crescent REIT, as evidenced by a certification of an Authorized Officer of Crescent REIT containing calculations in reasonable detail satisfactory in form and substance to Agent;

            (g) the common shares of Crescent REIT shall at all times be listed for trading and be traded on the New York Stock Exchange or another national stock exchange approved by the Requisite Banks; and

            (h) Crescent REIT shall not dissolve, liquidate or otherwise wind-up its business, affairs or assets.

      Section 7.20 Special Purpose Entity. The Borrower and the Subsidiary Guarantor (and any of their constituent entities, including, without limitation, the Spectrum Entities) shall conduct their respective businesses in full compliance with and not violate the terms and conditions of their respective partnership agreement, operating agreement, articles of incorporation, bylaws or other organizational or charter documents, and shall use their best efforts to monitor and enforce the separateness and special purpose entity covenants contained in such organizational documents.

Section 8. CERTAIN NEGATIVE COVENANTS.

      The Borrower and the Subsidiary Guarantor covenant and agree that, so long as any Loan, Note or Letter of Credit is outstanding or any of the Banks has any obligation to make any Loans or the Issuing Bank has any obligation to issue any Letters of Credit:

      Section 8.1 Restrictions on Indebtedness. Subject to the provisions of
Section 9, the Borrower and the Subsidiary Guarantor will not create, incur, assume, guarantee or be or remain liable, contingently or otherwise (or permit any Spectrum Entity to create, incur, assume, guarantee or be or remain liable contingently or otherwise), with respect to any Indebtedness other than:

            (a) Indebtedness of Borrower and Subsidiary Guarantor to the Banks arising under any of the Loan Documents;

            (b) Current liabilities of the Borrower and the Subsidiary Guarantor incurred in the ordinary course of business but not incurred through (i) the borrowing of money, or (ii) the obtaining of credit except for credit on an open account basis customarily extended and in fact extended in connection with normal purchases of goods and services;

            (c) Indebtedness of Borrower and Subsidiary Guarantor in respect of taxes, assessments, governmental charges or levies and claims for labor, materials and supplies to the extent that payment therefor shall not at the time be required to be made in accordance with the provisions of Section 7.8;

            (d) Indebtedness of Borrower and Subsidiary Guarantor in respect of judgments or awards the existence of which does not create an Event of Default;

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            (e) Endorsements by Borrower and Subsidiary Guarantor for
collection, deposit or negotiation and warranties of products or services, in each case incurred in the ordinary course of business;

            (f) Indebtedness of Borrower and Subsidiary Guarantor in respect of reverse repurchase agreements having a term of not more than 180 days with respect to Investments described in Section 8.3(d) or (e); and

            (g) Capitalized Leases of Borrower and Subsidiary Guarantor solely for energy management purposes in an aggregate amount up to $5,000,000.00; provided, however, that such Capitalized Leases shall be approved in writing by Agent, such approval not to be unreasonably withheld.

      Notwithstanding anything herein to the contrary, neither Borrower, any Subsidiary Guarantor nor any Spectrum Entity may provide a Non-Recourse Carveout Guaranty.

      Section 8.2 Restrictions on Liens, Etc. Each of the Borrower and the Subsidiary Guarantor will not (and will not permit any Spectrum Entity to) (a) create or incur or suffer to be created or incurred or to exist any lien, encumbrance, mortgage, pledge, negative pledge, charge, restriction or other security interest of any kind upon any of its property or assets of any character whether now owned or hereafter acquired, or upon the income or profits therefrom; (b) transfer any of its property or assets or the income or profits therefrom for the purpose of subjecting the same to the payment of Indebtedness or performance of any other obligation in priority to payment of its general creditors; (c) acquire, or agree or have an option to acquire, any property or assets upon conditional sale or other title retention or purchase money security agreement, device or arrangement; (d) suffer to exist for a period of more than 60 days after the same have come due any Indebtedness or claim or demand against it that if unpaid might by law or upon bankruptcy or insolvency, or otherwise, be given any priority whatsoever over its general creditors; (e) pledge or otherwise encumber any accounts, contract rights, general intangibles, chattel paper or instruments, with or without recourse; or (f) incur or maintain any obligation to any holder of Indebtedness of such Person which prohibits the creation or maintenance of any lien securing the Obligations (collectively "Liens"); provided that the Borrower and the Subsidiary Guarantor may create or incur or suffer to be created or incurred or to exist:

                  (i) liens on properties of Borrower and Subsidiary Guarantor to secure taxes, assessments and other governmental charges or claims for labor, material or supplies in respect of obligations not overdue or which are being contested or otherwise addressed as permitted by Section 7.8;

                  (ii) liens on properties of Borrower and Subsidiary Guarantor in respect of judgments, awards or indebtedness, the Indebtedness with respect to which is permitted by Section 8.1(d);

                  (iii) encumbrances on properties of Borrower and Subsidiary Guarantor consisting of easements, rights of way, zoning restrictions, restrictions on the use of real property, landlord's or lessor's liens under leases to which the Borrower or such Subsidiary Guarantor is a party, tenant leases and other minor non-monetary liens or encumbrances none of

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which interferes materially with the use of the property affected in the ordinary conduct of the business of the Borrower or such Subsidiary Guarantor, which encumbrances or liens individually or in the aggregate have not had or could not reasonably be expected to have a Material Adverse Effect;

                  (iv) liens granted by Borrower and Subsidiary Guarantor in favor of the Agent and the Banks under the Loan Documents; and

                  (v) liens granted by Borrower and Subsidiary Guarantor on equipment financed under Capitalized Leases for energy management purposes in favor of the applicable lessor thereunder, such liens approved by Agent in accordance with Section 8.1(g).

      Section 8.3 Restrictions on Investments. The Borrower and the Subsidiary Guarantor will not make or permit to exist or to remain outstanding any Investment except Investments in:

            (a) marketable direct or guaranteed obligations of the United States of America that mature within one (1) year from the date of purchase by the Borrower or a Subsidiary Guarantor;

            (b) marketable direct obligations of any of the following: Federal Home Loan Mortgage Corporation, Student Loan Marketing Association, Federal Home Loan Banks, Federal National Mortgage Association, Government National Mortgage Association, Bank for Cooperatives, Federal Intermediate Credit Banks, Federal Financing Banks, Export-Import Bank of the United States, Federal Land Banks, or any other agency or instrumentality of the United States of America;

            (c) demand deposits, certificates of deposit, bankers acceptances and time deposits of United States banks having total assets in excess of $100,000,000; provided, however, that the aggregate amount at any time so invested with any single bank having total assets of less than $1,000,000,000 will not exceed $200,000;

            (d) securities commonly known as "commercial paper" issued by a corporation organized and existing under the laws of the United States of America or any State which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation at not less than "P 2" if then rated by Moody's Investors Service, Inc., and not less than "A 2", if then rated by Standard & Poor's Corporation;

            (e) mortgage-backed securities guaranteed by the Government National Mortgage Association, the Federal National Mortgage Association or the Federal Home Loan Mortgage Corporation and other mortgage-backed bonds which at the time of purchase are rated by Moody's Investors Service, Inc. or by Standard & Poor's Corporation at not less than "Aa" if then rated by Moody's Investors Service, Inc. and not less than "AA" if then rated by Standard & Poor's Corporation;

            (f) repurchase agreements having a term not greater than 90 days and fully secured by securities described in the foregoing subsection (a), (b) or
(e) with banks described in the foregoing subsection (c) or with financial institutions or other corporations having total assets in excess of $500,000,000;

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            (g) shares of so-called "money market funds" registered with the SEC under the Investment Company Act of 1940 which maintain a level per-share value, invest principally in investments described in the foregoing subsections (a) through (f) and have total assets in excess of $50,000,000;

            (h) Subject to the provisions of Section 5.2 and Section 9.4, Investments in fee and leasehold interests in the Office Properties and Hotel Properties and related assets associated therewith, including earnest money deposits relating thereto and transaction costs; and

            (i) Subject to Section 9.5, Investments in notes receivable that are intended to be Eligible Notes Receivable.

      Section 8.4 Merger, Consolidation. None of the Borrower, the Subsidiary Guarantor nor any of the Spectrum Entities will become a party to any merger, consolidation or other business combination.

      Section 8.5 Sale and Leaseback. The Borrower and the Subsidiary Guarantor will not enter into any arrangement, directly or indirectly, whereby such Person shall sell or transfer any Property owned by it in order that then or thereafter such Person shall lease back such Real Estate.

      Section 8.6 Compliance with Environmental Laws. The Borrower and the Subsidiary Guarantor will not, and will not permit any tenants or other occupants of any of the Properties, to do any of the following: (a) use any of the Properties or any portion thereof as a facility for the handling, processing, storage or disposal of Hazardous Substances, except for normal quantities of Hazardous Substances used in the ordinary course of business and in compliance in all material respects with all applicable Environmental Laws,
(b) cause or permit to be located on any of the Properties any underground tank or other underground storage receptacle for Hazardous Substances except in compliance with applicable Environmental Laws, (c) generate any Hazardous Substances on any of the Properties except in compliance with applicable Environmental Laws, (d) conduct any activity at any Properties or use any Properties in any manner so as to cause a Release of Hazardous Substances on, upon or into the Properties or any surrounding properties or any threatened Release of Hazardous Substances which might give rise to liability under CERCLA or any other Environmental Law, or (e) directly or indirectly transport or arrange for the transport of any Hazardous Substances (except in compliance with all Environmental Laws), in any case that has had or could reasonably be expected to give rise to a material adverse effect as to the value, use or ability to sell or refinance such Property.

      The Borrower and the Subsidiary Guarantor shall:

                  (i) in the event of any change in Environmental Laws governing the assessment, release or removal of Hazardous Substances, which change would lead a prudent lender to require additional testing of the Properties as necessary to avail itself of any otherwise available statutory insurance or limited liability, perform additional testing at the sole expense of the Borrower to confirm that no Hazardous Substances are or ever were Released or disposed of on the Properties; and

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                  (ii) if any Release or disposal of Hazardous Substances shall occur or shall have occurred on a Property (including without limitation any such Release or disposal occurring prior to the acquisition of such Property by the Borrower or Subsidiary Guarantor in violation of applicable Environmental
Laws), cause the prompt containment and removal of such Hazardous Substances and remediation of the Property in compliance with all applicable laws and regulations; provided, that the Borrower or Subsidiary Guarantor shall be deemed to be in compliance with Environmental Laws for the purpose of this clause (ii) so long as it or a responsible third party with sufficient financial resources is taking reasonable action to remediate or manage any event of noncompliance in accordance with applicable Environmental Laws and no action shall have been commenced by any enforcement agency. The Requisite Banks may engage their own environmental engineer to review the environmental assessments and the Borrower's and Subsidiary Guarantor's compliance with the covenants contained herein.

      At any time that the Agent or the Requisite Banks shall have reasonable grounds to believe that a Release or threatened Release of Hazardous Substances may have occurred, relating to any Property, or that any Property is not in compliance with the Environmental Laws in any case that has had or could reasonably be expected to give rise to a material adverse effect as to the value, use or ability to sell or refinance such Property, the Agent may at its election (and will at the request of the Requisite Banks) obtain such environmental assessments of such Property prepared by an environmental engineer as may be necessary or advisable. Environmental assessments may include detailed visual inspections of such Property including, without limitation, any and all storage areas, storage tanks, drains, dry wells and leaching areas, and the taking of soil samples, as well as such other investigations or analyses as are necessary or appropriate for a complete determination of the compliance of such Property and the use and operation thereof with all applicable Environmental Laws. All such environmental assessments shall be at the sole cost and expense of the Borrower.

      Section 8.7 Distributions. After (i) a Default or Event of Default under
Section 12.1(a) or (b) shall have occurred and be continuing, or (ii) an Event of Default under Section 12.1(h), (i) or (j) shall have occurred and be continuing, or (ii) any other Event of Default shall have occurred and the maturity of the Loans shall have been accelerated, neither the Borrower nor the Subsidiary Guarantor shall pay any Distributions to its respective partners or members.

      Section 8.8 Asset Sales. Neither the Borrower nor Subsidiary Guarantor shall sell, assign, lease or dispose of all or substantially all of their respective businesses or assets (whether now owned or hereafter acquired), either in a single transaction or in a series of transactions, or to enter into any agreement to do any of the foregoing. Neither the Borrower nor any Subsidiary Guarantor shall sell, transfer or otherwise dispose of any asset other than for fair market value. Notwithstanding the foregoing, notes receivable which have ceased to be Eligible Notes Receivable and any Real Estate that has been removed as a Property pursuant to Section 5.2 may be transferred to, or sold by, Crescent OP or one of its Subsidiaries, and any entity that has ceased to be a Subsidiary Guarantor (including all Spectrum Entities if Crescent Spectrum Center ceases to be a Subsidiary Guarantor) pursuant to Section 5.3 may be transferred to, or sold by, Crescent OP or one of its Subsidiaries.

      Section 8.9 Development Activity. Neither the Borrower nor any Subsidiary Guarantor shall engage, directly or indirectly, in the development, construction or substantial renovation or

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rehabilitation of commercial real estate (provided that the foregoing shall not be deemed to be breached by the restoration or rehabilitation of commercial real estate following damage by casualty or condemnation or which does not materially change the character or size of such commercial real estate).

      Section 8.10 Restriction on Prepayment of Indebtedness. The Borrower and the Subsidiary Guarantor shall not prepay, redeem or purchase the principal amount, in whole or in part, of any Indebtedness other than the Obligations after the occurrence and during the continuance of any Event of Default.

      Section 8.11 Subsidiaries. Without the prior written consent of the Requisite Banks, the Borrower and the Subsidiary Guarantor shall not create any Subsidiaries other than, as to Borrower, the Spectrum Entities and Crescent Spectrum Center.

      Section 8.12 Additional Covenants with Respect to Indebtedness, Operations, Fundamental Changes. Each of the Borrower and the Subsidiary Guarantor represent, warrant and covenant as of the date hereof and until such time as the Obligations are paid in full, the Banks have no further obligations to make any Loans and the Issuing Bank has no further obligation to issue Letters of Credit, that each of the Borrower and the Subsidiary Guarantor and the Spectrum Entities:

            (a) does not own and will not own any assets other than (i) the Properties and incidental personal property necessary for, or associated with, the operation of the Properties and (ii) notes receivable which are intended to be Eligible Notes Receivable, (iii) as to Borrower, the Spectrum Entities and Crescent Spectrum Center and (iv) as to the Spectrum Entities, the other Spectrum Entities and Crescent Spectrum Center;

            (b) is not engaged and will not engage in any business other than the direct or indirect ownership, management and operation of the Properties and related assets associated with the operation of the Properties and the ownership of notes receivable which are intended to be Eligible Notes Receivable, together with activities incidental thereto;

            (c) except as otherwise permitted hereby, will not enter into any contract or agreement with any partner, member, shareholder, principal or affiliate of the Borrower or Guarantor or any affiliate of any such partner, member, shareholder, principal or affiliate, except upon terms and conditions that are on commercially reasonable terms that are no less favorable than those that would be available on an arms - length basis with third parties other than an affiliate;

            (d) other than notes receivable of Borrower and Subsidiary Guarantor which are intended to be Eligible Notes Receivable, has not made and will not make any loans or advances to any third party (including any affiliate of such Persons or any member, partner or shareholder of such Persons);

            (e) is and will remain solvent and pay its debts (including, without limitation, employment and overhead expenses) from its assets as the same shall become due;

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            (f) has done or caused to be done and will do all things necessary to observe limited liability company, corporate or partnership formalities, as applicable, and to preserve its existence, and will not, nor will any member, shareholder, officer, director or partner thereof, as applicable, amend, modify or otherwise change its operating agreement, articles of incorporation, bylaws, partnership agreement or other organizational documents in a manner which adversely affects such Person's existence as a single purpose entity, if such Person is a single purpose entity;

            (g) will maintain books and records and bank accounts (if any) separate from those of its affiliates, including the General Partner, Crescent OP and its partners or members;

            (h) will be, and at all times will hold itself out to the public as, a legal entity separate and distinct from any other entity (including any affiliate thereof and any partner, member or shareholder of any affiliate thereof);

            (i) will file its own separate tax returns, or if such returns are filed jointly or on a consolidated basis, such Persons shall be reflected as separate entities thereon;

            (j) will maintain adequate capital for the normal obligations reasonably foreseeable in a business of its size and character and in light of its contemplated business operations;

            (k) will not, nor shall any member, partner, shareholder or affiliate, seek the dissolution or winding up, in whole or in part, of the Borrower or the Subsidiary Guarantor;

            (l) will not commingle the funds and other assets of the Borrower or the Subsidiary Guarantor or any Spectrum Entity with those of any partner, member, shareholder, any affiliate or any other Person ;

            (m) has and will maintain its assets in such a manner that it is not costly or difficult to segregate, ascertain or identify its individual assets from those of any affiliate or any other Person;

            (n) does not and will not hold itself out to be responsible for the debts or obligations of any other Person except (i) with respect to the Subsidiary Guarantors and the Borrower and (ii) with respect to any Spectrum Entity which serves as a general partner of Crescent Spectrum Center or (but without limiting the limitations on Indebtedness of the Spectrum Entities) another Spectrum Entity;

            (o) does not and will not have any Subsidiaries (other than as to Borrower and the Spectrum Entities, the Spectrum Entities and Crescent Spectrum Center);

            (p) will comply with the provisions of its operating agreement, articles of incorporation, bylaws, partnership agreement or other organizational documents, as applicable; and

            (q) will be organized and conduct its business so that, and otherwise cause, the assumptions of fact made with respect to the Borrower, Subsidiary Guarantor and the

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Spectrum Entities in that certain opinion letter dated of even date herewith delivered by Shaw Pittman with respect to non-consolidation issues to be true and correct, in all material respects at all times.

Section 9. FINANCIAL COVENANTS.

      The Borrower and the Subsidiary Guarantor covenant and agree that, so long as any Loan, Note or Letter of Credit is outstanding or any Bank has any obligation to make any Loans or the Issuing Bank has any obligation to issue any Letters of Credit it will comply with the following:

      Section 9.1 Consolidated Total Indebtedness to Capitalization Value - Borrower Ratio. The Borrower will not permit the ratio of the Consolidated Total Indebtedness of the Borrower and the Subsidiary Guarantor to the Capitalization Value - Borrower to exceed .55 to 1. In the event that Appraisals of the Properties shall be obtained pursuant to Section 5.4, compliance with the foregoing covenant shall be determined by reference to the lesser of (i) the Capitalization Value - Borrower as determined herein, or (ii) the aggregate Appraised Values of the Properties plus the Par Value of the Eligible Notes Receivable.

      Section 9.2 Debt Service Coverage. The Borrower will not permit the Adjusted EBITDA of the Borrower and the Subsidiary Guarantor determined as of the end of any fiscal quarter to be less than 2.0 times the Debt Service of the Borrower and the Subsidiary Guarantor for the Test Period.

      Section 9.3 Pro Forma Debt Service Coverage. The Borrower will not permit the Adjusted EBITDA of the Borrower and the Subsidiary Guarantor determined as of the end of any calendar quarter to be less than 1.5 times the Pro Forma Debt Service of the Borrower and the Subsidiary Guarantor for the Test Period.

      Section 9.4 Office Properties Capitalization Value to Capitalization Value
- Borrower Ratio. The Borrower and the Subsidiary Guarantor shall not permit the ratio of the Office Properties Capitalization Value to the Capitalization Value
- Borrower to be less than .65 to 1.

      Section 9.5 Properties; Eligible Notes Receivable.

            (a) The Office Properties in the aggregate shall be at least eighty percent (80%) leased pursuant to arms-length leases which are not in default.

            (b) Neither (i) the Office Properties Capitalization Value attributable to any individual Office Property nor (ii) the Hotel Properties Capitalization Value attributable to any individual Hotel Property shall exceed twenty percent (20%) of the Capitalization Value - Borrower. The Par Value of any Eligible Note Receivable shall not exceed ten percent (10%) of the Capitalization Value - Borrower.

            (c) The aggregate Par Value of the Eligible Notes Receivable shall not exceed ten percent (10%) of the Capitalization Value - Borrower.

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            (d) The aggregate number of (i) Properties consisting of leasehold estates plus (ii) properties securing or relating to Eligible Notes Receivable pursuant to which the borrower thereunder has a leasehold estate, shall not exceed three (3).

            (e) The sum of (i) the aggregate Par Value of the Eligible Notes Receivable of Borrower and the Subsidiary Guarantors, plus (ii) the aggregate Office Properties Capitalization Value, plus (iii) the aggregate Hotel Properties Capitalization Value, shall not be less than $275,000,000.00.

Section 10. CLOSING CONDITIONS.

      The obligations of the Agent and the Banks to make the initial Loans shall be subject to the satisfaction of the following conditions precedent on or prior to February 8, 2005. For the purposes of determining the satisfaction by Borrower and Guarantor of the conditions set forth in this Section 10, each Bank shall be deemed to have approved or be satisfied with the compliance by the Borrower and Guarantor of each condition hereunder unless the Agent shall have received notice from such Bank prior to the proposed closing date of any objection that such Bank has to any of the matters described herein.

      Section 10.1 Loan Documents. Each of the Loan Documents shall have been duly executed and delivered by the respective parties thereto, shall be in full force and effect and shall be in form and substance reasonably satisfactory to the Requisite Banks in their good faith determination. The Agent shall have received a fully executed copy of each such document, except that each Bank shall have received a fully executed counterpart of its Revolving Credit Note and the Swing Loan Bank shall have received a fully executed counterpart of its Swing Loan Note.

      Section 10.2 Certified Copies of Organizational Documents. The Agent shall have received from the Borrower a copy, certified as of a recent date by the appropriate officer of each State in which the Borrower, the General Partner, Guarantor or Crescent REIT, as applicable, is organized or in which the Real Estate is located and a duly authorized partner or officer of such Person, as applicable, to be true and complete, of the partnership agreement, operating agreement or corporate charter of the Borrower, the General Partner, such Guarantor or Crescent REIT, as applicable, or its qualification to do business, as applicable, as in effect on such date of certification.

      Section 10.3 Bylaws; Resolutions. All action on the part of the Borrower, the General Partner, the Guarantor and Crescent REIT necessary for the valid execution, delivery and performance by such Person of this Agreement and the other Loan Documents to which such Person is or is to become a party shall have been duly and effectively taken, and evidence thereof satisfactory to the Agent shall have been provided to the Agent. The Agent shall have received from CREEL and Crescent REIT true copies of their respective bylaws and the resolutions adopted by its board of directors authorizing the transactions described herein, each certified by its secretary as of a recent date to be true and complete.

      Section 10.4 Incumbency Certificate; Authorized Signers. The Agent shall have received from CREEL and Crescent REIT an incumbency certificate, dated as of the Closing Date, signed by a

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duly authorized officer of CREEL and Crescent REIT and giving the name and bearing a specimen signature of each individual who shall be authorized to sign, in the name and on behalf of the Borrower, each Guarantor and Crescent REIT, each of the Loan Documents to which such Person is or is to become a party. The Agent shall have also received from the Borrower a certificate, dated as of the Closing Date, signed by a duly authorized partner of the Borrower and giving the name and specimen signature of each individual who shall be authorized to make Loan and Conversion Requests, and give notices and to take other action on behalf of the Borrower under the Loan Documents.

      Section 10.5 Opinion of Counsel. The Agent shall have received a favorable opinion addressed to the Banks and the Agent and dated as of the Closing Date, in form and substance reasonably satisfactory to the Agent, from counsel of the Borrower, the General Partner, the Guarantor and Crescent REIT, and counsel in such other states as may be reasonably required by the Agent, as to such matters as the Agent shall reasonably request (including, without limitation, a non-consolidation opinion).

      Section 10.6 Payment of Fees and Expenses. The Borrower shall have paid to KeyBank the fees required to be paid pursuant to Section 4.2 and any Expenses due and payable under Section 15.

      Section 10.7 Performance; No Default. The Borrower shall have performed and complied with all terms and conditions herein required to be performed or complied with by it on or prior to the Closing Date, and on the Closing Date there shall exist no Default or Event of Default.

      Section 10.8 Representations and Warranties. The representations and warranties made by the Borrower, the General Partner, the Guarantor and Crescent REIT in the Loan Documents or otherwise made by or on behalf of the Borrower and the Guarantor in connection therewith or after the date thereof shall have been true and correct in all material respects when made and shall also be true and correct in all material respects on the Closing Date.

      Section 10.9 Proceedings and Documents. All proceedings in connection with the transactions contemplated by this Agreement and the other Loan Documents shall be reasonably satisfactory to the Agent and the Agent's Special Counsel in form and substance, and the Agent shall have received all information and such counterpart originals or certified copies of such documents and such other certificates, opinions or documents as the Agent and the Agent's Special Counsel may reasonably require.

      Section 10.10 Compliance Certificates. A Compliance Certificate and Crescent OP's Compliance Certificate dated as of the date of the Closing Date demonstrating compliance with each of the covenants calculated therein as of the most recent fiscal quarter end for which the Borrower, the Subsidiary Guarantor and Crescent OP have provided financial statements under Section 6.4 or Crescent OP's Guaranty, as applicable, adjusted in the best good faith estimate of the Borrower and the Subsidiary Guarantor or Crescent OP, as applicable, dated as of the date of the Closing Date, shall have been delivered to the Agent.

      Section 10.11 Repayment of Indebtedness under Fleet Facility. The outstanding Indebtedness of the Borrower under the Fleet Facility shall be paid in full on the Closing Date and the credit agreement relating thereto shall be terminated.

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      Section 10.12 Financial Statements. The Borrower shall have provided to the Agent and the Agent shall have approved the financial statements described in Section 6.4 above, and financial projections for the Borrower and Crescent OP for the four fiscal quarters immediately succeeding the Closing Date.

      Section 10.13 Contribution Agreement. The Agent shall have received a fully executed counterpart of the Contribution Agreement.

      Section 10.14 Other. The Agent shall have reviewed such other documents, instruments, certificates, opinions, assurances, consents and approvals as the Agent or the Agent's Special Counsel may reasonably have requested.

Section 11. CONDITIONS TO ALL BORROWINGS.

      The obligations of the Banks to make any Loan or of the Issuing Bank to issue any Letter of Credit, whether on or after the Closing Date, shall also be subject to the satisfaction of the following conditions precedent:

      Section 11.1 Representations True; No Default. Each of the representations and warranties made by or on behalf of the Borrower and the Guarantor contained in this Agreement, the other Loan Documents or in any document or instrument delivered pursuant to or in connection with this Agreement shall be true as of the date as of which they were made and shall also be true at and as of the time of the making of such Loan, with the same effect as if made at and as of that time (except to the extent of changes resulting from transactions contemplated or permitted by this Agreement and the other Loan Documents and changes occurring in the ordinary course of business that singly or in the aggregate have not had or could not reasonably be expected to have a Material Adverse Effect, and except to the extent that such representations and warranties relate expressly to an earlier date) and no Default or Event of Default shall have occurred and be continuing.

      Section 11.2 Borrowing Documents. In the case of any request for a Loan, the Agent shall have received a copy of the request for a Loan required by
Section 2.6 in the form of Exhibit C hereto, fully completed. In the case of any request for a Letter of Credit, the Agent shall have received a copy of the request for a Letter of Credit required by Section 2.8 in the form of Exhibit D hereto, fully completed.

      Section 11.3 Other Documents. The Agent shall have received, in form and substance satisfactory to the Agent, such other assurances, certificates, documents, consents or opinions related to the foregoing as the Agent may reasonably require.

Section 12. EVENTS OF DEFAULT; ACCELERATION; ETC.

      Section 12.1 Events of Default and Acceleration. If any of the following events ("Events of Default" or, if the giving of notice or the lapse of time or both is required, then, prior to such notice or lapse of time, "Defaults") shall occur:

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            (a) the Borrower shall fail to pay any principal of the Loans when the same shall become due and payable, whether pursuant to Section 3.2 at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment;

            (b) the Borrower shall fail to pay any interest on the Loans or any other sums due hereunder or under any of the other Loan Documents, when the same shall become due and payable, whether at the stated date of maturity or any accelerated date of maturity or at any other date fixed for payment, and such failure shall continue for a period of five (5) Business Days (provided, however, that no such grace period shall apply to any payments due upon the maturity of the Notes);

            (c) the Borrower shall fail to comply with any covenant contained in
Section 7.4(d), Section 7.5(a), Section 7.15, Section 7.19, Section 7.20, or any default expressly excluded from any provision of cure of defaults contained in any other of the Loan Documents shall occur;

            (d) the Borrower or any Subsidiary Guarantor shall fail to comply with any covenant contained in Section 9, and such failure shall continue for thirty (30) days (ninety (90) days in the case of Section 9.5) after written notice thereof shall have been given to the Borrower or Subsidiary Guarantor by the Agent;

            (e) the Borrower or the Guarantor shall fail to perform or cause to be performed any other term, covenant or agreement contained herein or in any of the other Loan Documents (other than those specified in this Section 12) and such failure shall continue for a period of thirty (30) days after the earlier of (i) the date upon which the Borrower or the Guarantor obtains knowledge of such failure or (ii) the date upon which the Borrower has received written notice of such failure from the Agent;

            (f) any representation or warranty made by or on behalf of the Borrower or the Guarantor in this Agreement or any other Loan Document, report, certificate, financial statement, request for a Loan or Letter of Credit, or in any other document or instrument delivered pursuant to or in connection with this Agreement, any advance of a Loan or any of the other Loan Documents shall prove to have been false in any material respect upon the date when made or deemed to have been made or repeated;

            (g) the Borrower, any of its general partners, the Guarantor or any of Crescent OP's Subsidiaries shall fail to pay at maturity, or within any applicable period of grace, any obligation for borrowed money or credit received, or fail to observe or perform any material term, covenant or agreement contained in any agreement by which it is bound which evidences or secures any such borrowed money or credit received for such period of time as would permit (assuming the giving of appropriate notice if required) the holder or holders thereof or of any obligations issued thereunder to accelerate the maturity thereof or require the redemption or repurchase thereof; provided that with respect to the obligations of Borrower and the Subsidiary Guarantor only under Capitalized Leases, the events described in this Section 12.1(g) shall not constitute an Event of Default unless such failure to pay, observe or perform, together with other failures to pay, observe or perform under other Capitalized Leases, involve singly or in the aggregate obligations totaling in excess of $500,000.00 (it being acknowledged that with respect to any other events described in this Section 8.1(g) as to Borrower or any Subsidiary Guarantor, there

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

shall be no requirement that a dollar threshold must be exceeded before an Event of Default shall occur); and provided further that with respect to Crescent OP and its Subsidiaries only (other than Borrower or any Subsidiary Guarantor), the events described in this Section 12.1(g) shall not constitute an Event of Default unless such failure to pay, observe or perform, together with other failures to pay, observe or perform, involve singly or in the aggregate obligations totaling in excess of $5,000,000.00;

            (h) the Borrower, any of its general partners, the Guarantor, Crescent REIT or any of Crescent OP's Subsidiaries, (1) shall make an assignment for the benefit of creditors, or admit in writing its general inability to pay or generally fail to pay its debts as they mature or become due, or shall petition or apply for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower, any of its general partners, the Guarantor, Crescent REIT or any of the Crescent OP's Subsidiaries or of any substantial part of the assets of any thereof, (2) shall commence any case or other proceeding relating to the Borrower, any of its general partners, the Guarantor, Crescent REIT or any of Crescent OP's Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, or (3) shall take any action to authorize or in furtherance of any of the foregoing;

            (i) a petition or application shall be filed for the appointment of a trustee or other custodian, liquidator or receiver of the Borrower, any of its general partners, the Guarantor, Crescent REIT or any of Crescent OP's Subsidiaries or any substantial part of the assets of any thereof, or a case or other proceeding shall be commenced against the Borrower, any of its general partners, the Guarantor, Crescent REIT or any of Crescent OP's Subsidiaries under any bankruptcy, reorganization, arrangement, insolvency, readjustment of debt, dissolution or liquidation or similar law of any jurisdiction, now or hereafter in effect, and the Borrower, any of its general partners, the Guarantor, Crescent REIT or any of Crescent OP's Subsidiaries shall indicate its approval thereof, consent thereto or acquiescence therein or such petition, application, case or proceeding shall not have been dismissed within 90 days following the filing or commencement thereof;

            (j) a decree or order is entered appointing any such trustee, custodian, liquidator or receiver or adjudicating the Borrower, any of its general partners, the Guarantor, Crescent REIT or any of Crescent OP's Subsidiaries bankrupt or insolvent, or approving a petition in any such case or other proceeding, or a decree or order for relief is entered in respect of the Borrower, any of its general partners, the Guarantor, Crescent REIT or any of Crescent OP's Subsidiaries, in an involuntary case under federal bankruptcy laws as now or hereafter constituted;

            (k) there shall remain in force, undischarged, unsatisfied and unstayed, for more than 60 days, any uninsured final judgment against the Borrower, any of its general partners, the Guarantor, Crescent REIT or any of Crescent OP's Subsidiaries that, with other outstanding uninsured final judgments, undischarged, against the Borrower, any of its general partners, the Guarantor, Crescent REIT or any of Crescent OP's Subsidiaries exceeds in the aggregate $10,000,000.00;

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            (l) if any of the Loan Documents shall be canceled, terminated, revoked or rescinded otherwise than in accordance with the terms thereof or with the express prior written agreement, consent or approval of the Banks, or any action at law, suit in equity or other legal proceeding to cancel, revoke or rescind any of the Loan Documents shall be commenced by or on behalf of the Borrower, any of its general partners, the Guarantor, any of Crescent OP's Subsidiaries or any of their respective stockholders, partners or beneficiaries, or any court or any other governmental or regulatory authority or agency of competent jurisdiction shall as a result of or in connection with any claim or assertion by or on behalf of the Borrower, General Partner, the Guarantor, any of Crescent OP's Subsidiaries or any of their respective stockholders, partners or beneficiaries, make a determination that, or issue a judgment, order, decree or ruling to the effect that, any one or more of the Loan Documents is illegal, invalid or unenforceable in accordance with the terms thereof;

            (m) any dissolution, termination, partial or complete liquidation, merger or consolidation of the Borrower, any of its general partners, the Guarantor, any Spectrum Entity or Crescent REIT, any resignation or other withdrawal by any Spectrum Entity as a member or partner (whether regular or special) of any other Spectrum Entity or Crescent Spectrum Center, or any sale, transfer or other disposition of the assets of the Borrower, any of its general partners, the Guarantor, any Spectrum Entity or Crescent REIT, other than as permitted under the terms of this Agreement or the other Loan Documents;

            (n) any suit or proceeding shall be filed or commenced against the Borrower or any Subsidiary Guarantor or any of their respective assets, which in the good faith business judgment of all of the Banks after giving consideration to the likelihood of success of such suit or proceeding and the availability of insurance to cover any judgment with respect thereto and based on the information available to them, if adversely determined, would have a Material Adverse Effect;

            (o) the Borrower, any of its general partners, the Guarantor, Crescent REIT or any of Crescent OP's Subsidiaries shall be indicted for a federal crime, a punishment for which could include the forfeiture of any assets of such Person;

            (p) with respect to any Guaranteed Pension Plan, an ERISA Reportable Event shall have occurred and the Requisite Banks shall have determined in their reasonable discretion that such event reasonably could be expected to result in liability of the Borrower, any of its general partners, the Guarantor, Crescent REIT or any of Crescent OP's Subsidiaries to the PBGC or such Guaranteed Pension Plan in an aggregate amount exceeding $1,000,000 and such event in the circumstances occurring reasonably could constitute grounds for the termination of such Guaranteed Pension Plan by the PBGC or for the appointment by the appropriate United States District Court of a trustee to administer such Guaranteed Pension Plan; or a trustee shall have been appointed by the United States District Court to administer such Plan; or the PBGC shall have instituted proceedings to terminate such Guaranteed Pension Plan;

            (q) the Guarantor denies that it has any liability or obligation under the Guaranty, or shall notify the Agent or any of the Banks of the Guarantor's intention to attempt to cancel or terminate the Guaranty, or shall fail to make payment as and when required under the

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Guaranty, or Crescent OP shall fail to comply with the covenant contained in
Paragraph 10(d) of the Guaranty executed by Crescent OP;

            (r) the occurrence of a Change of Control;

            (s) any default or Event of Default, as defined in any of the other Loan Documents, shall occur and shall continue to exist beyond any applicable grace or notice or cure period provided in such other Loan Documents; or

            (t) Crescent OP shall fail to comply with any covenant contained in Paragraphs 11(o)-(v), inclusive, of the Guaranty executed by Crescent OP, and such failure shall continue for thirty (30) days after written notice thereof shall have been given to the Borrower by the Agent;

then, and in any such event, the Agent, upon the request of the Requisite Banks, shall by notice in writing to the Borrower declare all amounts owing with respect to this Agreement, the Notes and the other Loan Documents to be, and they shall thereupon forthwith become, immediately due and payable without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower; provided that in the event of any Event of Default specified in Section 12.1(h), Section 12.1(i) or Section 12.1(j), all such amounts shall become immediately due and payable automatically and without any requirement of notice from any of the Banks or the Agent. Without limiting the foregoing, if an Event of Default occurs, the Agent may (and upon the request of the Requisite Banks shall), in its sole discretion, and without limiting any other rights of the Agent and the Banks under the Loan Documents, notify the Trustee in writing that an Event of Default has occurred and direct that the Trustee deliver notice of a Mandatory Purchase Date (as defined in the Trust Agreement) in accordance with the Trust Agreement, as contemplated in the Eagle Ranch Letter of Credit.

      Section 12.2 [Intentionally Omitted.]

      Section 12.3 Termination of Commitments. If any one or more Events of Default specified in Section 12.1(h), Section 12.1(i) or Section 12.1(j) shall occur, then immediately and without any action on the part of the Agent or any Bank any unused portion of the credit hereunder shall terminate and the Banks shall be relieved of all obligations to make Loans to the Borrower or issue Letters of Credit. If any other Event of Default shall have occurred, the Agent, upon the election of the Requisite Banks, may by notice to the Borrower terminate the obligation to make Loans to the Borrower or issue Letters of Credit. No termination under this Section 12.3 shall relieve the Borrower of its obligations to the Banks arising under this Agreement or the other Loan Documents. Nothing in this Section 12.3 shall limit or impair the terms of this Agreement (including Section 2.1) which provide that the Banks shall have no obligation to make Loans or issue Letters of Credit upon the occurrence of a Default or Event of Default.

      Section 12.4 Remedies. In case any one or more of the Events of Default shall have occurred and be continuing, and whether or not the Banks shall have accelerated the maturity of the Loans pursuant to Section 12.1, the Agent on behalf of the Banks, shall, with the consent of the Requisite Banks but not otherwise, proceed to protect and enforce their rights and remedies under this Agreement, the Notes or any of the other Loan Documents by suit in equity, action at law or

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other appropriate proceeding, whether for the specific performance of any covenant or agreement contained in this Agreement and the other Loan Documents or any instrument pursuant to which the Obligations are evidenced, including to the full extent permitted by applicable law the obtaining of the ex parte appointment of a receiver, and, if such amount shall have become due, by declaration or otherwise, proceed to enforce the payment thereof or any other legal or equitable right. No remedy herein conferred upon the Agent or the holder of any Note is intended to be exclusive of any other remedy and each and every remedy shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by statute or any other provision of law. In the event that all or any portion of the Obligations is collected by or through an attorney-at-law, the Borrower shall pay all reasonable costs of collection including, but not limited to, reasonable attorney's fees. Notwithstanding anything herein to the contrary, if demanded by Agent or the Requisite Banks in their absolute and sole discretion after the occurrence of an Event of Default, Borrower will deposit with and pledge to Agent cash in an amount equal to the amount of all outstanding Letters of Credit. Such amounts will be pledged to and held by Agent for the benefit of the Banks as security for any amounts that become payable under the Letters of Credit and all other Obligations. Upon any draws under Letters of Credit, at Agent's sole discretion, Agent may apply any such amounts to the repayment of amounts drawn thereunder and upon the expiration of the Letters of Credit any remaining amounts will be applied to the payment of all other Obligations or if there are no outstanding Obligations and the Banks have no further obligation to make Loans or issue Letters of Credit to the Borrower. Notwithstanding the provisions of this Agreement providing that the Loans may be evidenced by multiple Notes in favor of the Banks, the Banks acknowledge and agree that only the Agent may exercise any remedies arising by reason of a Default or Event of Default.

      Section 12.5 Distribution of Proceeds. In the event that, following the occurrence or during the continuance of any Event of Default, any monies are received in connection with the enforcement of any of the Loan Documents, or otherwise with respect to the realization upon any of the assets of the Borrower or the Guarantor, such monies shall be distributed for application as follows:

            (a) First, to the payment of, or (as the case may be) the reimbursement of, the Agent for or in respect of all reasonable costs, expenses, disbursements and losses which shall have been incurred or sustained by the Agent to protect or preserve any collateral or in connection with the collection of such monies by the Agent, for the exercise, protection or enforcement by the Agent of all or any of the rights, remedies, powers and privileges of the Agent under this Agreement or any of the other Loan Documents or in support of any provision of adequate indemnity to the Agent against any taxes or liens which by law shall have, or may have, priority over the rights of the Agent to such monies;

            (b) Second, to all other Obligations in such order or preference as the Requisite Banks shall determine; provided, however, that (i) Swing Loans shall be repaid first; (ii) distributions in respect of such other Obligations shall be made pari passu among Obligations with respect to the Agent's fee payable pursuant to Section 4.3 and all other Obligations, (iii) in the event that any Bank shall have wrongfully failed or refused to make an advance under
Section 2.1A(e), Section 2.7 or Section 2.8(e) and such failure or refusal shall be continuing, advances made by other Banks during the pendency of such failure or refusal shall be entitled to be repaid as to principal and

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accrued interest in priority to the other Obligations described in this subsection (b), and (iv) Obligations owing to the Banks with respect to each type of Obligation such as interest, principal, fees and expenses (but excluding Swing Loans), shall be made among the Banks pro rata; and provided further that the Requisite Banks may in their discretion make proper allowance to take into account any Obligations not then due and payable; and

            (c) Third, the excess, if any, shall be returned to the Borrower or to such other Persons as are entitled thereto.

Section 13. SETOFF.

      Regardless of the adequacy of any collateral, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from any of the Banks to the Borrower or the Guarantor and any securities or other property of the Borrower or the Guarantor in the possession of such Bank may be applied to or set off against the payment of Obligations and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Borrower to such Bank. Each of the Banks agrees with each other Bank that if such Bank shall receive from the Borrower or the Guarantor, whether by voluntary payment, exercise of the right of setoff, or otherwise, and shall retain and apply to the payment of the Note or Notes held by such Bank any amount in excess of its ratable portion of the payments received by all of the Banks with respect to the Notes held by all of the Banks, such Bank will make such disposition and arrangements with the other Banks with respect to such excess, either by way of distribution, pro tanto assignment of claims, subrogation or otherwise as shall result in each Bank receiving in respect of the Notes held by it its proportionate payment as contemplated by this Agreement; provided that if all or any part of such excess payment is thereafter recovered from such Bank, such disposition and arrangements shall be rescinded and the amount restored to the extent of such recovery, but without interest.

Section 14. THE AGENT.

      Section 14.1 Authorization. The Agent is authorized to take such action on behalf of each of the Banks and to exercise all such powers as are hereunder and under any of the other Loan Documents and any related documents delegated to the Agent, together with such powers as are reasonably incident thereto, provided that no duties or responsibilities not expressly assumed herein or therein shall be implied to have been assumed by the Agent. The obligations of Agent hereunder are primarily administrative in nature, and nothing contained in this Agreement, or any of the other Loan Documents shall be construed to constitute the Agent as a trustee for any Bank or to create an agency or fiduciary relationship. Agent shall act as the contractual representative of the Banks hereunder, and notwithstanding the use of the term "Agent", it is understood and agreed that the Agent shall not have any fiduciary duties or responsibilities to any Bank by reason of this Agreement or any other Loan Document and is acting as an independent contractor, the rights and duties of which are limited to those expressly set forth in this Agreement and the other Loan Documents. The Borrower and any other Person shall be entitled to conclusively rely on a statement from the Agent that it has the authority to act for and bind the Banks pursuant to this Agreement and the other Loan Documents.

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      Section 14.2 Employees and Agents. The Agent may exercise its powers and execute its duties by or through employees or agents and shall be entitled to take, and to rely on, advice of counsel concerning all matters pertaining to its rights and duties under this Agreement and the other Loan Documents. The Agent may utilize the services of such Persons as the Agent may reasonably determine, and all reasonable fees and expenses of any such Persons shall be paid by the Borrower.

      Section 14.3 No Liability. Neither the Agent nor any of its shareholders, directors, officers or employees nor any other Person assisting them in their duties nor any agent, or employee thereof, shall be liable for any waiver, consent or approval given or any action taken, or omitted to be taken, in good faith by it or them hereunder or under any of the other Loan Documents, or in connection herewith or therewith, or be responsible for the consequences of any oversight or error of judgment whatsoever, except that the Agent or such other Person, as the case may be, shall be liable for losses due to its willful misconduct or gross negligence. The Agent shall not be deemed to have knowledge or notice of the occurrence of any Default or Event of Default, except with respect to defaults in the payment of principal, interest and fees required to be paid to the Agent for the account of the Banks, unless the Agent has received notice from a Bank or the Borrower referring to the Loan Documents and describing with reasonable specificity such Default or Event of Default and stating that such notice is a "notice of default".

      Section 14.4 No Representations. The Agent shall not be responsible for the execution or validity or enforceability of this Agreement, the Notes, any of the other Loan Documents or any instrument at any time constituting, or intended to constitute, collateral security for the Notes, or for the value of any such collateral security or for the validity, enforceability or collectability of any such amounts owing with respect to the Notes, or for any recitals or statements, warranties or representations made herein, or any agreement, instrument or certificate delivered in connection therewith or in any of the other Loan Documents or in any certificate or instrument hereafter furnished to it by or on behalf of the Borrower or the Guarantor, or be bound to ascertain or inquire as to the performance or observance of any of the terms, conditions, covenants or agreements herein or in any other of the Loan Documents. The Agent shall not be bound to ascertain whether any notice, consent, waiver or request delivered to it by the Borrower or the Guarantor or any holder of any of the Notes shall have been duly authorized or is true, accurate and complete. The Agent has not made nor does it now make any representations or warranties, express or implied, nor does it assume any liability to the Banks, with respect to the creditworthiness or financial condition of the Borrower, the Guarantor or any of Crescent OP's Subsidiaries. Each Bank acknowledges that it has, independently and without reliance upon the Agent or any other Bank, and based upon such information and documents as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Bank also acknowledges that it will, independently and without reliance upon the Agent or any other Bank, based upon such information and documents as it deems appropriate at the time, continue to make its own credit analysis and decisions in taking or not taking action under this Agreement and the other Loan Documents. Agent's Special Counsel has only represented Agent and KeyBank in connection with the Loan Documents and the only attorney-client relationship or duty of care is between Agent's Special Counsel and Agent or KeyBank. Each Bank has been independently represented by separate counsel on all matters regarding the Loan Documents.

      Section 14.5 Payments.

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            (a) A payment by the Borrower or the Guarantor to the Agent hereunder or under any of the other Loan Documents for the account of any Bank shall constitute a payment to such Bank. The Agent agrees to distribute to each Bank not later than one Business Day after the Agent's receipt of good funds, determined in accordance with the Agent's customary practices, such Bank's pro rata share of payments received by the Agent for the account of the Banks except as otherwise expressly provided herein or in any of the other Loan Documents. In the event that the Agent fails to distribute such amounts within one Business Day as provided above, the Agent shall pay interest on such amount at a rate per annum equal to the Federal Funds Effective Rate from time to time in effect.

            (b) If in the opinion of the Agent the distribution of any amount received by it in such capacity hereunder, under the Notes or under any of the other Loan Documents might involve it in liability, it may refrain from making distribution until its right to make distribution shall have been adjudicated by a court of competent jurisdiction. If a court of competent jurisdiction shall adjudge that any amount received and distributed by the Agent is to be repaid, each Person to whom any such distribution shall have been made shall either repay to the Agent its proportionate share of the amount so adjudged to be repaid or shall pay over the same in such manner and to such Persons as shall be determined by such court.

            (c) Notwithstanding anything to the contrary contained in this Agreement or any of the other Loan Documents, any Bank that fails (i) to make available to the Agent its pro rata share of any Loan or participation in a Swing Loan or Letter of Credit or (ii) to comply with the provisions of Section 13 with respect to making dispositions and arrangements with the other Banks, where such Bank's share of any payment received, whether by setoff or otherwise, is in excess of its pro rata share of such payments due and payable to all of the Banks, in each case as, when and to the full extent required by the provisions of this Agreement, shall be deemed delinquent (a "Delinquent Bank") and shall be deemed a Delinquent Bank until such time as such delinquency is satisfied. In addition to the rights and remedies that may be available to the Agent at law and in equity, a Delinquent Bank's right to participate in the administration of the Loan Documents, including, without limitation, any rights to consent to or direct any action or inaction of the Agent pursuant to this Agreement or otherwise, or to be taken into account in the calculation of Requisite Banks or any matter requiring approval of all of the Banks, shall be suspended while such Bank is a Delinquent Bank. A Delinquent Bank shall be deemed to have assigned any and all payments due to it from the Borrower and the Guarantor, whether on account of outstanding Loans, interest, fees or otherwise, to the remaining nondelinquent Banks for application to, and reduction of, their respective pro rata shares of all outstanding Loans. The Delinquent Bank hereby authorizes the Agent to distribute such payments to the nondelinquent Banks in proportion to their respective pro rata shares of all outstanding Loans. The provisions of this Section shall apply and be effective regardless of whether an Event of Default occurs and is then continuing, and notwithstanding (i) any other provision of this Agreement to the contrary or (ii) any instruction of Borrower as to its desired application of payments. The Agent shall be entitled to (i) withhold or set off, and to apply to the payment of the obligations of any Delinquent Bank any amounts to be paid to such Delinquent Bank under this Agreement, (ii) to collect interest from such Bank for the period from the date on which the payment was due at the rate per annum equal to the Federal Funds Effective Rate plus two percent (2%), for each day during such period, and (iii) bring an action or suit against such Delinquent Bank in a court of competent jurisdiction to recover the defaulted obligations of such Delinquent Bank. A

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Delinquent Bank shall be deemed to have satisfied in full a delinquency when and if, as a result of application of the assigned payments to all outstanding Loans of the nondelinquent Banks or as a result of other payments by the Delinquent Banks to the nondelinquent Banks, the Banks' respective pro rata shares of all outstanding Loans have returned to those in effect immediately prior to such delinquency and without giving effect to the nonpayment causing such delinquency.

      Section 14.6 Holders of Notes. Subject to the terms of Article 18, the Agent may deem and treat the payee of any Note as the absolute owner or purchaser thereof for all purposes hereof until it shall have been furnished in writing with a different name by such payee or by a subsequent holder, assignee or transferee.

      Section 14.7 Indemnity. THE BANKS RATABLY AGREE HEREBY TO INDEMNIFY AND HOLD HARMLESS THE AGENT FROM AND AGAINST ANY AND ALL CLAIMS, ACTIONS AND SUITS (WHETHER GROUNDLESS OR OTHERWISE), LOSSES, DAMAGES, COSTS, EXPENSES (INCLUDING ANY EXPENSES FOR WHICH THE AGENT HAS NOT BEEN REIMBURSED BY THE BORROWER AS REQUIRED BY SECTION 15), AND LIABILITIES OF EVERY NATURE AND CHARACTER ARISING OUT OF OR RELATED TO THIS AGREEMENT, THE NOTES OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED OR EVIDENCED HEREBY OR THEREBY, OR THE AGENT'S ACTIONS TAKEN HEREUNDER OR THEREUNDER, EXCEPT TO THE EXTENT THAT ANY OF THE SAME SHALL BE DIRECTLY CAUSED BY THE AGENT'S WILLFUL MISCONDUCT OR GROSS NEGLIGENCE. BANKS AGREE THAT THE INDEMNIFICATION OF AGENT BY BANKS SET FORTH IN THIS SECTION 14.7 INCLUDES INDEMNIFICATION IN THE EVENT OF ORDINARY NEGLIGENCE ON THE PART OF AGENT BUT DOES NOT INCLUDE INDEMNIFICATION OF AGENT FOR AGENT'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

      Section 14.8 Agent as Bank. In its individual capacity, KeyBank shall have the same obligations and the same rights, powers and privileges in respect to its Commitment and the Loans made by it, and as the holder of any of the Notes as it would have were it not also the Agent.

      Section 14.9 Resignation. Subject to the terms of Section 18.1, the Agent may resign at any time by giving 30 calendar days' prior written notice thereof to the Banks and the Borrower. Upon any such resignation, the Requisite Banks, subject to the terms of Section 18.1, shall have the right to appoint as a successor Agent any Bank or any bank whose senior debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's corporation and which has a net worth of not less than $500,000,000. Unless an Event of Default shall have occurred and be continuing, such successor Agent shall be reasonably acceptable to the Borrower. If no successor Agent shall have been appointed and shall have accepted such appointment within thirty (30) days after the retiring Agent's giving of notice of resignation, then the retiring Agent may, on behalf of the Banks, appoint a successor Agent, which shall be a bank whose debt obligations are rated not less than "A" or its equivalent by Moody's Investors Service, Inc. or not less than "A" or its equivalent by Standard & Poor's Corporation and which has a net worth of not less than $500,000,000. Upon the acceptance of any appointment as Agent hereunder by a successor Agent, such successor

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Agent shall thereupon succeed to and become vested with all the rights, powers, privileges and duties of the retiring or removed Agent, and the retiring Agent shall be discharged from its duties and obligations hereunder as Agent. After any retiring Agent's resignation, the provisions of this Agreement and the other Loan Documents shall continue in effect for its benefit in respect of any actions taken or omitted to be taken by it while it was acting as Agent. Upon any change in the Agent under this Agreement, the resigning Agent shall execute such assignments of and amendments to the Loan Documents as may be necessary to substitute the successor Agent for the resigning Agent.

      Section 14.10 Duties in the Case of Enforcement. In case one or more Events of Default have occurred and shall be continuing, and whether or not acceleration of the Obligations shall have occurred, the Agent shall, if (a) so requested by the Requisite Banks and (b) the Banks have provided to the Agent such additional indemnities and assurances in accordance with their respective Commitment Percentages against expenses and liabilities as the Agent may reasonably request, proceed to exercise all or any legal and equitable and other rights or remedies as it may have. The Requisite Banks may direct the Agent in writing as to the method and the extent of any such exercise, the Banks hereby agreeing to indemnify and hold the Agent harmless in accordance with their respective Commitment Percentages from all liabilities incurred in respect of all actions taken or omitted in accordance with such directions, provided that the Agent need not comply with any such direction to the extent that the Agent reasonably believes the Agent's compliance with such direction to be unlawful in any applicable jurisdiction or commercially unreasonable under the Uniform Commercial Code as enacted in any applicable jurisdiction.

      Section 14.11 Bankruptcy. In the event a bankruptcy or other insolvency proceeding is commenced by or against Borrower or any Guarantor with respect to the Obligations, the Agent shall have the sole and exclusive right to file and pursue a joint proof claim on behalf of all Banks. Any votes with respect to such claims or otherwise with respect to such proceedings shall be subject to the vote of the Requisite Banks or all of the Banks as required by this Agreement. Each Bank irrevocably waives its right to file or pursue a separate proof of claim in any such proceedings unless Agent fails to file such claim within thirty (30) days after receipt of written notice from the Banks requesting that Agent file such proof of claim.

Section 15. EXPENSES.

      The Borrower agrees to pay (a) the reasonable costs of producing and reproducing this Agreement, the other Loan Documents and the other agreements and instruments mentioned herein, (b) except as otherwise specifically provided herein, any taxes (including any interest and penalties in respect thereto) payable by the Agent or any of the Banks, including any recording, mortgage, documentary or intangibles taxes in connection with the Loan Documents, or other taxes payable on or with respect to the transactions contemplated by this Agreement (other than the Excluded Taxes), (c) the reasonable fees, expenses and disbursements of the counsel to the Agent and any reasonably necessary local counsel to the Agent incurred in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein (excluding, however, the preparation of agreements evidencing participations granted under Section 18.4), each closing hereunder, and amendments, modifications, approvals, consents or waivers hereto or hereunder, (d) the reasonable out-of-pocket expenses and

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disbursements of the Agent incurred by the Agent in connection with the preparation, administration or interpretation of the Loan Documents and other instruments mentioned herein, and the making of each advance hereunder, (e) all reasonable out-of-pocket expenses (including reasonable attorneys' fees and costs, and the fees and costs of appraisers, engineers, investment bankers or other experts retained by any Bank or the Agent) incurred by any Bank or the Agent in connection with (i) the enforcement of or preservation of rights under any of the Loan Documents against the Borrower, any of its general partners or the Guarantor or the administration thereof after the occurrence and during the continuance of an Event of Default and (ii) any litigation, proceeding or dispute whether arising hereunder or otherwise, in any way related to the Agent's or any of the Bank's relationship with the Borrower, any of its general partners, the Guarantor or any of Crescent OP's Subsidiaries (other than any litigation, proceeding or dispute solely among or between one or more Banks or the Agent) unless the Borrower, such general partner, such Guarantor or such Subsidiary is the prevailing party in such litigation, proceeding or dispute,
(f) all reasonable fees, expenses and disbursements of the Agent incurred in connection with UCC searches, UCC filings, title rundowns, title searches or document recordings; (g) all reasonable out-of-pocket expenses and disbursements (including reasonable attorneys' fees and costs) of KeyBank in connection with the syndication of the Loan (except for expenses for assignments occurring more than ninety (90) days after the Closing Date). The covenants of this Section 15 shall survive payment or satisfaction of payment of amounts owing with respect to the Notes.

Section 16. INDEMNIFICATION.

      THE BORROWER AGREES TO INDEMNIFY AND HOLD HARMLESS THE AGENT AND THE BANKS AND EACH DIRECTOR, OFFICER, EMPLOYEE, AGENT AND PERSON WHO CONTROLS THE AGENT OR ANY BANK FROM AND AGAINST ANY AND ALL CLAIMS, ACTIONS AND SUITS, WHETHER GROUNDLESS OR OTHERWISE, AND FROM AND AGAINST ANY AND ALL LIABILITIES, LOSSES, DAMAGES AND EXPENSES OF EVERY NATURE AND CHARACTER ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY INCLUDING, WITHOUT LIMITATION, (A) ANY LEASING FEES AND ANY BROKERAGE, FINDERS OR SIMILAR FEES ASSERTED AGAINST ANY PERSON INDEMNIFIED UNDER THIS SECTION 16 BASED UPON ANY AGREEMENT, ARRANGEMENT OR ACTION MADE OR TAKEN, OR ALLEGED TO HAVE BEEN MADE OR TAKEN, BY THE BORROWER, ANY OF ITS GENERAL PARTNERS, THE GUARANTOR OR ANY OF CRESCENT OP'S SUBSIDIARIES (PROVIDED THAT THE BORROWER SHALL NOT BE REQUIRED TO INDEMNIFY A BANK FROM AND AGAINST ANY AGREEMENT THAT IS PROVEN TO HAVE BEEN MADE BY A BANK TO PAY ANY LEASING FEES OR BROKERAGE, FINDERS OR SIMILAR FEES), (B) ANY CONDITION OF THE REAL ESTATE NOT CAUSED SOLELY BY THE AGENT AND/OR THE BANKS AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION AFTER THE EXPIRATION OF ALL APPLICABLE APPEAL PERIODS, (C) ANY ACTUAL OR PROPOSED USE BY THE BORROWER OF THE PROCEEDS OF ANY OF THE LOANS OR ANY ACTUAL OR PROPOSED USE OF A LETTER OF CREDIT BY ANY BENEFICIARY OF A LETTER OF CREDIT, (D) ANY ACTUAL OR ALLEGED

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INFRINGEMENT OF ANY PATENT, COPYRIGHT, TRADEMARK, SERVICE MARK OR SIMILAR RIGHT
OF THE BORROWER, ANY OF ITS GENERAL PARTNERS, THE GUARANTOR OR ANY OF CRESCENT OP'S SUBSIDIARIES, (E) THE BORROWER, THE GUARANTOR OR CRESCENT REIT ENTERING INTO OR PERFORMING THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS, (F) ANY ACTUAL OR ALLEGED VIOLATION OF ANY LAW, ORDINANCE, CODE, ORDER, RULE, REGULATION, APPROVAL, CONSENT, PERMIT OR LICENSE RELATING TO THE REAL ESTATE (OTHER THAN THOSE CAUSED SOLELY BY THE AGENT AND/OR THE BANKS AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION AFTER THE EXPIRATION OF ALL APPLICABLE APPEAL PERIODS), (G) WITH RESPECT TO THE BORROWER, EACH OF ITS GENERAL PARTNERS, THE GUARANTOR, CRESCENT OP'S SUBSIDIARIES AND THEIR RESPECTIVE PROPERTIES AND ASSETS, THE VIOLATION OF ANY ENVIRONMENTAL LAW, THE RELEASE OR THREATENED RELEASE OF ANY HAZARDOUS SUBSTANCES OR ANY ACTION, SUIT, PROCEEDING OR INVESTIGATION BROUGHT OR THREATENED WITH RESPECT TO ANY HAZARDOUS SUBSTANCES (INCLUDING, BUT NOT LIMITED TO CLAIMS WITH RESPECT TO WRONGFUL DEATH, PERSONAL INJURY OR DAMAGE TO PROPERTY), (H) ANY INVESTIGATIVE, ADMINISTRATIVE, OR JUDICIAL PROCEEDING (INCLUDING PRE-TRIAL DISCOVERY), WHETHER OR NOT THE AGENT OR SUCH BANK SHALL BE DESIGNATED A PARTY THERETO, WHICH MAY BE INCURRED BY THE AGENT OR ANY BANK, DIRECTLY OR INDIRECTLY RELATING TO OR ARISING OUT OF ANY ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE EAGLE RANCH LETTER OF CREDIT, (I) ANY UNTRUE STATEMENT OR ALLEGED UNTRUE STATEMENT OF ANY MATERIAL FACT CONTAINED OR INCORPORATED BY REFERENCE IN ANY PRIVATE PLACEMENT MEMORANDUM, OFFICIAL STATEMENT, PRELIMINARY OFFICIAL STATEMENT, REMARKETING MEMORANDUM OR OTHER AGREEMENT RELATING TO THE BONDS OR THE EAGLE RANCH LETTER OF CREDIT PROVIDED IN CONNECTION THEREWITH (OTHER THAN INFORMATION RELATING TO THE ISSUING BANK AND PROVIDED BY THE ISSUING BANK FOR INCLUSION THEREIN), OR THE OMISSION OR ALLEGED OMISSION TO STATE IN ANY PRIVATE PLACEMENT MEMORANDUM, OFFICIAL STATEMENT, PRELIMINARY OFFICIAL STATEMENT, REMARKETING MEMORANDUM OR OTHER AGREEMENT RELATING TO THE BONDS OR THE EAGLE RANCH LETTER OF CREDIT ANY MATERIAL FACT NECESSARY TO MAKE SUCH STATEMENTS, IN LIGHT OF THE CIRCUMSTANCES UNDER WHICH THEY ARE OR WERE MADE, NOT MISLEADING; (J) THE EXECUTION AND DELIVERY OR TRANSFER OF, OR EXCEPT AS SPECIFICALLY PROVIDED IN SECTION 2.8(K) PAYMENT OR FAILURE TO PAY UNDER, THE EAGLE RANCH LETTER OF CREDIT; (F) THE ISSUANCE AND SALE OF THE BONDS; OR (G) THE USE OF THE PROCEEDS OF THE BONDS; IN EACH CASE INCLUDING, WITHOUT LIMITATION, THE REASONABLE FEES AND DISBURSEMENTS OF COUNSEL AND, WITHOUT DUPLICATION, ALLOCATED COSTS OF INTERNAL COUNSEL INCURRED IN CONNECTION WITH ANY SUCH INVESTIGATION, LITIGATION OR OTHER PROCEEDING; PROVIDED,

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HOWEVER, THAT THE BORROWER SHALL NOT BE OBLIGATED UNDER THIS SECTION 16 TO
INDEMNIFY ANY PERSON FOR LIABILITIES TO THE EXTENT THEY ARISE FROM SUCH PERSON'S OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT, FOR LIABILITIES ARISING AS A RESULT OF A BREACH OF SUCH PERSON'S OBLIGATIONS UNDER THE LOAN DOCUMENTS AS FINALLY DETERMINED BY A COURT OF COMPETENT JURISDICTION AFTER THE EXPIRATION OF ALL APPLICABLE APPEAL PERIODS OR FOR LIABILITIES ARISING IN CONNECTION WITH ANY DISPUTES SOLELY BETWEEN OR AMONG ANY BANKS OR BETWEEN ANY BANK OR BANKS AND THE AGENT WITH RESPECT TO THE LOANS. IN LITIGATION, OR THE PREPARATION THEREFOR, THE BANKS AND THE AGENT SHALL BE ENTITLED TO SELECT A SINGLE LAW FIRM AS THEIR OWN COUNSEL AND, IN ADDITION TO THE FOREGOING INDEMNITY, THE BORROWER AGREES TO PAY PROMPTLY THE REASONABLE FEES AND EXPENSES OF SUCH COUNSEL. IF ANY SUIT, ACTION, PROCEEDING (INCLUDING ANY GOVERNMENTAL OR REGULATORY INVESTIGATION), CLAIM OR DEMAND SHALL BE BROUGHT OR ASSERTED AGAINST ANY INDEMNITEE, SUCH INDEMNITEE SHALL PROMPTLY NOTIFY THE BORROWER IN WRITING; PROVIDED THAT THE FAILURE TO NOTIFY THE BORROWER SHALL NOT RELIEVE THE BORROWER FROM ANY LIABILITY THAT IT MAY HAVE UNDER THIS AGREEMENT AND PROVIDED, FURTHER, THAT THE FAILURE TO NOTIFY THE BORROWER SHALL NOT RELIEVE IT FROM ANY LIABILITY THAT IT MAY HAVE TO AN INDEMNITEE OTHERWISE THAN UNDER THIS AGREEMENT. IF, AND TO THE EXTENT THAT THE OBLIGATIONS OF THE BORROWER UNDER THIS SECTION 16 ARE UNENFORCEABLE FOR ANY REASON, THE BORROWER HEREBY AGREES TO MAKE THE MAXIMUM CONTRIBUTION TO THE PAYMENT IN SATISFACTION OF SUCH OBLIGATIONS WHICH IS PERMISSIBLE UNDER APPLICABLE LAW. THE PROVISIONS OF THIS SECTION 16 SHALL SURVIVE THE REPAYMENT OF THE LOANS AND THE TERMINATION OF THE OBLIGATIONS OF THE BANKS HEREUNDER. BORROWER AGREES THAT THE INDEMNIFICATION OF AGENT AND THE BANKS BY BORROWER SET FORTH IN THIS SECTION 16 INCLUDES INDEMNIFICATION IN THE EVENT OF ORDINARY NEGLIGENCE ON THE PART OF AGENT AND THE BANKS BUT DOES NOT INCLUDE INDEMNIFICATION OF AGENT OR A BANK FOR AGENT'S OR SUCH BANK'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT.

Section 17. SURVIVAL OF COVENANTS, ETC.

      All covenants, agreements, representations and warranties made herein, in the Notes, in any of the other Loan Documents or in any documents or other papers delivered by or on behalf of the Borrower or the Guarantor pursuant hereto or thereto shall be deemed to have been relied upon by the Banks and the Agent, notwithstanding any investigation heretofore or hereafter made by any of them, and shall survive the making by the Banks of any of the Loans, as herein contemplated, and shall continue in full force and effect so long as any amount due under this Agreement or the Notes or any of the other Loan Documents remains outstanding or any Bank has any obligation to make any Loans. The indemnification obligations of the Borrower provided herein and the other Loan Documents shall survive the full repayment of amounts due

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

and the termination of the obligations of the Banks hereunder and thereunder to the extent provided herein and therein. All statements contained in any certificate or other paper delivered to any Bank or the Agent at any time by or on behalf of the Borrower or the Guarantor pursuant hereto or in connection with the transactions contemplated hereby shall constitute representations and warranties by the Borrower or the Guarantor hereunder.

Section 18. ASSIGNMENT AND PARTICIPATION.

      Section 18.1 Conditions to Assignment by Banks. Except as provided herein, each Bank may assign to one or more bankS or other entities all or a portion of its interests, rights and obligations under this Agreement (including all or a portion of its Commitment Percentage and Commitment and the same portion of the Loans at the time owing to it, and the Notes held by it); provided that (a) the Agent and, provided no Event of Default shall have occurred and be continuing, the Borrower shall have given their prior written consent to such assignment, which consent shall not be unreasonably withheld (provided that such consent shall not be required for any assignment to another Bank, to a wholly-owned subsidiary of such Bank or to a Person controlling, controlled by or under common control with such Bank, provided that such assignee shall remain a wholly-owned subsidiary of such Bank or remain a Person controlling, controlled by or under common control with such Bank, as applicable), (b) each such assignment shall be of a constant, and not a varying, percentage of all the assigning Bank's rights and obligations under this Agreement, (c) the parties to such assignment shall execute and deliver to the Agent, for recording in the Register (as hereinafter defined), an Assignment and Acceptance Agreement in the form attached hereto as Exhibit F and by this reference incorporated herein (the "Assignment"), together with any Notes subject to such assignment, (d) in no event shall any assignment be made to any Person controlling, controlled by or under common control with, or which is otherwise acting in concert with the Borrower, any of its general partners, the Guarantor, Crescent REIT or Crescent OP's Subsidiaries, (e) such assignee shall have a net worth as of the date of such assignment of not less than $500,000,000 unless such requirement is waived in writing by the Borrower and the Agent, (f) such assignment is subject to the terms of any intercreditor agreement among the Banks and the Agent, (g) such assignee shall acquire an interest in the Loans of not less than $5,000,000.00 unless, pursuant to such assignment, such Assignee is acquiring all of the assigning Bank's Commitment, and (h) if applicable, such assignee shall deliver the documents required under Section 18.10. Upon such execution, delivery, acceptance and recording, of such Assignment, (i) the assignee thereunder shall be a party hereto and all other Loan Documents executed by the Banks and, to the extent provided in such Assignment, have the rights and obligations of a Bank hereunder, (ii) the assigning Bank shall, to the extent provided in such Assignment and upon payment to the Agent of the registration fee referred to in
Section 18.2, be released from its obligations under this Agreement, and (iii) the Agent may unilaterally amend Schedule I to reflect such Assignment. In connection with each Assignment, the assignee shall represent and warrant to the Agent, the assignor and each other Bank that such assignee is not controlling, controlled by, under common control with and is otherwise not acting in concert with the Borrower, its general partners, the Guarantor, Crescent REIT or Crescent OP's Subsidiaries.

      Section 18.2 Register. The Borrower hereby designates the Agent to serve as the Borrower's agent, solely for the purpose of this Section 18.2, to maintain a register (the "Register") for the recordation of the names and addresses of the Banks and the Commitment Percentages of, and

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

principal amount of the Loans owing to the Banks from time to time. The Agent shall also maintain a copy of each Assignment delivered to it. The entries in the Register shall be conclusive, in the absence of manifest error, and the Borrower, the Agent and the Banks may treat each Person whose name is recorded in the Register as a Bank hereunder for all purposes of this Agreement. The Register shall be available for inspection by the Borrower and the Banks at any reasonable time and from time to time upon reasonable prior notice. Upon each such recordation, the assigning Bank agrees to pay to the Agent a registration fee in the sum of $3,500. Except as provided in Section 15(g), the Borrower shall not be responsible for the payment of any fees, expenses or disbursements in connection with any assignment by a Bank.

      Section 18.3 New Notes. Upon its receipt of an executed Assignment, together with each Note subject to such Assignment, the Agent shall (a) record the information contained therein in the Register, and (b) give prompt notice thereof to the Borrower and the Banks (other than the assigning Bank). Within five Business Days after receipt of such notice, the Borrower, at its own expense, shall execute and deliver to the Agent, in exchange for each surrendered Note, a new Note to the order of such assignee in an amount equal to the amount assumed by such assignee pursuant to such Assignment and, if the assigning Bank has retained some portion of its obligations hereunder, a new Note to the order of the assigning Bank in an amount equal to the amount retained by it hereunder. Such new Notes shall provide that they are replacements for the surrendered Notes, shall be in an aggregate principal amount equal to the aggregate principal amount of the surrendered Notes, shall be dated the effective date of such Assignment and shall otherwise be in substantially the form of the assigned Notes. The surrendered Notes shall be canceled and returned to the Borrower. All requests for a new Note shall be made to the Agent or Agent's Special Counsel (with a copy of such request delivered to the Agent).

      Section 18.4 Participations. Each Bank may sell participations to one or more banks or other entities in all or a portion of such Bank's rights and obligations under this Agreement and the other Loan Documents; provided that (a) any such sale or participation shall not affect the rights and duties of the selling Bank hereunder to the Borrower, (b) such participation shall not entitle such participant to any rights or privileges under this Agreement or the Loan Documents, including, without limitation, the right to approve waivers, amendments or modifications, (c) such participant shall have no direct rights against the Borrower, any of its general partners, the Guarantor or any of Crescent OP's Subsidiaries, and (d) such sale is effected in accordance with all applicable laws.

      Section 18.5 Pledge by Bank. Any Bank may at any time pledge all or any portion of its interest and rights under this Agreement (including all or any portion of its Note) to any of the twelve Federal Reserve Banks organized under
Section 4 of the Federal Reserve Act, 12 U.S.C. Section 341. Any Bank may with the consent of the Agent and compliance with the terms of this Agreement pledge all or any portion of its interests and rights under this Agreement (including all or any portion of its Note) to a Person approved by the Agent. No such pledge or the enforcement thereof shall release the pledgor Bank from its obligations hereunder or under any of the other Loan Documents.

      Section 18.6 No Assignment by Borrower. The Borrower shall not assign or transfer any of its rights or obligations under any of the Loan Documents without the prior written consent of each of the Banks.

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

      Section 18.7 Disclosure. The Borrower agrees that any Bank may disclose information obtained by such Bank pursuant to this Agreement to its Affiliates, assignees or participants and potential assignees or participants hereunder, subject to the terms of Section 32.

      Section 18.8 Co-Agents. Neither the Syndication Agent, the
Co-Documentation Agents nor the Co-Arrangers shall have any additional rights or obligations under the Loan Documents, except for those rights, if any, as a Bank.

      Section 18.9 Mandatory Assignment. In the event Borrower requests that certain amendments, modifications or waivers be made to this Agreement or any of the other Loan Documents which request is approved by Agent but is not approved by one or more of the Banks (any such non-consenting Bank shall hereafter be referred to as the "Non-Consenting Bank"), then, within thirty (30) Business Days after Borrower's receipt of notice of such disapproval by such Non-Consenting Bank, Borrower shall have the right as to such Non-Consenting Bank, to be exercised by delivery of written notice delivered to the Agent and the Non-Consenting Bank within thirty (30) Business Days of receipt of such notice, to elect to cause the Non-Consenting Bank to transfer its Commitment. The Agent shall promptly notify the remaining Banks that each of such Banks shall have the right, but not the obligation, to acquire a portion of the Commitment, pro rata based upon their relevant Commitment Percentages, of the Non-Consenting Bank (or if any of such Banks does not elect to purchase its pro rata share, then to such remaining Banks in such proportion as approved by the Agent). In the event that the Banks do not elect to acquire all of the Non-Consenting Bank's Commitment, then the Agent shall endeavor to find a new Bank or Banks to acquire such remaining Commitment. Upon any such purchase of the Commitment of the Non-Consenting Bank, the Non-Consenting Bank's interests in the Obligations and its rights hereunder and under the Loan Documents shall terminate at the date of purchase, and the Non-Consenting Bank shall promptly execute and deliver any and all documents reasonably requested by Agent to surrender and transfer such interest, including, without limitation, an Assignment and Acceptance Agreement in the form attached hereto as Exhibit F and such Non-Consenting Bank's original Note. The purchase price for the Non-Consenting Bank's Commitment shall equal any and all amounts outstanding and owed by Borrower to the Non-Consenting Bank, including principal and all accrued and unpaid interest or fees, plus any applicable amounts payable pursuant to
Section 4.8 which would be owed to such Non-Consenting Bank if the Loans were to be repaid in full on the date of such purchase of the Non-Consenting Bank's Commitment (provided that the Borrower may pay to such Non-Consenting Bank any interest, fees or other amounts (other than principal) owing to such Non-Consenting Bank).

      Section 18.10 Foreign Banks and Participants. Each Bank that is incorporated or otherwise organized under the laws oF a jurisdiction other than the United States of America or any State thereof or the District of Columbia (a "Non-US Bank") shall deliver to the Agent on or before the Closing Date (or on or before accepting an assignment under Section 18.1 or receiving a participation interest herein pursuant to Section 18.4) two duly completed and executed copies, of either Form W8-BEN or W-8ECI (relating to such Bank and entitling it to a complete exemption from withholding on all payments to be made to such Bank by the Borrower pursuant to this Agreement) of the United States Internal Revenue Service or such other evidence (including, if reasonably necessary, Form W-9) satisfactory to the Agent such that no withholding under the federal income tax laws is required with respect to such Bank. Thereafter and from time to time,

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

each such Bank shall (a) promptly submit to the Agent such additional duly completed and signed copies of one of such forms (or such successor forms as shall be adopted from time to time by the relevant United States taxing authorities) as may then be available under then current United States laws and regulations to avoid, or such evidence as is satisfactory to the Borrower and the Agent establishing such Bank's eligibility for any available exemption from, United States withholding taxes in respect of all payments to be made to such Bank by the Borrower pursuant to this Agreement and (b) take such steps as shall not be materially disadvantageous to it, in the reasonable judgment of such Bank, and as may be reasonably necessary (including the re-designation of its LIBOR Lending Office, if any) to avoid any applicable requirement of law that the Borrower make any deduction or withholding for taxes from amounts payable to such Bank. The Borrower shall not be required to pay any additional amount to any Non-US Bank under Section 4.4(b) with respect to any withholding under federal income tax laws if such Bank shall fail to satisfy the requirements of this Section 18.10; provided, however, that in the event that a Bank or participant described herein shall, after the date such Bank or participant has first acquired its interest in the Loan, become unable to avoid any requirement that the Borrower make any deduction or withholding for taxes from amounts payable to such Persons as a result of any change in law or activities of such Bank, then such Bank or participant shall no longer be required to provide to Agent the above-described forms and the provisions of Section 4.4 shall apply. In the event that a participation has been granted pursuant to Section 18.4 to a financial institution that is incorporated or otherwise organized under the laws of a jurisdiction other than the United States of America, any State thereof or the District of Columbia, then, the Bank which granted such participation shall cause such participant financial institution to deliver the same documents and information to the Agent and such Bank as would be required under this Section
18.10 if such financial institution were a Bank.

Section 19. NOTICES.

      Each notice, demand, election or request provided for or permitted to be given pursuant to this Agreement (hereinafter in this Section 19 referred to as "Notice") must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing same in the United States Mail, postpaid and registered or certified, return receipt requested, or as expressly permitted herein, by telecopy, in each such case addressed as follows and effective as provided below:

      If to the Agent or any Bank, at the address set forth on the signature page for the Agent or such Bank; and

      If to the Borrower:

            Crescent Real Estate Funding VIII, L.P.
            777 Main Street
            Suite 2100
            Fort Worth, Texas 76102
            Attn: Christopher T. Porter
            Telecopy No.: 817/321-2000

      with a copy to:

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

            Crescent Real Estate Equities Limited Partnership
            777 Main Street
            Suite 2100
            Fort Worth, Texas 76102
            Attn: David M. Dean, Esq.
            Telecopy No.: 817/321-2000

and to each other Bank which may hereafter become a party to this Agreement at such address as may be designated by such Bank. Each Notice shall be effective upon being personally delivered or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid, or if transmitted by telegraph, telecopy, telefax or telex is permitted, upon being sent and confirmation of receipt. The time period in which a response to such Notice must be given or any action taken with respect thereto (if any), however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier or telecopy, or if so deposited in the United States Mail, on the date of receipt as disclosed on the return receipt, or if transmitted by telegraph, telecopy, telefax or telex is permitted, upon being sent and confirmation of receipt. Rejection or other refusal to accept or the inability to deliver because of changed address for which no notice was given shall be deemed to be receipt of the Notice sent. By giving at least five (5) Business Days prior Notice thereof, the Borrower, a Bank or Agent shall have the right from time to time and at any time during the term of this Agreement to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America.

Section 20. RELATIONSHIP.

      NEITHER THE AGENT NOR ANY BANK HAS ANY FIDUCIARY RELATIONSHIP WITH OR FIDUCIARY DUTY TO THE BORROWER, THE GUARANTOR OR CRESCENT OP'S SUBSIDIARIES ARISING OUT OF OR IN CONNECTION WITH THIS AGREEMENT OR THE OTHER LOAN DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREUNDER OR THEREUNDER, AND THE RELATIONSHIP BETWEEN EACH BANK AND THE BORROWER IS SOLELY THAT OF A LENDER AND BORROWER, AND NOTHING CONTAINED HEREIN OR IN ANY OF THE OTHER LOAN DOCUMENTS SHALL IN ANY MANNER BE CONSTRUED AS MAKING THE PARTIES HERETO PARTNERS, JOINT VENTURERS OR ANY OTHER RELATIONSHIP OTHER THAN LENDER AND BORROWER.

Section 21. GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE.

      THIS AGREEMENT AND EACH OF THE OTHER LOAN DOCUMENTS EXCEPT AS OTHERWISE SPECIFICALLY PROVIDED THEREIN, ARE CONTRACTS UNDER THE LAWS OF THE STATE OF TEXAS AND SHALL FOR ALL PURPOSES BE CONSTRUED IN ACCORDANCE WITH AND GOVERNED BY THE LAWS OF SUCH STATE (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF
LAW). THE BORROWER AND CRESCENT REIT AGREE THAT ANY SUIT FOR THE ENFORCEMENT OF THIS AGREEMENT OR ANY OF THE OTHER LOAN DOCUMENTS MAY BE BROUGHT IN THE COURTS

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

OF THE STATE OF TEXAS OR ANY FEDERAL COURT SITTING THEREIN AND CONSENT TO THE NONEXCLUSIVE JURISDICTION OF SUCH COURT AND THE SERVICE OF PROCESS IN ANY SUCH SUIT BEING MADE UPON THE BORROWER AND CRESCENT REIT BY MAIL AT THE ADDRESS SPECIFIED IN SECTION 19. THE BORROWER AND CRESCENT REIT HEREBY WAIVE ANY OBJECTION THAT THEY MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT.

Section 22. HEADINGS.

      The captions in this Agreement are for convenience of reference only and shall not define or limit the provisions hereof.

Section 23. COUNTERPARTS.

      This Agreement and any amendment hereof may be executed in several counterparts and by each party on a separate counterpart, each of which when so executed and delivered shall be an original, and all of which together shall constitute one instrument. In proving this Agreement it shall not be necessary to produce or account for more than one such counterpart signed by the party against whom enforcement is sought.

Section 24. ENTIRE AGREEMENT, ETC.

      The Loan Documents and any other documents executed in connection herewith or therewith express the entire understanding of the parties with respect to the transactions contemplated hereby. Neither this Agreement nor any term hereof may be changed, waived, discharged or terminated, except as provided in Section 27.

Section 25. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS.

      EACH OF THE BORROWER, CRESCENT REIT, THE AGENT AND THE BANKS HEREBY WAIVES ITS RIGHT TO A JURY TRIAL WITH RESPECT TO ANY ACTION OR CLAIM ARISING OUT OF ANY DISPUTE IN CONNECTION WITH THIS AGREEMENT, ANY NOTE OR ANY OF THE OTHER LOAN DOCUMENTS, ANY RIGHTS OR OBLIGATIONS HEREUNDER OR THEREUNDER OR THE PERFORMANCE OF SUCH RIGHTS AND OBLIGATIONS. EXCEPT TO THE EXTENT EXPRESSLY PROHIBITED BY LAW, THE BORROWER AND CRESCENT REIT HEREBY WAIVE ANY RIGHT THEY MAY HAVE TO CLAIM OR RECOVER IN ANY SUCH LITIGATION ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN, OR IN ADDITION TO, ACTUAL DAMAGES. THE BORROWER AND CRESCENT REIT (A) CERTIFY THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY BANK OR THE AGENT HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH BANK OR THE AGENT WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND (B) ACKNOWLEDGE THAT THE AGENT AND THE BANKS HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE OTHER LOAN DOCUMENTS TO WHICH THEY ARE PARTIES

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BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS Section
25.

Section 26. DEALINGS WITH THE BORROWER.

      The Agent, the Banks and their affiliates may accept deposits from, extend credit to and generally engage in any kind of banking, trust or other business with the Borrower, the Guarantor, Crescent OP's Subsidiaries or any of their affiliates regardless of the capacity of the Agent or the Bank hereunder. The Banks acknowledge that, pursuant to such activities, the Agent, a Bank or its Affiliates may receive information regarding such Persons (including information that may be subject to confidentiality obligations in favor of such Person) and acknowledge that the Agent or such Bank, as applicable, shall be under no obligation to provide such information to them.

Section 27. CONSENTS, AMENDMENTS, WAIVERS, ETC.

      Except as otherwise expressly provided in this Agreement, any consent or approval required or permitted by this Agreement may be given, and any term of this Agreement or of any other instrument related hereto or mentioned herein may be amended, and the performance or observance by the Borrower of any terms of this Agreement or such other instrument or the continuance of any Default or Event of Default may be waived (either generally or in a particular instance and either retroactively or prospectively) with, but only with, the written consent of the Requisite Banks. Notwithstanding the foregoing, none of the following may occur without the written consent of each Bank: a decrease in the rate of interest on the Notes; except as provided in Section 2.10, an increase in the amount of the Commitments of any Banks; a reduction or waiver of the principal of any unpaid Loan or any interest thereon; a reduction in the amount of any fee payable to a Bank hereunder; an extension of the Maturity Date; the release of the Borrower or the Guarantor except as otherwise provided herein; any modification to require a Bank to fund a pro rata share of a request for an advance of the Loans made by the Borrower other than based on its Commitment Percentage; a change to this Section 27; any postponement of any date fixed for any payment of principal of or interest on the Loan; any change in the manner of distribution of any payments to the Banks or Agent; a change to the provisions of Section 2.1 which provide that the Banks shall not be required to make an advance of proceeds of the Loan following a Default or Event of Default (provided that the foregoing shall not limit the ability of the Requisite Banks to waive a Default or Event of Default or agree to make an advance notwithstanding such Default of Event of Default); or an amendment of the definition of Requisite Banks; or an amendment of any provision of this Agreement or the Loan Documents which requires the approval of all of the Banks or the Requisite Banks to require a lesser number of Banks to approve such action. Notwithstanding the requirement for approval of an amendment, modification or waiver by the Requisite Banks, there shall be no amendment, modification or waiver of any provisions in the Loan Documents with respect to Swing Loans without also obtaining the consent of the Swing Loan Bank. The amount of the Agent's fee payable for the Agent's account and the provisions of
Section 14 may not be amended without the written consent of the Agent. No waiver shall extend to or affect any obligation not expressly waived or impair any right consequent thereon. No course of dealing or delay or omission on the part of the Agent or any Bank in exercising any right shall operate as a waiver thereof or otherwise be prejudicial thereto. No notice to or demand upon the

Borrower shall entitle the Borrower to other or further notice or demand in similar or other circumstances.

Section 28. SEVERABILITY.

      The provisions of this Agreement are severable, and if any one clause or provision hereof shall be held invalid or unenforceable in whole or in part in any jurisdiction, then such invalidity or unenforceability shall affect only such clause or provision, or part thereof, in such jurisdiction, and shall not in any manner affect such clause or provision in any other jurisdiction, or any other clause or provision of this Agreement in any jurisdiction.

Section 29. [INTENTIONALLY OMITTED.]

Section 30. TIME OF THE ESSENCE.

      Time is of the essence with respect to each and every covenant, agreement and obligation of the Borrower and the Guarantor under this Agreement and the other Loan Documents.

Section 31. REPLACEMENT NOTES.

      Upon receipt of evidence reasonably satisfactory to the Borrower of the loss, theft, destruction or mutilation of any Note, and in the case of any such loss, theft or destruction, upon delivery of an indemnity agreement reasonably satisfactory to the Borrower or, in the case of any such mutilation, upon surrender and cancellation of the applicable Note, the Borrower will execute and deliver, in lieu thereof, a replacement Note, identical in form and substance to the applicable Note and dated as of the date of the applicable Note and upon such execution and delivery all references in the Loan Documents to such Note shall be deemed to refer to such replacement Note.

Section 32. NON-DISCLOSURE.

      Each Bank agrees for itself that it shall use reasonable efforts in accordance with its customary procedures to hold confidential all non-public information obtained from the Crescent REIT, Borrower or any Guarantor that has been identified verbally or in writing as confidential by any of them, and shall use reasonable efforts in accordance with its customary procedures to not disclose such information to any other Person, it being understood and agreed that, notwithstanding the foregoing, a Bank may make (a) disclosures to its participants (provided such Persons are advised of the provisions of this Section 32), (b) disclosures to its directors, officers, employees, Affiliates, accountants, appraisers, legal counsel and other professional advisors of such Bank (provided that such Persons who are not employees of such Bank are advised of the provision of this Section 32), (c) disclosures customarily provided or reasonably required by any potential or actual bona fide assignee, transferee or participant or their respective directors, officers, employees, Affiliates, accountants, appraisers, legal counsel and other professional advisors in connection with a potential or actual assignment or transfer by such Bank of any Loans or any participations therein (provided such Persons are advised of the provisions of this Section 32), (d) disclosures to bank regulatory authorities with jurisdiction over such Bank, or (e) disclosures required or requested by any other governmental authority or representative thereof or pursuant to legal process; provided that, unless specifically prohibited by applicable law or court order, each Bank shall notify Crescent OP of any request by any governmental authority or representative thereof prior to disclosure (other than any such request in connection with any examination of such Bank by such government authority) for disclosure of any such non-public information prior to disclosure of such information. In addition, each Bank may make disclosure of such information to any contractual counterparty in swap agreements or such contractual counterparty's professional advisors (so long as such contractual counterparty or professional advisors agree to be bound by the provisions of this Section 32). Non-public information shall not include any information which is or subsequently becomes publicly available other than as a result of a disclosure of such information by a Bank, or prior to the delivery to such Bank is within the possession of such Bank if such information is not known by such Bank to be subject to another confidentiality agreement with or other obligations of secrecy to Crescent REIT, the Borrower or the Guarantors, or is disclosed with the prior approval of Crescent OP. Nothing herein shall prohibit the disclosure of non-public information to the extent necessary to enforce the Loan Documents.

Section 33. EAGLE RANCH LETTER OF CREDIT.

      Section 33.1 Definitions. The following terms shall have the meanings set forth in this Section 33.1:

      Alternate Letter of Credit. As defined in the Trust Agreement.

      Bonds. The Eagle Ranch Metropolitan District (Eagle County, Colorado) Golf Course Enterprise Revenue Variable Rate Bonds, Series 1999-B.

      Bond Documents. Each document, agreement or instrument executed and delivered by any Person evidencing, securing or otherwise relating to the Bonds.

      Developer-Owned Bonds. Any Bonds purchased with the proceeds of a draw under the Eagle Ranch Letter of Credit and registered pursuant to the Trust Agreement as Developer-Owned Bonds or any similar name.

      District. Eagle Ranch Metropolitan District.

      Eagle Ranch. West Eagle Ranch, LLC, a Delaware limited liability company.

      Eagle Ranch Letter of Credit. The direct pay letter of credit to be issued by the Issuing Bank in a form approved by the Issuing Bank and Agent with respect to the Bonds.

      Fixed Interest Rate. As defined in the Trust Agreement.

      Interest Drawing. As defined in the Eagle Ranch Letter of Credit.

      Official Statement. The Remarketing Memorandum with respect to the re-offering and sale of the Bonds, or any supplement or subsequent remarketing or offering memorandum.

      Principal Drawing. As defined in the Eagle Ranch Letter of Credit.

      Purchase Drawing. As defined in the Eagle Ranch Letter of Credit.

      Purchase Price. As defined in the Eagle Ranch Letter of Credit.

      Remarketing Agent. As defined in the Trust Agreement.

      Reimbursement Amount. The amount Borrower is obligated to pay to Agent on behalf of Issuing Bank under Section 33 in respect of a draft drawn or drawn and accepted under the Eagle Ranch Letter of Credit, which amount will be the amount of the draft or acceptance.

      Trust Agreement. That certain Indenture of Trust dated June 1, 1999 among the Trustee and the District relating to the Series B Bonds, and any amendment or replacement thereof.

      Trustee. As defined in the Trust Agreement.

      Weekly Mode.  As defined in the Trust Agreement.

      Section 33.2 Agreement to Issue the Eagle Ranch Letters of Credit. Notwithstanding any other provision in this Agreement or the other Loan Documents to the contrary, including, without limitation, Sections 6.29 and 8.12, but subject to the terms of this Section 33.2, and provided no Default or Event of Default exists or will arise as a result thereof, subject to the terms and conditions hereinafter set forth, the Issuing Bank may upon the request of Borrower issue the Eagle Ranch Letter of Credit, provided, however, the issuance of the Eagle Ranch Letter of Credit shall not obligate Issuing Bank to issue any additional direct pay letters of credit and the provisions of Section 2.8 of this Agreement shall apply with respect to the issuance of all future Letters of Credit. A Letter of Credit with respect to the Bonds had previously been issued by Fleet National Bank pursuant to the Fleet Facility. Notwithstanding anything herein to the contrary, Issuing Bank may not issue the Eagle Ranch Letter of Credit pursuant to this Agreement (which may include the existing Letter of Credit with respect to the Bonds issued by Fleet National Bank, with such changes thereto as Issuing Bank and Agent may reasonably require) until such time as Agent receives evidence reasonably satisfactory to it that Fleet National Bank has merged into Bank of America, N.A., and Borrower agrees to promptly have the Eagle Ranch Letter of Credit issued pursuant to this Agreement following such merger. As a condition to the issuance of the Eagle Ranch Letter of Credit, Borrower shall deliver a favorable non-consolidation opinion (or favorable bring down of a non-consolidation opinion previously delivered in connection with the Loan) with respect to the issuance of the Eagle Ranch Letter of Credit, in form and substance satisfactory to Agent. The Eagle Ranch Letter of Credit shall be issued in an amount equal to the sum of (i) the aggregate principal amount of the Bonds (being the sum of $7,480,000), plus (ii) an amount equal to 198 days' interest on the Bonds, computed as though the Bonds bore interest at the rate of nine percent (9%) per annum, notwithstanding the actual rate borne by the Bonds from time to time, and based on a 360 day year for the actual number of days elapsed (or such other amount of interest as may be approved by Agent and Issuing Bank). The Eagle Ranch Letter of Credit shall reduce the amount of Letters of Credit available to be issued pursuant to
Section 2.8 of this Agreement. Any amount drawn under the Eagle Ranch Letter of Credit that is available for reinstatement thereunder shall be considered outstanding for the purposes thereof.

      Section 33.3 Term of Eagle Ranch Letter of Credit; Extensions of the Term; Cancellation.

            (a) The term of the Eagle Ranch Letter of Credit shall be such date as approved by Agent and Issuing Bank (but in any event not later than the Maturity Date).

            (b) The Eagle Ranch Letter of Credit may be cancelled or replaced at any time without penalty or premium at the request of the Borrower upon satisfaction of the following conditions (in addition to satisfaction of the requirements of the Trust Agreement pertaining to the substitution of the Eagle Ranch Letter of Credit);

                  (i) the Borrower shall have given not less than thirty (30) days prior written notice to the Agent and Issuing Bank that the Borrower desires to cancel or replace the Eagle Ranch Letter of Credit; and

                  (ii) the Eagle Ranch Letter of Credit shall have been returned to the Issuing Bank for cancellation.

      Section 33.4 Reimbursement of Drawings under the Eagle Ranch Letter of Credit.

            (a) Notwithstanding anything in the Credit Agreement to the contrary, the Borrower agrees to pay to the Agent, for the account of the Banks, an amount equal to all amounts drawn under the Eagle Ranch Letter of Credit pursuant to a Principal Drawing, an Interest Drawing or a Purchase Drawing, payable without any requirement of notice or demand by the Agent or the Banks, no later than two (2) Business Days after the date on which such drawing is paid by the Issuing Bank (the "Period for Payment"). Issuing Bank shall notify Agent within one (1) Business Day of the payment of any drawing under the Eagle Ranch Letter of Credit. Interest shall accrue at the rate set forth in Section 2.5(a) of this Agreement from the date of such drawing until payment of the Reimbursement Amount.

            (b) Notwithstanding the foregoing Section 33.4(a), if on the date of any Purchase Drawing, no Event of Default has occurred and is continuing, the Borrower shall not be required to pay to the Agent, for the account of the Issuing Bank, the amount of any Purchase Drawing on the date of such drawing. If Borrower does not pay the Agent, for the account of the Issuing Bank, the amount of any such Purchase Drawing within the Period for Payment, the Banks, without notice to or consent of the Borrower and regardless of whether the terms and conditions in this Agreement for Loans are satisfied, shall make a Loan under this Agreement in the amount of the Reimbursement Amount. Within one (1) Business Day after the expiration of the Period for Payment, the Agent shall provide each Bank with notice that the Borrower has not paid such Reimbursement Amount in connection with any drawing under the Eagle Ranch Letter of Credit, that a Loan in the amount of the Reimbursement Amount will be made by the Banks to the Borrower, and stating such Bank's Commitment Percentage of the amount of the Loan (a "Letter of Credit Borrowing Notice"). Not later than 12:00 (noon), Atlanta time on the date which is one (1) Business Day after Agent delivers the Letter of Credit Borrowing Notice to the Bank, each Bank shall make available the amount of such Bank's Commitment Percentage of the amount of the Loan, in Federal or other immediately available funds, to the Agent at the Agent's Head Office. Agent shall deliver the proceeds of such Loan to Issuing Bank to pay the Reimbursement Amount.

            (c) If the Issuing Bank or the Banks are not reimbursed for any Interest Drawing or Principal Drawing (other than a Purchase Drawing) within the Period for Payment, without notice to or consent of the Borrower and regardless of whether the terms and conditions in this Agreement for Loans are satisfied,
(i) the Issuing Bank shall notify the Trustee that the

Banks have not been reimbursed for said drawing and such amounts shall not be reinstated and (ii) the Banks shall make a Loan under this Agreement in the amount of the Reimbursement Amount as provided below. Within one (1) Business Day after the expiration of the Period for Payment, the Agent shall provide each Bank with a Letter of Credit Borrowing Notice. Not later than 12:00 (noon), Atlanta time on the date which is one (1) Business Day after Agent delivers the Letter of Credit Borrowing Notice to the Bank, each Bank shall make available the amount of such Bank's Commitment Percentage of the amount of the Loan, in Federal or other immediately available funds, to the Agent at the Agent's Head Office. Agent shall deliver the proceeds of such Loan to Issuing Bank to pay the Reimbursement Amount. Each Loan made pursuant to this Section 33.4 shall be a Prime Rate Loan. Such Loan shall bear interest from the date of any such Purchase Drawing, Interest Drawing or Principal Drawing (which date shall constitute the Drawdown Date) at the rate set forth in Section 2.5(a) of this Agreement.

      Section 33.5 Reduction of Eagle Ranch Letter of Credit Amount; Restoration of Eagle Ranch Letter of Credit. Without limiting the provisions of the Eagle Ranch Letter of Credit, the portion of the Eagle Ranch Letter of Credit allocated to interest shall be reduced in an amount equal to any draw to pay interest on the Bonds to which the Eagle Ranch Letter of Credit relates (including interest constituting a portion of the Purchase Price of such Bonds), but shall be reinstated automatically ten (10) calendar days after such drawing unless the Issuing Bank shall have notified Trustee that (a) the Issuing Bank or the Banks have not been reimbursed for said drawing (or been repaid for any Loan into which such draw may have been converted as provided in this Agreement) or
(b) that an Event of Default has occurred. In addition, and without limiting the provisions of the Eagle Ranch Letter of Credit, the portion of the Eagle Ranch Letter of Credit allocated to principal shall be reduced in an amount equal to any draw to pay principal of the Bonds relating thereto (including any Purchase Drawing), but with respect to any Purchase Drawing only, such amount will be reinstated upon receipt by the Trustee of notice from the Issuing Bank that the Reimbursement Amount with respect to such Purchase Drawing has been repaid. The Issuing Bank is authorized to provide notices to the Trustee as provided in the Eagle Ranch Letter of Credit. The Issuing Bank agrees to timely provide the notice described in Section 33.5(a) and required by Section 33.4(c)(i). The Issuing Bank shall only provide the notice described in Section 33.5(b) upon the direction of the Requisite Banks.

      Section 33.6 Additional Waivers. Borrower hereby agrees that its obligations under this Agreement and the Loan Documents are absolute and unconditional and shall not be affected or impaired by, and hereby waives and agrees not to assert or take advantage of any defense based on: (a) the incapacity or lack of authority of the District or any other Person, or the failure of Agent, Issuing Bank or any other Bank to file or enforce a claim against the estate (either in administration, bankruptcy or in any other proceeding) of the District or any other Person; (b) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of the District; (c) the voluntary of involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting the District or any other Person, or any of the District's or such other Person's properties or assets; (d) the failure of the Agent, Issuing Bank or any other Bank to give notice of the existence, creation or incurring of any new or additional Indebtedness or of any action or nonaction on the part of any other Person whomsoever in connection with any Indebtedness; (e) any failure or delay of the Agent, Issuing Bank or any other Bank to commence an action against the District under any document, or to realize upon any security; (f) any failure of any duty on the part of the Agent, Issuing Bank or any other Bank to disclose to Borrower any facts it may now or hereafter know regarding the District or the Bonds, whether such facts materially increase the risk to Borrower or not; (g) the invalidity or unenforceability of the Bonds, any documents delivered in connection therewith; (h) the compromise, settlement, release or termination of any or all of the obligations of the District under any documents delivered in connection with the Bonds or the issuance of the Eagle Ranch Letter of Credit in connection therewith; (i) any waiver or modification of any document or agreement with the District or otherwise executed in connection with the Bonds; and (j) to the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which Borrower might otherwise be entitled, it being the intention that the obligations of Borrower hereunder are absolute, unconditional and irrevocable. Borrower further expressly waives any and all rights of subrogation to Agent, Issuing Bank or any other Bank against any Person having any liability with respect to the Bonds (including, without limitation, the District), and any rights to participate in any collateral for such Person's obligations.

      Section 33.7 Official Statement. The Borrower hereby warrants and represents to the Agent and the Banks that the information contained in the Official Statement is correct in all material respects and does not contain an untrue statement of a material fact or omit to state a material fact necessary to make the statements made therein, in light of the circumstances under which they were made, not misleading; provided, however, that the Borrower makes no representation as to information in the Official Statement relating to and provided by the Issuing Bank for inclusion therein.

      Section 33.8 Eagle Ranch. The Borrower represents and warrants to the Agent and the Banks that the Borrower does noT own an interest in Eagle Ranch, which is the owner of the project benefitted by the Eagle Ranch Letter of Credit, and that Eagle Ranch has a separate existence and credit from Borrower, and covenants and agrees that it shall not own an interest in Eagle Ranch. The Banks acknowledge that Borrower has advised them that Eagle Ranch has a separate existence and credit from Borrower.

      Section 33.9 Non-Consolidation. The reference in Section 8.12(r) to the opinion letter of Shaw Pittman with respect to non-consolidation issues shall be deemed to include any bring-downs or updates to such opinion, including, without limitation, any bring down opinion delivered in connection with the issuance of the Eagle Ranch Letter of Credit.

Section 34. PATRIOT ACT.

      Each Bank and the Agent (for itself and not on behalf of any Bank) hereby notifies Borrower and Guarantor that, pursuant to the requirements of the Patriot Act, it is required to obtain, verify and record information that identifies Borrower and Guarantor, which information includes names and addresses and other information that will allow such Bank or the Agent, as applicable, to identify Borrower and Guarantor in accordance with the Patriot Act.

      IN WITNESS WHEREOF, the undersigned have duly executed this Agreement as a sealed instrument the date first set forth above.

                                   BORROWER:

                                   CRESCENT REAL ESTATE FUNDING VIII,
                                   L.P., a Delaware limited partnership

                                   By: CRE Management VIII, LLC, a Delaware
                                       limited liability company, its general
                                       partner

                                       By: Crescent Real Estate Equities
                                           Limited Partnership, a Delaware
                                           limited partnership, its sole member

                                           By: Crescent Real Estate
                                               Equities, Ltd., a Delaware
                                               corporation, its general
                                               partner

                                               By: /s/ Christopher T. Porter
                                                   -----------------------------
                                               Name: Christopher T. Porter
                                               Title: Senior Vice President
                                                 & Treasurer

                       [Signatures continued on next page]

                                     CRESCENT REIT:

                                     CRESCENT REAL ESTATE EQUITIES
                                     COMPANY, a Texas real
                                     estate investment trust

                                     By: /s/ Christopher T. Porter
                                         ---------------------------------------
                                     Name: Christopher T. Porter
                                     Title: Senior Vice President & Treasurer

                                     Crescent Real Estate Equities Company joins in the execution of this Agreement solely for the purpose of being bound by the provisions of Section 7.19, Section 21 and
                                     Section 25.

                       [Signatures continued on next page]

                                     KEYBANK NATIONAL ASSOCIATION, a
                                     national banking association, individually and as Administrative Agent

                                     By: /s/ Daniel P. Stegemoeller
                                         ---------------------------------------
                                     Its: Vice President

KeyBank National Association
1200 Abernathy Road, N.E.
Suite 1550
Atlanta, Georgia  30328
Attn:  Daniel Stegemoeller
Facsimile:  770/510-2195

and

KeyBank National Association
1200 Abernathy Road, N.E.
Suite 1550
Atlanta, Georgia  30328
Attn:    Douglas E. Frazer
         Real Estate Division
Facsimile:  770/510-2195

                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

                                     DEUTSCHE BANK TRUST COMPANY
                                     AMERICAS, individually and as Syndication
                                     Agent

                                     By: /s/ James Rolison
                                         ---------------------------------------
                                     Its: Director

                                     Attest: /s/ Linda Wang
                                             -----------------------------------
                                     Its: Vice President

Deutsche Bank Trust Company Americas
60 Wall Street
New York, New York  10005
Attn:  Linda Wang
Facsimile:  212/797-4496

                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

                                     BANK OF AMERICA, N.A., a national banking association, individually and as Co-Documentation Agent

                                     By: /s/ Will Bowers, Jr.
                                         ---------------------------------------
                                     Its: Senior Vice President

Bank of America, N.A.
901 Main Street, 64th Floor
Dallas, Texas  75202
Attn:  Will Bowers
Facsimile:  214/209-0995

                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

                                     JPMORGAN CHASE BANK, N.A., individually
                                     and as Co-Documentation Agent

                                     By: /s/ Susan M. Tate
                                         ---------------------------------------
                                     Its: Vice President

JPMorgan Chase Bank, N.A.
707 Travis
6th Floor North
Houston, Texas  77002
Attn:  Susan M. Tate
Facsimile:  713/216-2391

                 [SIGNATURE PAGE TO REVOLVING CREDIT AGREEMENT]

THE WRITTEN LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

                                     BORROWER:

                                     CRESCENT REAL ESTATE FUNDING VIII,
                                     L.P., a Delaware limited partnership

                                     By: CRE Management VIII, LLC, a Delaware
                                         limited liability company, its general
                                         partner

                                         By: Crescent Real Estate Equities
                                             Limited Partnership, a Delaware
                                             limited partnership, its sole
                                             member

                                             By: Crescent Real Estate Equities,
                                                 Ltd., a Delaware corporation,
                                                 its general partner

                                                 By:/s/ Christopher T. Porter
                                                    -------------------------
                                                 Name: Christopher T. Porter
                                                 Title:  Senior Vice President
                                                   & Treasurer

                                     CRESCENT REIT:

                                     CRESCENT REAL ESTATE EQUITIES COMPANY, a
                                     Texas real estate investment trust

                                     By: /s/ Christopher T. Porter
                                         ---------------------------------------
                                     Name: Christopher T. Porter
                                     Title: Senior Vice President & Treasurer

                                     Crescent Real Estate Equities Company joins in the execution of this Agreement solely for the purpose of being bound by the provisions of Section 7.19, Section 21 and
                                     Section 25.

                                TABLE OF CONTENTS

Section 1. DEFINITIONS AND RULES OF INTERPRETATION.......................................      1

       Section 1.1     Definitions.......................................................      1
       Section 1.2     Rules of Interpretation...........................................     23

Section 2. THE REVOLVING CREDIT FACILITY.................................................     24

       Section 2.1     Commitment to Lend................................................     24
       Section 2.1A    Swing Loan Commitment.............................................     24
       Section 2.2     Facility Fee......................................................     26
       Section 2.3     Reduction of Commitment...........................................     27
       Section 2.4     Revolving Credit Notes............................................     27
       Section 2.5     Interest on Loans.................................................     28
       Section 2.6     Requests for Loans................................................     28
       Section 2.7     Funds for Loans...................................................     29
       Section 2.8     Letters of Credit.................................................     29
       Section 2.9     Use of Proceeds...................................................     32
       Section 2.10    Increase of Commitment............................................     33

Section 3. REPAYMENT OF THE LOANS........................................................     34

       Section 3.1     Stated Maturity...................................................     34
       Section 3.2     Mandatory Prepayments.............................................     34
       Section 3.3     Optional Prepayments..............................................     35
       Section 3.4     Partial Prepayments...............................................     35
       Section 3.5     Effect of Prepayments.............................................     35

Section 4. CERTAIN GENERAL PROVISIONS....................................................     35

       Section 4.1     Conversion Options................................................     35
       Section 4.2     Closing Fee.......................................................     36
       Section 4.3     Agent's Fee.......................................................     36
       Section 4.4     Funds for Payments................................................     36
       Section 4.5     Computations......................................................     37
       Section 4.6     Inability to Determine LIBOR......................................     37
       Section 4.7     Illegality........................................................     38
       Section 4.8     Additional Interest...............................................     38
       Section 4.9     Additional Costs, Etc.............................................     38
       Section 4.10    Capital Adequacy..................................................     39
       Section 4.11    Indemnity of Borrower.............................................     40
       Section 4.12    Interest on Overdue Amounts; Late Charge..........................     40
       Section 4.13    Certificate.......................................................     40
       Section 4.14    Limitation on Interest............................................     41
       Section 4.15    Certain Provisions Relating to Increased Costs....................     42

Section 5. UNSECURED OBLIGATIONS; GUARANTY...............................................     42

       Section 5.1      Unsecured Obligations............................................     43
       Section 5.2      Addition and Removal of Properties and Eligible Note Receivable..     43
       Section 5.3      Subsidiary Guarantors............................................     46

                           TABLE OF CONTENTS CONTINUED

       Section 5.4     Right to Obtain Appraisals........................................      47

Section 6. REPRESENTATIONS AND WARRANTIES................................................      47

       Section 6.1     Corporate Authority, Etc..........................................      47
       Section 6.2     Governmental Approvals............................................      48
       Section 6.3     Title to Properties; Leases.......................................      49
       Section 6.4     Financial Statements..............................................      49
       Section 6.5     No Material Adverse Effect........................................      49
       Section 6.6     Franchises, Patents, Copyrights, Etc..............................      49
       Section 6.7     Litigation........................................................      50
       Section 6.8     No Materially Adverse Contracts, Etc..............................      50
       Section 6.9     Compliance with Other Instruments, Laws, Etc......................      50
       Section 6.10    Tax Status........................................................      50
       Section 6.11    No Event of Default...............................................      50
       Section 6.12    Holding Company and Investment Company Acts.......................      50
       Section 6.13    Absence of UCC Financing Statements, Etc..........................      51
       Section 6.14    Certain Transactions..............................................      51
       Section 6.15    Employee Benefit Plans............................................      51
       Section 6.16    Regulations T, U and X............................................      52
       Section 6.17    Environmental Compliance..........................................      52
       Section 6.18    Subsidiaries......................................................      53
       Section 6.19    Loan Documents....................................................      54
       Section 6.20    Property..........................................................      54
       Section 6.21    Brokers...........................................................      54
       Section 6.22    Ownership.........................................................      54
       Section 6.23    Solvency..........................................................      55
       Section 6.24    Other Debt........................................................      55
       Section 6.25    [Intentionally omitted.]..........................................      55
       Section 6.26    No Bankruptcy Filing..............................................      55
       Section 6.27    No Fraudulent Intent..............................................      55
       Section 6.28    Transaction in Best Interests of Parties; Consideration...........      55
       Section 6.29    Special Purpose Entity............................................      56
       Section 6.30    Contribution Agreement............................................      56
       Section 6.31    OFAC..............................................................      56
       Section 6.32    Line of Credit....................................................      56
       Section 6.33    Effectiveness of First Supplemental Indenture.....................      56

Section 7. AFFIRMATIVE COVENANTS.........................................................      56

       Section 7.1     Punctual Payment..................................................      56
       Section 7.2     Maintenance of Office.............................................      57
       Section 7.3     Records and Accounts..............................................      57
       Section 7.4     Financial Statements, Certificates and Information................      57
       Section 7.5     Notices...........................................................      59
       Section 7.6     Existence; Maintenance of Properties; Business Lines..............      60
       Section 7.7     Insurance.........................................................      61
       Section 7.8     Taxes.............................................................      61

                          TABLE OF CONTENTS CONTINUED

       Section 7.9     Inspection of Properties and Books................................      61
       Section 7.10    Compliance with Laws, Contracts, Licenses, and Permits............      62
       Section 7.11    Further Assurances................................................      62
       Section 7.12    Ownership of Real Estate..........................................      62
       Section 7.13    Investment Advisor................................................      62
       Section 7.14    Business Operations...............................................      62
       Section 7.15    Limiting Agreements...............................................      62
       Section 7.16    More Restrictive Agreements.......................................      63
       Section 7.17    [Intentionally Omitted.]..........................................      63
       Section 7.18    [Intentionally Omitted.]..........................................      63
       Section 7.19    Covenants Regarding Crescent REIT.................................      63
       Section 7.20    Special Purpose Entity............................................      65

Section 8. CERTAIN NEGATIVE COVENANTS....................................................      65

       Section 8.1     Restrictions on Indebtedness......................................      65
       Section 8.2     Restrictions on Liens, Etc........................................      66
       Section 8.3     Restrictions on Investments.......................................      67
       Section 8.4     Merger, Consolidation.............................................      68
       Section 8.5     Sale and Leaseback................................................      68
       Section 8.6     Compliance with Environmental Laws................................      68
       Section 8.7     Distributions.....................................................      69
       Section 8.8     Asset Sales.......................................................      69
       Section 8.9     Development Activity..............................................      69
       Section 8.10    Restriction on Prepayment of Indebtedness.........................      70
       Section 8.11    Subsidiaries......................................................      70
       Section 8.12    Additional Covenants with Respect to Indebtedness, Operations,
                       Fundamental Changes...............................................      70

Section 9. FINANCIAL COVENANTS...........................................................      72

       Section 9.1     Consolidated Total Indebtedness to Capitalization
                       Value - Borrower Ratio............................................      72
       Section 9.2     Debt Service Coverage.............................................      72
       Section 9.3     Pro Forma Debt Service Coverage...................................      72
       Section 9.4     Office Properties Capitalization Value to Capitalization
                       Value - Borrower Ratio............................................      72
       Section 9.5     Properties; Eligible Notes Receivable.............................      72

Section 10. CLOSING CONDITIONS...........................................................      73

       Section 10.1    Loan Documents....................................................      73
       Section 10.2    Certified Copies of Organizational Documents......................      73
       Section 10.3    Bylaws; Resolutions...............................................      73
       Section 10.4    Incumbency Certificate; Authorized Signers........................      73
       Section 10.5    Opinion of Counsel................................................      74
       Section 10.6    Payment of Fees and Expenses......................................      74
       Section 10.7    Performance; No Default...........................................      74
       Section 10.8    Representations and Warranties....................................      74
       Section 10.9    Proceedings and Documents.........................................      74

                          TABLE OF CONTENTS CONTINUED

       Section 10.10   Compliance Certificates...........................................      74
       Section 10.11   Repayment of Indebtedness under Fleet Facility....................      74
       Section 10.12   Financial Statements..............................................      75
       Section 10.13   Contribution Agreement............................................      75
       Section 10.14   Other.............................................................      75

Section 11. CONDITIONS TO ALL BORROWINGS.................................................      75

       Section 11.1    Representations True; No Default..................................      75
       Section 11.2    Borrowing Documents...............................................      75
       Section 11.3    Other Documents...................................................      75

Section 12. EVENTS OF DEFAULT; ACCELERATION; ETC.........................................      75

       Section 12.1    Events of Default and Acceleration................................      75
       Section 12.2    [Intentionally Omitted.]..........................................      79
       Section 12.3    Termination of Commitments........................................      79
       Section 12.4    Remedies..........................................................      79
       Section 12.5    Distribution of Proceeds..........................................      80

Section 13. SETOFF.......................................................................      81

Section 14. THE AGENT....................................................................      81

       Section 14.1    Authorization.....................................................      81
       Section 14.2    Employees and Agents..............................................      82
       Section 14.3    No Liability......................................................      82
       Section 14.4    No Representations................................................      82
       Section 14.5    Payments..........................................................      82
       Section 14.6    Holders of Notes..................................................      84
       Section 14.7    Indemnity.........................................................      84
       Section 14.8    Agent as Bank.....................................................      84
       Section 14.9    Resignation.......................................................      84
       Section 14.10   Duties in the Case of Enforcement.................................      85
       Section 14.11   Bankruptcy........................................................      85

Section 15. EXPENSES.....................................................................      85

Section 16. INDEMNIFICATION..............................................................      86

Section 17. SURVIVAL OF COVENANTS, ETC...................................................      88

Section 18. ASSIGNMENT AND PARTICIPATION.................................................      89

       Section 18.1    Conditions to Assignment by Banks.................................      89
       Section 18.2    Register..........................................................      89
       Section 18.3    New Notes.........................................................      90
       Section 18.4    Participations....................................................      90
       Section 18.5    Pledge by Bank....................................................      90
       Section 18.6    No Assignment by Borrower.........................................      90

                          TABLE OF CONTENTS CONTINUED

       Section 18.7    Disclosure........................................................      91
       Section 18.8    Co-Agents.........................................................      91
       Section 18.9    Mandatory Assignment..............................................      91
       Section 18.10   Foreign Banks and Participants....................................      91

Section 19. NOTICES......................................................................      92

Section 20. RELATIONSHIP.................................................................      93

Section 21. GOVERNING LAW; CONSENT TO JURISDICTION AND SERVICE...........................      93

Section 22. HEADINGS.....................................................................      94

Section 23. COUNTERPARTS.................................................................      94

Section 24. ENTIRE AGREEMENT, ETC........................................................      94

Section 25. WAIVER OF JURY TRIAL AND CERTAIN DAMAGE CLAIMS...............................      94

Section 26. DEALINGS WITH THE BORROWER...................................................      95

Section 27. CONSENTS, AMENDMENTS, WAIVERS, ETC...........................................      95

Section 28. SEVERABILITY.................................................................      96

Section 29. [INTENTIONALLY OMITTED.].....................................................      96

Section 30. TIME OF THE ESSENCE..........................................................      96

Section 31. REPLACEMENT NOTES............................................................      96

Section 32. NON-DISCLOSURE...............................................................      96

Section 33. EAGLE RANCH LETTER OF CREDIT.................................................      97

       Section 33.1    Definitions.......................................................      97
       Section 33.2    Agreement to Issue the Eagle Ranch Letters of Credit..............      98
       Section 33.3    Term of Eagle Ranch Letter of Credit; Extensions of
                       the Term; Cancellation............................................      98
       Section 33.4    Reimbursement of Drawings under the Eagle Ranch Letter
                       of Credit.........................................................      99
       Section 33.5    Reduction of Eagle Ranch Letter of Credit Amount;
                       Restoration of Eagle Ranch Letter of Credit.......................     100
       Section 33.6    Additional Waivers................................................     100
       Section 33.7    Official Statement................................................     101
       Section 33.8    Eagle Ranch.......................................................     101
       Section 33.9    Non-Consolidation.................................................     101

Section 34. PATRIOT ACT..................................................................     101

                                LIST OF EXHIBITS:

A   FORM OF REVOLVING CREDIT NOTE
B   FORM OF SWING LOAN NOTE
C   FORM OF LOAN REQUEST
D   FORM OF LETTER OF CREDIT REQUEST
E   FORM OF COMPLIANCE CERTIFICATE
F   FORM OF ASSIGNMENT AND ACCEPTANCE AGREEMENT

                               LIST OF SCHEDULES:

Schedule I         Banks and Commitments
Schedule II        Properties
Schedule 2.8       Existing Letter of Credit
Schedule 6.7       Litigation
Schedule 6.18(a)   Subsidiaries of Crescent OP

The foregoing exhibits and schedules have been omitted and will be furnished to the Commission upon request.

                UNCONDITIONAL GUARANTY OF PAYMENT AND PERFORMANCE

      FOR AND IN CONSIDERATION OF the sum of Ten and No/100 Dollars ($10.00) and other good and valuable consideration paid or delivered to the undersigned CRESCENT REAL ESTATE EQUITIES LIMITED PARTNERSHIP, a Delaware limited partnership (hereinafter referred to as "Guarantor"), the receipt and sufficiency whereof are hereby acknowledged by Guarantor, and for the purpose of seeking to induce KEYBANK NATIONAL ASSOCIATION, a national banking association (hereinafter referred to as "Lender," which term shall also include each other lender which may now or hereafter become party to the "Credit Agreement" (as hereinafter defined) and shall also include any such individual lender acting as agent for all of the lenders), to extend credit or otherwise provide financial accommodations to CRESCENT REAL ESTATE FUNDING VIII, L.P., a Delaware limited partnership ("Borrower"), which extension of credit and provision of financial accommodations, including the issuance of Letters of Credit, will be to the direct interest, advantage and benefit of Guarantor, Guarantor does hereby absolutely, unconditionally and irrevocably guarantee to Lender:

            (a) the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of those certain Notes dated February __, 2005, made by Borrower to the order of KeyBank National Association and the other Banks that are parties to the "Credit Agreement" (as hereinafter defined) as of the date hereof in the aggregate principal face amount of Three Hundred Million and No/100 Dollars ($300,000,000.00), together with interest as provided in the Notes, together with any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof; and

            (b) the full and prompt payment when due, whether by acceleration or otherwise, either before or after maturity thereof, of each other note as may be issued under that certain Revolving Credit Agreement dated as of February __, 2005 (herein referred to as the "Credit Agreement"), among Borrower, KeyBank National Association, for itself and as Agent, and the other Banks, including without limitation, the Swing Loan Note, together with interest as provided in each such note, together with any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof (the Notes described in subparagraph (a), above, and each of the notes described in this subparagraph (b) are hereinafter referred to collectively as the "Note"); and

            (c) the full and prompt payment and performance of all obligations of Borrower to Lender under the terms of the Credit Agreement, including without limitation the reimbursements of all draws under Letters of Credit and payment and performance of the obligations of Borrower concerning hazardous materials contained in Section 8.6 of the Credit Agreement, together with any replacements, supplements, renewals, modifications, consolidations, restatements and extensions thereof; and

            (d) the full and prompt payment and performance of any and all other obligations of Borrower to Lender under the other Loan Documents.

      All terms used herein and not otherwise defined herein shall have the meanings set forth in the Credit Agreement.

      1. Agreement to Pay and Perform; Costs of Collection.

            (a) Guarantor does hereby agree that if the Note is not paid by Borrower in accordance with its terms, or if any and all sums which are now or may hereafter become due from Borrower to Lender under the Loan Documents are not paid by Borrower in accordance with the terms of the Loan Documents, or if any and all other obligations of Borrower to Lender under the Note and the other Loan Documents are not performed by Borrower in accordance with their terms, Guarantor will immediately upon demand from Agent make such payments and perform such obligations. Guarantor further agrees to pay Lender on demand from Agent all reasonable costs and expenses (including court costs and reasonable attorneys' fees and disbursements) paid or incurred by Lender in endeavoring to collect the indebtedness guaranteed hereby, to enforce any of the other obligations of Borrower guaranteed hereby, or any portion thereof, or to enforce this Guaranty, and until paid to Lender, such sums shall bear interest at the default rate set forth in the Credit Agreement unless collection from Guarantor of interest at such rate would be contrary to applicable law, in which event such sums shall bear interest at the highest rate which may be collected from Guarantor under applicable law. This is a continuing guaranty of all amounts advanced to Borrower under the Notes and the Credit Agreement and all other Obligations, whether advanced or incurred on or subsequent to the date hereof.

            (b) Notwithstanding anything in this Guaranty or the other Loan Documents to the contrary, it is the intent of Lender and Guarantor to conform to and contract in strict compliance with all applicable usury laws from time to time in effect. All agreements (including the Loan Documents) between Lender and Guarantor (or any other party liable with respect to any indebtedness under the Loan Documents) are hereby limited by the provisions of this Section which shall override and control all such agreements, whether now existing or hereafter arising and whether written or oral. In no way, nor in any event or contingency (including but not limited to prepayment, default, demand for payment, or acceleration of the maturity of any obligation), shall the interest taken, reserved, contracted for, charged or received under this Guaranty, any other Loan Document, or otherwise, exceed the maximum nonusurious amount permissible under applicable law. If, from any possible construction of this Guaranty, any other Loan Document, or any other document, interest would otherwise be taken, reserved, contracted for, charged or payable in excess of the maximum nonusurious amount, any such construction shall be subject to the provisions of this Section and this Guaranty, such other Loan Document, and such other document shall be automatically reformed and the interest taken, reserved, contracted for, charged or payable shall be automatically reduced to the maximum nonusurious amount permitted under applicable law, without the necessity of execution of any amendment or new document. If any Lender shall ever receive anything of value which is interest or characterized as interest under applicable law and which would apart from this provision be in excess of the maximum lawful nonusurious amount, an amount equal to the amount which would have been excessive interest shall, without penalty, be applied to the reduction of the principal amount owing on the Loans to it (in inverse order of maturity) and not to the payment of interest, or refunded to Borrower or Guarantor, as applicable, if and to the extent such amount which would have been excessive exceeds such unpaid principal. The right to accelerate maturity of the Loans and the other Obligations does not include the right to accelerate any interest which has not otherwise accrued on the date of such acceleration, and Lender does not intend to charge or receive any unearned interest in the event of acceleration. All interest paid or agreed to be paid to Lender on the Loans shall, to the extent permitted by applicable law, be amortized, prorated, allocated and spread throughout the full stated term (including any renewal or extension) of the Loans so that the amount of interest on account of the Loans does not exceed the maximum nonusurious amount permitted by applicable law. As used in this Section, the term "applicable law" shall mean such laws as they now exist or may be changed or amended or come into effect in the future. As used in this Section, the term "interest" includes all amounts that constitute, are deemed, or are characterized as interest under applicable law.

            (c) If at any time the interest rate (the "Stated Rate") called for under this Guaranty or any other Loan Document exceeds or would exceed the Highest Lawful Rate, the rate at which interest shall accrue hereunder or thereunder shall automatically be limited to the Highest Lawful Rate, and shall remain at the Highest Lawful Rate until the total amount of interest accrued equals the total amount of interest which would have accrued but for the operation of this sentence. Thereafter, interest shall accrue at the Stated Rate unless and until the Stated Rate would again exceed the Highest Lawful Rate, in which case the immediately preceding sentence shall apply.

            (d) Guarantor hereby agrees that as a condition precedent to any claim seeking usury penalties against Lender, Guarantor will provide written notice to Agent, advising Lender in reasonable detail of the nature and amount of the violation, and Lender shall have sixty (60) days after receipt of such notice in which to correct such usury violation, if any, by either refunding such excess interest to Borrower or Guarantor, as applicable, or crediting such excess interest against the Loans and/or any other indebtedness then owing by Borrower or Guarantor, as applicable, to Lender. To the extent that Lender is relying on Chapter 303, as amended, of the Texas Finance Code to determine the Highest Lawful Rate, Lender will utilize the weekly rate ceiling from time to time in effect as provided in such Chapter 303, as amended. To the extent United States federal law permits a greater amount of interest than is permitted under Texas law, Lender will rely on United States federal law instead of such Chapter 303, as amended, for the purpose of determining the Highest Lawful Rate. Additionally, to the extent permitted by applicable law now or hereafter in effect, Lender may, at Lender's option and from time to time, implement any other method of computing the maximum lawful rate under such Chapter 303, as amended, or under other applicable law by giving notice, if required, to Guarantor as provided by applicable law now or hereafter in effect. This Section will control all agreements between Guarantor and Lender.

      2. Reinstatement of Refunded Payments. If, for any reason, any payment to any Lender of any of the obligations guaranteed hereunder is required to be refunded by such Lender to Borrower, or paid or turned over to any other person, including, without limitation, by reason of the operation of bankruptcy, reorganization, receivership or insolvency laws or similar laws of general application relating to creditors' rights and remedies now or hereafter enacted, Guarantor agrees to pay the amount so required to be refunded, paid or turned over (the "Turnover Payment"), the obligations of Guarantor shall not be treated as having been discharged by the original payment to such Lender giving rise to the Turnover Payment, and this Guaranty shall be treated as having remained in full force and effect for any such Turnover Payment so made by such Lender, as well as for any amounts not theretofore paid to such Lender on account of such obligations.

      3. Rights of Lender to Deal with Collateral, Borrower and Other Persons. Guarantor hereby consents and agrees that Lender may at any time, and from time to time, without thereby releasing Guarantor from any liability hereunder and without notice to or further consent from Guarantor, either with or without consideration: release or surrender any lien or other security of any kind or nature whatsoever held by Lender or by any person, firm or corporation on Lender's behalf or for Lender's account (including Agent), securing any indebtedness or liability hereby guaranteed; substitute for any collateral so held by Lender, other collateral of like kind, or of any kind; modify the terms of the Note or the other Loan Documents; extend or renew the Note for any period; grant releases, compromises and indulgences with respect to the Note or the other Loan Documents and to any persons or entities now or hereafter liable thereunder or hereunder; release any other Guarantor, surety, endorser or accommodation party of the Note or any other Loan Documents; or take or fail to take any action of any type whatsoever. No such action which Lender shall take or fail to take in connection with the Note or the other Loan Documents, or any of them, or any security for the payment of the indebtedness of Borrower to Lender or for the performance of any obligations or undertakings of Borrower, nor any course of dealing with Borrower or any other person, shall release Guarantor's obligations hereunder, affect this Guaranty in any way or afford Guarantor any recourse against Lender. The provisions of this Guaranty shall extend and be applicable to all replacements, supplements, renewals, amendments, extensions, consolidations, restatements and modifications of the Note and the other Loan Documents, and any and all references herein to the Note and the other Loan Documents shall be deemed to include any such replacements, supplements, renewals, extensions, amendments, consolidations, restatements or modifications thereof. Without limiting the generality of the foregoing, Guarantor acknowledges the terms of Section 18.3 of the Credit Agreement and agrees that this Guaranty shall extend and be applicable to each new or replacement Note delivered by Borrower pursuant thereto.

      4. No Contest with Lender; Subordination. So long as any obligation hereby guaranteed remains unpaid or undischarged, Guarantor will not, by paying any sum recoverable hereunder (whether or not demanded by Lender) or by any means or on any other ground, claim any set-off or counterclaim against Borrower in respect of any liability of Guarantor to Borrower or, in proceedings under federal bankruptcy law or insolvency proceedings of any nature, prove in competition with Lender in respect of any payment hereunder or be entitled to have the benefit of any counterclaim or proof of claim or dividend or payment by or on behalf of Borrower or the benefit of any other security for any obligation hereby guaranteed which, now or hereafter, Lender may hold or in which Lender may have any share. Except as provided in the Contribution Agreement, Guarantor hereby expressly waives any right of contribution from or indemnity against Borrower, whether at law or in equity, arising from any payments made by Guarantor pursuant to the terms of this Guaranty, and Guarantor acknowledges that Guarantor has no right whatsoever to proceed against Borrower for reimbursement of any such payments. In connection with the foregoing, Guarantor expressly waives any and all rights of subrogation to Lender against Borrower, and Guarantor hereby waives any rights to enforce any remedy which Lender may have against Borrower and any rights to participate in any collateral for Borrower's obligations under the Loan Documents. Guarantor hereby subordinates any and all indebtedness of Borrower now or hereafter owed to Guarantor to all indebtedness of Borrower to Lender, and agrees with Lender that (a) Guarantor shall not demand or accept any payment from Borrower on account of such indebtedness; provided that, without modifying any limitations on Indebtedness in the Credit Agreement, Guarantor shall be entitled to receive and retain payments of indebtedness made from Borrower to Guarantor so long as no Default or Event of Default shall exist at the time of such payment and no Default or Event of Default shall occur as a result of any such payment, (b) Guarantor shall not claim any offset or other reduction of Guarantor's obligations hereunder because of any such indebtedness, and (c) Guarantor shall not take any action to obtain any interest in any of the security described in and encumbered by the Loan

Documents or any other assets of Borrower or any other guarantor or surety of the Obligations because of any such indebtedness; provided, however, that, if Agent so requests during the continuance of an Event of Default, such indebtedness shall be collected, enforced and received by Guarantor as trustee for Lender and be paid over to Agent for the benefit of Lender on account of the indebtedness of Borrower to Lender, but without reducing or affecting in any manner the liability of Guarantor under the other provisions of this Guaranty except to the extent the principal amount of such outstanding indebtedness shall have been reduced by such payment by Guarantor over to Agent on account of the indebtedness of Borrower to Lender guaranteed hereby.

      5. Waiver of Defenses. Guarantor hereby agrees that its obligations hereunder shall not be affected or impaired by, and hereby waives and agrees not to assert or take advantage of any defense based on:

            (a) any statute of limitations in any action hereunder or for the collection of the Note or for the payment or performance of any obligation hereby guaranteed;

            (b) the incapacity, lack of authority, death or disability of Borrower or any other person or entity, or the failure of Lender to file or enforce a claim against the estate (either in administration, bankruptcy or in any other proceeding) of Borrower or Guarantor or any other person or entity;

            (c) the dissolution or termination of existence of Borrower or Guarantor;

            (d) the voluntary or involuntary liquidation, sale or other disposition of all or substantially all of the assets of Borrower;

            (e) the voluntary or involuntary receivership, insolvency, bankruptcy, assignment for the benefit of creditors, reorganization, assignment, composition, or readjustment of, or any similar proceeding affecting, Borrower, Guarantor, or any of Guarantor's Subsidiaries or any of their respective properties or assets;

            (f) the damage, destruction, condemnation, foreclosure or surrender of all or any part of the Properties;

            (g) the failure of Lender to give notice of the existence, creation or incurring of any new or additional indebtedness or obligation of Borrower or of any action or nonaction on the part of any other person whomsoever in connection with any obligation hereby guaranteed;

            (h) any failure or delay of Lender to commence an action against Borrower or any other Person, to assert or enforce any remedies against Borrower under the Note or the other Loan Documents, or to realize upon any security;

            (i) any failure of any duty on the part of Lender to disclose to Guarantor any facts it may now or hereafter know regarding Borrower, the Properties or any of the improvements located thereon, or the Eligible Notes Receivable whether such facts materially increase the risk to Guarantor or not;

            (j) failure to accept or give notice of acceptance of this Guaranty by Lender;

            (k) failure to make or give notice of presentment and demand for payment of any of the indebtedness or performance of any of the obligations hereby guaranteed;

            (l) failure to make or give protest and notice of dishonor or of default to Guarantor or to any other party with respect to the indebtedness or performance of obligations hereby guaranteed;

            (m) any and all other notices whatsoever to which Guarantor might otherwise be entitled;

            (n) any lack of diligence by Lender in collection, protection or realization upon any collateral securing the payment of the indebtedness or performance of obligations hereby guaranteed;

            (o) the invalidity or unenforceability of the Note or any of the other Loan Documents;

            (p) the compromise, settlement, release or termination of any or all of the obligations of Borrower under the Note or the other Loan Documents;

            (q) any transfer by Borrower or any other Person of all or any part of the security, if any, encumbered by the Loan Documents;

            (r) the failure of Lender to perfect any security or to extend or renew the perfection of any security;

            (s) any defense of Borrower, including without limitation, the invalidity, illegality or unenforceability of any of the Obligations;

            (t) either with or without notice to Guarantor, any renewal, extension, modification, amendment or another changes in the Obligations, including but not limited to any material alteration of the terms of payment or performance of the Obligations; or

            (u) to the fullest extent permitted by law, any other legal, equitable or surety defenses whatsoever to which Guarantor might otherwise be entitled, it being the intention that the obligations of Guarantor hereunder are absolute, unconditional and irrevocable. This waiver includes, without limitation, Guarantor's express waiver of all rights pursuant to Rule 31 of the Texas Rules of Civil Procedure, Section 17.001 of the Texas Civil Practice and Remedies Code, Chapter 34 of the Texas Business and Commerce Code, and all amendments or recodifications of such laws. In addition, Guarantor hereby waives all rights under Sections 51.003, 51.004 and 51.005 of the Texas Property Code and any amendments or recodifications thereof.

      6. Guaranty of Payment and Performance and Not of Collection. This is a Guaranty of payment and performance and not of collection. The liability of Guarantor under this Guaranty shall be primary, direct and immediate and not conditional or contingent upon the pursuit of any remedies against Borrower or any other person, nor against securities or liens available to Lender, its successors, successors in title, endorsees or assigns. Guarantor hereby waives any right to require that an action be brought against Borrower or any other Person or to require that resort be had to any security or to any balance of any deposit account or credit on the books of Lender in favor of Borrower or any other Person.

      7. Rights and Remedies of Lender. If an Event of Default shall have occurred and be continuing, Agent shall have the right to enforce the rights, powers and remedies of Lender under this Guaranty and the other Loan Documents, in any order, and all rights, powers and remedies available to Lender in such event shall be nonexclusive and cumulative of all other rights, powers and remedies provided thereunder or hereunder or by law or in equity. Accordingly, Guarantor hereby authorizes and empowers Agent upon the occurrence and continuance of any Event of Default, at its sole discretion, and without notice to Guarantor, to exercise any right or remedy which Lender may have, including, but not limited to, judicial foreclosure, exercise of rights of power of sale, acceptance of a deed or assignment in lieu of foreclosure, appointment of a receiver to collect rents and profits, exercise of remedies against personal property, or enforcement of any assignment of leases, as to any collateral or security, whether real, personal or intangible. At any public or private sale of any security or collateral for any indebtedness or any part thereof guaranteed hereby, whether by foreclosure or otherwise, any Lender may, in its discretion, purchase all or any part of such security or collateral so sold or offered for sale for its own account and may apply against the amount bid therefor all or any part of the balance due it pursuant to the terms of the Note or the other Loan Documents without prejudice to Lender's remedies hereunder against Guarantor for deficiencies. If the indebtedness guaranteed hereby is partially paid by reason of the election of Lender to pursue any of the remedies available to Lender, or if such indebtedness is otherwise partially paid, this Guaranty shall nevertheless remain in full force and effect, and Guarantor shall remain liable for the entire balance of the indebtedness guaranteed hereby even though any rights which Guarantor may have against Borrower may be destroyed or diminished by the exercise of any such remedy.

      8. Application of Payments. Guarantor hereby authorizes Lender, without notice to Guarantor, to apply all payments and credits received from Borrower or from Guarantor and its Subsidiaries or realized from any security in such manner and in such priority as Agent in its sole judgment shall see fit to the indebtedness, obligation and undertakings which are the subject of this Guaranty.

      9. Business Failure, Bankruptcy or Insolvency. In the event of the business failure of Guarantor or if there shall be pending any bankruptcy or insolvency case or proceeding with respect to Guarantor under federal bankruptcy law or any other applicable law or in connection with the insolvency of Guarantor, or if a liquidator, receiver, or trustee shall have been appointed for Guarantor or Guarantor's properties or assets, Agent on behalf of Lender may file such proofs of claim and other papers or documents as may be necessary or advisable in order to have the claims of Lender allowed in any proceedings relative to Guarantor, or any of Guarantor's properties or assets, and, irrespective of whether the indebtedness or other obligations of Borrower guaranteed hereby shall then be due and payable, by declaration or otherwise, Agent on behalf of Lender shall be entitled and empowered to file and prove a claim for the whole amount of any sums or sums owing with respect to the indebtedness or other obligations of Borrower guaranteed hereby, and to collect and receive any moneys or other property payable or deliverable on any such claim. Guarantor covenants and agrees that upon the commencement of a voluntary or involuntary bankruptcy proceeding by or against Borrower, Guarantor shall not seek a supplemental stay or otherwise pursuant to 11 U.S.C. Section 105 or any other provision of the Bankruptcy Code or any other debtor relief law (whether statutory, common law, case law, or otherwise) of any jurisdiction whatsoever, now or hereafter in effect, which may be or become applicable, to stay, interdict, condition, reduce or inhibit the ability of Agent to enforce any rights of Lender against Guarantor by virtue of this Guaranty or otherwise.

      10. Financial Statements and Other Information. Guarantor hereby represents and warrants to Lenders that all financial statements of the Borrower, Guarantor, Crescent REIT and their respective Subsidiaries heretofore delivered by Guarantor to Lenders have been prepared in accordance with generally accepted accounting principles and fairly present the respective financial condition of the Borrower, Guarantor, Crescent REIT and their respective Subsidiaries as of such dates and the results of the operations of the Borrower, the Guarantor, Crescent REIT and their respective Subsidiaries for such periods. There are no liabilities, contingent or otherwise, of the Borrower, Guarantor, Crescent REIT or any of their respective Subsidiaries required by generally accepted accounting principles to be shown on a balance sheet prepared in accordance with generally accepted accounting principles involving material amounts in such financial statements (including the related notes thereto). Guarantor hereby further represents and warrants to Lenders that since the Balance Sheet Date, there has occurred no event or circumstance that has had or could reasonably be expected to have a Material Adverse Effect. Guarantor hereby agrees that until all indebtedness guaranteed hereby has been completely repaid and all obligations and undertakings of Borrower under, by reason of, or pursuant to the Notes and the other Loan Documents have been completely performed and no Lender has any further obligation to make Loans or issue Letters of Credit, Guarantor will deliver to Agent on behalf of Lenders:

            (a) as soon as practicable and in any event within 105 days after the end of each fiscal year of Guarantor, the audited consolidated balance sheet of Guarantor and its Subsidiaries as of the end of such year, and the related audited consolidated statements of income, statement of changes in capital and statement of cash flows for such year, each setting forth in comparative form the figures for the previous fiscal year and all such statements to be in reasonable detail, prepared in accordance with generally accepted accounting principles, and accompanied by an auditor's report prepared without qualification by Ernst & Young or by another nationally recognized accounting firm, the Form 10-K filed by Guarantor with the SEC (unless the SEC has approved an extension, in which event Guarantor will deliver to Agent a copy of the Form 10-K simultaneously with delivery to the SEC), and any other information the Lender reasonably may request to complete a financial analysis of Guarantor and its Subsidiaries, together with a written statement from such accountants to the effect that they have read a copy of this Guaranty and the Credit Agreement, and that, in making the examination necessary to said certification, they have obtained no knowledge of any Default or Event of Default under this Guaranty or the Credit Agreement, or, if such accountants shall have obtained knowledge of any then existing Default or Event of Default they shall disclose in such statement any such Default or Event of Default; provided that such accountants shall not be liable to Lender for failure to obtain knowledge of any Default or Event of Default;

            (b) as soon as practicable and in any event within 45 days after the end of each fiscal quarter of Guarantor (other than the fourth fiscal quarter in each year so long as a Form 10-K is filed by Guarantor with the SEC as required above), copies of the Form 10-Q filed by Guarantor with the SEC (unless the SEC has approved an extension in which event Guarantor will deliver such copies of the Form 10-Q to Agent simultaneously with delivery to the SEC), or if no Form 10-Q is required to be filed with the SEC, copies of the unaudited consolidated balance sheet of Guarantor and its Subsidiaries as of the end of such quarter (including the fourth fiscal quarter in each year), and the related unaudited consolidated statement of income, statement of changes in capital and statement of cash flows for the portion of Guarantor's fiscal year then elapsed, all in reasonable detail and prepared in accordance with generally accepted accounting principles, together with a certification by an Authorized Officer of Guarantor that the information contained in such financial statements fairly presents the financial position of Guarantor and its Subsidiaries on the date thereof (subject to year end adjustment);

            (c) contemporaneously with the delivery of the financial statements referred to in clause (a) above, a statement of all contingent liabilities included in Indebtedness (or which could be included upon the occurrence of some event or circumstance) of Guarantor and its Subsidiaries which are not reflected in such financial statements or referred to in the notes thereto (including, without limitation, all guarantees, endorsements and other contingent obligations in respect of indebtedness of others, and obligations to reimburse the issuer in respect of any letters of credit), a statement of projected sources and uses of funds and a statement of projected cash flows of Guarantor and its Subsidiaries for the current fiscal year, all in reasonable detail and certified by an Authorized Officer of Guarantor;

            (d) simultaneously with the delivery of the financial statements referred to in subsections (a) and (b) above, and at such other times as may be required by the Credit Agreement, a statement (a "Compliance Certificate") certified by an Authorized Officer of the Guarantor in the form of Exhibit A hereto setting forth in reasonable detail computations evidencing compliance with the covenants contained in this Guaranty, and (if applicable) reconciliations to reflect changes in generally accepted accounting principles since the Balance Sheet Date;

            (e) [INTENTIONALLY OMITTED];

            (f) promptly upon becoming aware thereof, written notice from Guarantor of any event or condition which has had or could reasonably be expected to have a Material Adverse Effect (including but not limited to, litigation commenced or threatened in writing against Guarantor, judgments rendered against Guarantor, liens filed against any property of Guarantor, defaults claimed under indebtedness for borrowed money for which Guarantor is primarily or secondarily liable, in each case which has had or could reasonably be expected to have a Material Adverse Effect, or any bankruptcy, insolvency or trustee or receivership proceedings commenced against Guarantor), such notice to specify the nature and the period of existence of such event or condition, the anticipated effect thereof, and what action Guarantor is taking or proposes to take with respect thereto;

            (g) not later than five (5) Business Days after Guarantor receives notice of the same from either of the Rating Agencies or otherwise learns of the same, notice of the issuance of any change in the rating by either of the Rating Agencies in respect of any debt of Guarantor, together with the details thereof, and of any announcement by either of the Rating Agencies that any such rating is "under review" or that any such rating has been placed on a watch list or that any similar action has been taken by either of the Rating Agencies (collectively a "Rating Notice"); and

            (h) with reasonable promptness, such other information respecting the business, operations, assets, liabilities and financial condition of Guarantor or its Subsidiaries as Agent or the Requisite Banks may from time to time reasonably request;

provided that any such material may be delivered electronically directly to Agent provided that such material is in a format reasonably acceptable to Agent, and such material shall be deemed to have been delivered to Agent upon Agent's receipt thereof. Upon the request of Agent, Guarantor shall deliver paper copies thereof to Agent.

      Guarantor will permit any officer designated by Lender, at Guarantor's expense, to examine the records and books of account of Guarantor (and to make copies thereof and extracts therefrom) and to discuss the affairs, finances and accounts of Guarantor with, and to be advised as to the same by, its officers, all at such reasonable times and intervals Lender may reasonably request. Lender shall use good faith efforts to coordinate such visits and inspections so as to minimize the interference with and disruption to the normal business operations of Guarantor. From and after the occurrence of an Event of Default which is continuing, Guarantor shall bear the costs and expenses incurred by Agent or its representatives in conducting such visits or inspections.

      11. Covenants of Guarantor. Guarantor hereby covenants and agrees with Lender that until all indebtedness guaranteed hereby has been completely repaid and all obligations and undertakings of Borrower under, by reason of, or pursuant to the Note and the other Loan Documents have been completely performed and Lender has no further obligation to make Loans or issue Letters of Credit:

            (a) [Intentionally omitted];

            (b) Guarantor will operate its business substantially as described in the 10-K Report and in compliance with the terms and conditions of this Guaranty and the Credit Agreement;

            (c) Intentionally omitted];

            (d) Intentionally omitted];

            (e) Intentionally omitted];

            (f) Guarantor will keep, and will cause each of its Subsidiaries to keep, complete, proper and accurate records and books of account in which full, true and correct entries will be made in accordance with generally accepted accounting principles and will maintain adequate accounts and reserves for all taxes (including income taxes), all depreciation, depletion, and amortization of its properties and the properties of its Subsidiaries, all other contingencies, and all other proper reserve. Guarantor will not, except as required by generally accepted accounting principles or as required to improve internal controls over financial reporting or otherwise as required to comply with the Sarbanes-Oxley Act of 2002 or as otherwise permitted with the prior written consent of the Requisite Banks, make any material changes to the accounting procedures used by it in preparing the financial statements and other information described in Paragraph 10 above (Guarantor acknowledging and agreeing that this provision is subject to the terms of Section 1.2 of the Credit Agreement, and Guarantor agrees to be bound thereby);

            (g) Guarantor will not, and will not permit any of its Subsidiaries to, become a party to any merger, consolidation or other business combination, except (A) the merger or consolidation of one or more of the Subsidiaries of Guarantor (other than Borrower or a Subsidiary Guarantor) with and into Guarantor, (B) the merger or consolidation of two or more Subsidiaries of Guarantor (other than Borrower or a Subsidiary Guarantor), or (C) any Permitted Acquisition;

            (h) Guarantor will not, and will not permit any of its Subsidiaries to, sell, assign, lease or dispose of all or substantially all of their respective businesses or assets (whether now owned or hereafter acquired), either in a single transaction or in a series of transactions, or to enter into any agreement to do any of the foregoing, or sell, transfer or otherwise dispose of any asset other than for fair market value (except in any such case in connection with a transfer by a Subsidiary of Guarantor (other than Borrower or any Subsidiary Guarantor) to another Subsidiary of Guarantor); provided, however, that a Subsidiary of Guarantor, other than Borrower or any Subsidiary Guarantor, may do any of the foregoing provided that the same could not reasonably be expected to result in a Material Adverse Effect and no Default or Event of Default shall arise as a result thereof);

            (i) Guarantor shall not at any time permit or suffer (i) the failure of Guarantor to be the sole member of the sole general partner of Borrower or the failure of Borrower or the Subsidiary Guarantor (other than with respect to the minority limited partnership interest in SMA held by outside limited partners with respect to Crescent Spectrum Center as of the date hereof) to be wholly-owned and controlled direct or indirect Subsidiaries of Guarantor; or
(ii) the pledge or encumbrance of any direct or indirect ownership interest in Borrower, General Partner or the Subsidiary Guarantor; or (iii) the occurrence of a Change of Control;

            (j) [intentionally omitted];

            (k) Guarantor will be self-directed and will not retain or otherwise rely on any other Person to make its investment decisions, provided that Borrower and Guarantor shall not be prohibited from consulting with investment bankers and other advisors in the conduct of its business;

            (l) Guarantor shall cause all of its Subsidiaries to promptly distribute to Guarantor (but not less frequently than once each fiscal quarter of Guarantor), whether in the form of dividends, Distributions or otherwise, all profits, proceeds or other income relating to or arising from such Subsidiaries' use, operation, financing, refinancing, sale or other disposition of their respective assets and properties after (a) the payment by each Subsidiary of its Debt Service, operating expenses and other obligations for such quarter and (b) the establishment of reasonable reserves to fund the operations of such Subsidiary; provided that, notwithstanding the foregoing, Guarantor shall enforce its rights at law and in equity to receive Distributions from Subsidiaries of Guarantor in which Guarantor owns less than a majority (by number of votes or controlling interests) of the outstanding Voting Interests as required to meet its obligations under the Loan Documents or to prevent the occurrence of any event which could reasonably be expected to result in a Material Adverse Effect;

            (m) In the event that a Default under Section 12.1(a) or (b) of the Credit Agreement or an Event of Default shall have occurred and be continuing, Guarantor shall make no Distributions other than Distributions to Crescent REIT in an amount equal to the minimum Distributions required under the Code or the laws of the State of Texas to maintain REIT Status of Crescent REIT, as evidenced by a certification of an Authorized Officer of Guarantor containing calculations in reasonable detail satisfactory in form and substance to Agent;

            (n) Guarantor will cooperate with Lender and execute such further instruments and documents as Agent shall reasonably request to carry out to Agent's satisfaction the transactions contemplated by this Guaranty and the other Loan Documents;

            (o) Guarantor will not permit the ratio of the Consolidated Total Indebtedness of Guarantor and its Subsidiaries to the Consolidated Total Assets of Guarantor and its Subsidiaries to exceed .60 to 1;

            (p) Guarantor will not permit the ratio of (i) the sum of (A) the Consolidated Total Indebtedness of Guarantor and its Subsidiaries plus (B) Crescent OP's Share of UJV Combined Outstanding Indebtedness to (ii) the Capitalization Value - Crescent OP to exceed .70 to 1;

            (q) Guarantor will not permit the ratio of the Secured Indebtedness of Guarantor and its Subsidiaries to the Consolidated Total Assets of Guarantor and its Subsidiaries to exceed .40 to 1;

            (r) Guarantor will not permit its Consolidated Tangible Net Worth to be less than the sum of (i) $1,750,000,000.00 plus (ii) ninety percent (90%) of the aggregate net proceeds received by Guarantor or Crescent REIT after the date hereof in connection with any Equity Offering to any other Person (except to the extent of proceeds of any such Equity Offering which are used to retire an existing issue of preferred equity of Crescent REIT or Guarantor);

            (s) Guarantor will not permit the Consolidated EBITDA of Guarantor and its Subsidiaries for the Test Period to be less than 1.75 times the Interest Incurred of Guarantor and its Subsidiaries for the Test Period. Consolidated EBITDA and Interest Incurred shall be adjusted in the best good-faith estimate of Guarantor to give effect to the acquisition or disposition of assets and the incurrence or repayment of Indebtedness or other items included within the definition of Interest Incurred with the Test Period;

            (t) Guarantor will not permit the Consolidated EBITDA of Guarantor and its Subsidiaries for the Test Period to be less than 1.3 times the Fixed Charges of Guarantor and its Subsidiaries for the Test Period;

            (u) (i) Guarantor shall not pay any Distribution to the partners of Guarantor except as follows (provided that such Distributions shall in each case be subject to subparagraph (m) above):

                  (A) for any calendar quarter through and including the calendar quarter ending December 31, 2005, (1) the Preferred Distributions payable during such period plus (2) Distributions to Crescent REIT to enable Crescent REIT to pay a Distribution on its issued and outstanding common stock (excluding any such common stock held by Crescent REIT, Guarantor or any Affiliate thereof, other than individual holders and their Affiliates that are not otherwise Affiliates of Crescent REIT or Guarantor); provided that in no event shall the Distributions paid pursuant to this clause (u)(i)(A)(2) for such calendar quarter and the three (3) preceding calendar quarters exceed the sum of One Dollar and Fifty Cents ($1.50) per such share; and

                  (B) for the calendar quarter ending March 31, 2006 and each calendar quarter thereafter, Guarantor shall not pay any Distribution to the partners of Guarantor which for any period of four (4) successive calendar quarters is in excess of the sum of (1) ninety-five percent (95%) of its Funds from Operations for such calendar quarters plus (B) the cash flow received by Guarantor or its Subsidiaries in excess of the Net Income of Guarantor in each case attributable to Guarantor's residential development business segment for such calendar quarters; provided that the limitation contained in this subparagraph (u)(i)(B) shall not preclude Guarantor from making Distributions to Crescent REIT in an amount equal to the minimum distributions required under the Code to maintain the REIT Status of Crescent REIT, as evidenced by a certification of the principal financial or accounting officer of Guarantor containing calculations in detail reasonably satisfactory in form and substance to the Lender; and

            (ii) Notwithstanding anything to the contrary contained in this Guaranty, Guarantor may, (A) make the COPI Share Issuance, and (B) subject to the limitations set forth in this Guaranty or any of the other Loan Documents (including, specifically, but without limitation, those contained in Section 11(u) of this Guaranty), make Distributions in order to enable Crescent REIT, Guarantor and each of their respective Subsidiaries (collectively, the "Repurchase Parties") to repurchase up to an aggregate of $125,000,000.00 of equity securities of Crescent REIT, provided that such Distributions to repurchase such equity securities shall only be made in the event that (1) no Event of Default shall have occurred and be continuing on the date of any such repurchase, (2) no Default or Event of Default shall occur as a result of any such repurchase, and (3) none of the Repurchase Parties shall be permitted to repurchase any equity securities of Crescent REIT except as permitted by this
Section 11(u). Any Distributions made to Crescent REIT from Guarantor or otherwise to enable Crescent REIT to acquire shares of equity securities of Crescent REIT from Guarantor or any other Repurchase Party, which equity securities have been previously purchased from public shareholders and are to be retired by Crescent REIT, shall not be double-counted for the purposes of this
Section 11(u), provided that an amount equal to the amount of such Distributions to Crescent REIT to repurchase and retire such equity securities from such Repurchase Party is used to satisfy obligations owed by a Repurchase Party to Guarantor or one of its Subsidiaries or is otherwise repaid to Guarantor or one of its Subsidiaries in connection therewith. Guarantor covenants and agrees that simultaneously with the delivery of the financial statements required to be delivered to Agent pursuant Section 10(b) hereof, Guarantor shall deliver to Agent a certification from an Authorized Officer of Guarantor stating that Guarantor is in compliance with this Section 11(u) together with such documentation and computations as Agent shall require evidencing such compliance. Notwithstanding anything to the contrary contained herein, the making of Distributions by any of the Repurchase Parties in connection with any repurchases of equity securities of Crescent REIT by any of the Repurchase Parties shall be limited only by the provisions of this Section 11(u).

            (v) Guarantor will not permit more than thirty percent (30%) of its Consolidated Total Indebtedness to be Variable Rate Debt that is not hedged by an interest rate cap, swap, collar or similar agreement providing interest rate protection reasonably satisfactory to Agent;

            (w) Guarantor will not modify, amend or terminate Section 7.5 of the Third Amended and Restated Agreement of Limited Partnership of Crescent Real Estate Equities Limited Partnership dated as of November 1, 1997, as amended through the date of this Agreement; and

            (x) Guarantor will comply with any and all covenants applicable to Guarantor set forth in the Credit Agreement.

      12. Rights of Set-off. Regardless of the adequacy of any collateral or other means of obtaining repayment, during the continuance of any Event of Default, any deposits (general or specific, time or demand, provisional or final, regardless of currency, maturity, or the branch of where such deposits are held) or other sums credited by or due from any of Lenders to the Guarantor and any securities or other property of Guarantor in the possession of such Lender may be applied to or set off against the payment of the obligations guaranteed pursuant to this Guaranty and any and all other liabilities, direct, or indirect, absolute or contingent, due or to become due, now existing or hereafter arising, of the Guarantor to such Lender.

      13. Changes in Writing; No Revocation. This Guaranty may not be changed orally, and no obligation of Guarantor can be released or waived by Lender except as provided in Section 27 of the Credit Agreement. This Guaranty shall be irrevocable by Guarantor until all indebtedness guaranteed hereby has been completely repaid and all obligations and undertakings of Borrower under, by reason of, or pursuant to the Note and the Loan Documents have been completely performed and Borrower has no further right to receive Loans or obtain Letters of Credit.

      14. Notices. All notices, demands or requests provided for or permitted to be given pursuant to this Guaranty (hereinafter in this paragraph referred to as "Notice") must be in writing and shall be deemed to have been properly given or served by personal delivery or by sending same by overnight courier or by depositing the same in the United States mail, postpaid and registered or certified, return receipt requested, at the addresses set forth below, and effective as provided below. Each Notice shall be effective upon being delivered personally or upon being sent by overnight courier or upon being deposited in the United States Mail as aforesaid. The time period in which a response to any such Notice must be given or any action taken with respect thereto, however, shall commence to run from the date of receipt if personally delivered or sent by overnight courier or, if so deposited in the United States Mail, on the date of receipt as disclosed on the return receipt. Rejection or other refusal to accept or the inability to deliver because of changed address of which no Notice was given shall be deemed to be receipt of the Notice sent. By giving at least five (5) Business Days prior Notice thereof, Guarantor or Lender shall have the right from time to time and at any time during the term of this Guaranty to change their respective addresses and each shall have the right to specify as its address any other address within the United States of America. For the purposes of this Guaranty:

      The address of Lender is:

           KeyBank National Association, as Agent
           1200 Abernathy Road, N.E., Suite 1550
           Atlanta, Georgia  30328

           Attn:  Daniel Stegemoeller

      with a copy to:

           KeyBank National Association, as Agent
           1200 Abernathy Road, N.E., Suite 1550
           Atlanta, Georgia  30328
           Attn:    Douglas E. Frazer

      The address of Guarantor is:

           Crescent Real Estate Equities Limited Partnership
           777 Main Street, Suite 2100
           Fort Worth, Texas  76102
           Attn: Christopher T. Porter

      with a copy to:

           Crescent Real Estate Equities Limited Partnership
           777 Main Street, Suite 2100
           Fort Worth, Texas  76102
           Attn:    David Dean, Esq.
           Senior Vice President - Law

      and with a copy to:

           Shaw Pittman LLP
           2300 N Street, NW
           Washington, DC 20037
           Attn:  William L. Horton, Jr.

      15. Governing Law. THIS GUARANTY AND THE OBLIGATIONS OF GUARANTOR HEREUNDER SHALL BE GOVERNED BY AND INTERPRETED AND DETERMINED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS (EXCLUDING THE LAWS APPLICABLE TO CONFLICTS OR CHOICE OF LAW).

      16. CONSENT TO JURISDICTION; WAIVERS. GUARANTOR HEREBY IRREVOCABLY AND UNCONDITIONALLY (A) SUBMITS TO PERSONAL JURISDICTION IN THE STATE OF TEXAS OVER ANY SUIT, ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS GUARANTY, AND
(B) WAIVES ANY AND ALL PERSONAL RIGHTS UNDER THE LAWS OF ANY STATE (I) TO THE RIGHT, IF ANY, TO TRIAL BY JURY (LENDER HAVING ALSO WAIVED SUCH RIGHT TO TRIAL BY JURY), (II) TO OBJECT TO JURISDICTION WITHIN THE STATE OF TEXAS OR VENUE IN ANY PARTICULAR FORUM WITHIN THE STATE OF TEXAS, AND (III) TO THE RIGHT, IF ANY, TO CLAIM OR RECOVER ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES OR ANY DAMAGES OTHER THAN ACTUAL DAMAGES. GUARANTOR AGREES THAT, IN ADDITION TO ANY METHODS OF SERVICE OF PROCESS PROVIDED FOR UNDER APPLICABLE LAW,

ALL SERVICE OF PROCESS IN ANY SUCH SUIT, ACTION OR PROCEEDING MAY BE MADE BY CERTIFIED OR REGISTERED MAIL, RETURN RECEIPT REQUESTED, DIRECTED TO GUARANTOR AT THE ADDRESS SET FORTH IN PARAGRAPH 14 ABOVE, AND SERVICE SO MADE SHALL BE DEEMED RECEIVED AS PROVIDED FOR THE EFFECTIVENESS OF DELIVERY OF NOTICES PURSUANT TO PARAGRAPH 14 ABOVE. NOTHING CONTAINED HEREIN, HOWEVER, SHALL PREVENT LENDER FROM BRINGING ANY SUIT, ACTION OR PROCEEDING OR EXERCISING ANY RIGHTS AGAINST ANY SECURITY AND AGAINST GUARANTOR PERSONALLY, AND AGAINST ANY PROPERTY OF GUARANTOR, WITHIN ANY OTHER STATE. INITIATING SUCH SUIT, ACTION OR PROCEEDING OR TAKING SUCH ACTION IN ANY STATE SHALL IN NO EVENT CONSTITUTE A WAIVER OF THE AGREEMENT CONTAINED HEREIN THAT THE LAWS OF THE STATE OF TEXAS SHALL GOVERN THE RIGHTS AND OBLIGATIONS OF GUARANTOR AND LENDER HEREUNDER OR OF THE SUBMISSION HEREIN MADE BY GUARANTOR TO PERSONAL JURISDICTION WITHIN THE STATE OF TEXAS. GUARANTOR HEREBY WAIVES ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE VENUE OF ANY SUCH SUIT OR ANY SUCH COURT OR THAT SUCH SUIT IS BROUGHT IN AN INCONVENIENT COURT. GUARANTOR CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY LENDER HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH LENDER WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVERS AND ACKNOWLEDGES THAT EACH LENDER HAS BEEN INDUCED TO ENTER INTO THIS GUARANTY AND THE OTHER LOAN DOCUMENTS TO WHICH SUCH LENDER IS A PARTY BY, AMONG OTHER THINGS, THE WAIVERS AND CERTIFICATIONS CONTAINED IN THIS PARAGRAPH 16. GUARANTOR ACKNOWLEDGES THAT IT HAS HAD AN OPPORTUNITY TO REVIEW THIS PARAGRAPH 16 WITH ITS LEGAL COUNSEL AND THAT GUARANTOR AGREES TO THE FOREGOING AS ITS FREE, KNOWING AND VOLUNTARY ACT

      17. Successors and Assigns. The provisions of this Guaranty shall be binding upon Guarantor and its heirs, successors, successors in title, legal representatives, and assigns, and shall inure to the benefit of Lender, its successors, successors in title, legal representatives and assigns.

      18. Assignment by Lender. This Guaranty is assignable by Lender in whole or in part in conjunction with any assignment of the Note or portions thereof pursuant to Section 18 of the Credit Agreement, and any assignment hereof or any transfer or assignment of the Note or portions thereof by Lender shall operate to vest in any such assignee the rights and powers, in whole or in part, as appropriate, herein conferred upon and granted to Lender.

      19. Severability. If any term or provision of this Guaranty shall be determined to be illegal or unenforceable, all other terms and provisions hereof shall nevertheless remain effective and shall be enforced to the fullest extent permitted by law.

      20. Disclosure. Guarantor agrees that Lender may disclose information obtained by Lender pursuant to this Guaranty to assignees or participants and potential assignees or participants hereunder, subject to the terms of Section 32 of the Credit Agreement.

      21. No Unwritten Agreements. THIS GUARANTY REPRESENTS THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY

EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

      22. Time of the Essence. Time is of the essence with respect to each and every covenant, agreement and obligation of Guarantor under this Guaranty.

      23. Ratification. Guarantor does hereby restate, reaffirm and ratify each and every warranty and representation regarding Guarantor or its Subsidiaries set forth in the Credit Agreement as if the same were more fully set forth herein.

      24. Limitation on Liability. NO OBLIGATION OR LIABILITY WHATSOEVER OF THE GUARANTOR WHICH MAY ARISE AT ANY TIME UNDER THIS GUARANTY SHALL BE PERSONALLY BINDING UPON, NOR SHALL RESORT FOR THE ENFORCEMENT THEREOF BE HAD TO, THE PRIVATE PROPERTY OF ANY OF THE GUARANTOR'S PARTNERS REGARDLESS OF WHETHER SUCH OBLIGATION OR LIABILITY IS IN THE NATURE OF CONTRACT, TORT OR OTHERWISE. NOTHING HEREIN SHALL DIMINISH OR IMPAIR THE RIGHTS OF LENDER AND THE BANKS TO PURSUE ANY REMEDY AGAINST ANY ASSETS OF THE GUARANTOR.

      25. No Assignment by Guarantor. The Guarantor shall not assign or transfer any of its rights or obligations under this Guaranty or any of the Loan Documents without the prior written consent of each of the Banks.

      26. Corporate Separateness. Lender and all other direct and indirect beneficiaries of this Guaranty, by accepting the benefits provided in this Guaranty, agree that Guarantor, Subsidiary Guarantor, Borrower and General Partner are separate and distinct legal entities, with separate and distinct credit.

      27. Acknowledgment. GUARANTOR ACKNOWLEDGES THAT THE OBLIGATIONS GUARANTEED HEREUNDER INCLUDE THE OBLIGATION OF THE BORROWER TO INDEMNIFY THE LENDER, AS SET FORTH IN THE LOAN AGREEMENT, AND THAT SUCH OBLIGATIONS INCLUDE INDEMNIFICATION IN THE EVENT OF THE LENDER'S OWN ORDINARY NEGLIGENCE.

                      [SIGNATURES BEGIN ON FOLLOWING PAGE]

      IN WITNESS WHEREOF, Guarantor has executed this Guaranty under seal as of the 8th day of February, 2005.

                                CRESCENT REAL ESTATE EQUITIES
                                LIMITED PARTNERSHIP, a Delaware limited
                                partnership, by its sole general partner

                                By: Crescent Real Estate Equities, Ltd., a
                                    Delaware corporation

                                    By: /s/ Christopher T. Porter
                                        ----------------------------------------
                                    Name: Christopher T. Porter
                                    Title: Senior Vice President & Treasurer

STATE OF     Texas



COUNTY OF    Tarrant

      This instrument was acknowledged before me on January 31st, 2005, by Christopher T. Porter, the SVP and Treasurer of Crescent Real Estate Equities Ltd., a Delaware corporation, on behalf of said corporation as the sole general partner of Crescent Real Estate Equities Limited Partnership.

                                    /s/ Leslie Elaine Balboa
                                    -------------------------
                                    Notary Public, in and for
                  (SEAL)            THE STATE OF  Texas

                                    My Commission Expires: 06/07/07

      Lender joins in the execution of this Guaranty for the sole and limited purpose of evidencing its agreement to waiver of the right to trial by jury contained in Section 16(B)(I) hereof and Section 25 of the Credit Agreement.

                                    KEYBANK NATIONAL ASSOCIATION, as
                                    Agent for Lender

                                    By: /s/ Daniel P. Stegemoeller
                                       -----------------------------
                                    Name: Daniel P. Stegemoeller
                                    Title: Vice President

                                   EXHIBIT A

                   FORM OF GUARANTOR'S COMPLIANCE CERTIFICATE


     The foregoing exhibit has been omitted and will be furnished to the Commission upon request.